UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

City Holding Company

(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	55-0619957 (I.R.S. Employer Identification No.)

25 Gatewater Road

Charleston, West Virginia 25313

(304) 769-1100

(Address, including ZIP Code, and telephone number,

including area code of registrant’s principal executive offices)

Charles R. Hageboeck

City Holding Company

25 Gatewater Road

Charleston, West Virginia 25313

Telephone (304) 769-1100

Telecopier (304) 769-1111

(Name, address, including ZIP Code and telephone number,

including area code, of agent for service)

Copies to:

Claudia V. Swhier, Esq. Barnes & Thornburg LLP 11 S. Meridian Street Indianapolis, IN 46204 Telephone (317) 231-7231 Telecopier (317) 231-7433	Kip A. Weissman, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Telephone (202) 274-2029 Telecopier (202) 362-2902

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon the effective time of the merger of Classic Bancshares, Inc. with and into Registrant pursuant to the Agreement and Plan of Reorganization described in the enclosed proxy statement/prospectus included in Part I of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed Maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $2.50 par value	1,614,728	$31.80	$51,354,121	$6,044.38

(1)	Represents the maximum number of shares of common stock of City Holding Company estimated to be issued upon consummation of the merger contemplated by the Agreement and Plan of Reorganization dated December 29, 2004, among City Holding Company, Classic Bancshares, Inc., City National Bank of West Virginia, and Classic Bank, including shares that may be issued in exchange for shares of Classic Bancshares, Inc. pursuant to stock options for 79,496 shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f) of the Securities Act of 1933, as amended, based on the average of the bid and asked prices of Classic Bancshares, Inc.’s 1,598,318 outstanding shares of common stock and 188,931 shares of common stock subject to outstanding stock options on March 9, 2005 ($41.09), less the amount of cash to be paid by City Holding Company to the shareholders of Classic Bancshares, Inc. ($22,083,940).

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

CLASSIC BANCSHARES, INC.

344 Seventeenth Street

Ashland, Kentucky 41101

(606) 326-2800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY     , 2005

To the Shareholders of Classic Bancshares, Inc.:

We will hold a special meeting of the shareholders of Classic Bancshares, Inc. (“Classic”) on May     , 2005, at 4:00 p.m., local time, at Park Place (formerly the AEP Kentucky headquarters building), located on the corner of 17th Street and Central Avenue, Ashland, Kentucky to consider and vote upon:

1. Merger Proposal. To approve and adopt the Agreement and Plan of Reorganization dated December 29, 2004 (the “Merger Agreement”), by and among Classic, City Holding Company (“City Holding”), City National Bank of West Virginia (“City National”), a wholly-owned subsidiary of City Holding, and Classic Bank, a wholly-owned subsidiary of Classic, and the related merger of Classic with and into City Holding. Under the Merger Agreement, upon the completion of the transaction, shareholders of Classic will have the right to receive 0.9624 shares of City Holding common stock and $11.08 in cash for each share of Classic common stock owned by them.

2. Adjournment. To approve a proposal to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

3. Other Matters. To vote upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any such other matters.

The Boards of Directors of Classic and City Holding have unanimously approved the agreement to merge Classic with and into City Holding. Among other conditions, the merger must also be approved and adopted at the special meeting of Classic’s shareholders by the affirmative vote of at least a majority of the outstanding shares of Classic common stock. Only shareholders of Classic as of the close of business on March     , 2005, may vote at the special meeting. The attached proxy statement/prospectus gives you detailed information about the merger and the other proposals and includes a copy of the Agreement and Plan of Reorganization as Annex A. You should read these documents carefully.

You are entitled to assert dissenters’ rights as set forth in Section 262 of the Delaware General Corporation Law, the text of which is included in the attached proxy statement/prospectus as Annex C. For a discussion of the procedures to be followed in asserting those dissenters’ rights, please refer to the section entitled “Rights of Dissenting Shareholders” in the attached proxy statement/prospectus.

Whether or not you plan to attend the special meeting in person, we urge you to date, sign and return promptly the enclosed proxy card in the accompanying envelope. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors

David B. Barbour, President and Chief Executive Officer

Ashland, Kentucky

                    , 2005

PROXY STATEMENT FOR THE SPECIAL MEETING OF

SHAREHOLDERS OF CLASSIC BANCSHARES, INC.

and

PROSPECTUS OF

CITY HOLDING COMPANY

The boards of directors of Classic Bancshares, Inc. (“Classic”) and City Holding Company (“City Holding”) have unanimously approved an agreement to merge Classic with and into City Holding. If the merger is approved and adopted by the shareholders of Classic and all other closing conditions are satisfied, each shareholder of Classic will receive 0.9624 shares of City Holding common stock, $2.50 par value per share, and $11.08 in cash for each share of Classic common stock, $.01 par value per share, owned before the merger. Each Classic shareholder will also receive cash in lieu of any fractional shares of City Holding common stock that such shareholder would otherwise receive in the merger, based on the average of the per share closing prices of a share of City Holding common stock as reported on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day prior to the effective date of the merger (“City Holding Average Stock Price”). The Board of Directors of both Classic and City Holding believe that the merger is in the best interests of City Holding, Classic, and their respective shareholders.

This document is a proxy statement that Classic is using to solicit proxies for use at its special shareholder meeting to be held to vote on the merger. It is also a prospectus relating to City Holding’s issuance of up to 1,614,728 shares of City Holding common stock in connection with the merger.

City Holding common stock is listed for quotation on the Nasdaq National Market under the symbol “CHCO.” The closing price of a share of City Holding common stock on                     , 2005, was $             per share.

Classic common stock is listed for quotation on the Nasdaq SmallCap Market under the symbol “CLAS.” The closing price of a share of Classic common stock on                     , 2005, was $             per share.

For a description of certain significant considerations in connection with the merger and related matters described in this document, see “Risk Factors” beginning on page 20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The shares of City Holding common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is                     , 2005, and it

is first being mailed to shareholders on or about                     , 2005.

HOW TO OBTAIN INCORPORATED INFORMATION

This proxy statement/prospectus incorporates important business and financial information about City Holding and Classic that is not included in or delivered with this proxy statement/prospectus. This information is available without charge to shareholders upon written or oral request made to:

For City Holding:	Victoria A. Evans
City Holding Company
25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100

For Classic:	David B. Barbour
Classic Bancshares, Inc.
344 Seventeenth Street
Ashland, Kentucky 41101
(606) 326-2800

IN ORDER TO ASSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST REQUEST THE INFORMATION NO LATER THAN                     , 2005.

Also see “Where You Can Find More Information” on page 67.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q: WHY DO CITY HOLDING AND CLASSIC WANT TO MERGE?

A. We want to merge because we believe the merger will benefit our community, customers, stockholders and employees. For Classic, the merger will allow its customers to access a number of products and services that are difficult for smaller institutions to offer on a cost-effective basis. In addition, it will provide additional financial and managerial resources to support growth. For Classic’s stockholders, the merger will afford an increase in stockholder value as well as the opportunity to participate as a stockholder in a larger institution.

For City Holding, the merger will expand its presence into the Huntington/Ashland/Ironton MSA. In addition, City Holding was attracted by Classic’s profitable business banking and impressed by the efficiency of Classic’s business.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: For each share of Classic common stock you own before the merger, you will have the right to receive:

•	0.9624 shares of City Holding common stock; and

•	$11.08 in cash.

City Holding will pay cash in lieu of issuing fractional shares equal to an amount determined by multiplying such fraction by the average of the per share closing prices of a share of City Holding common stock as reported on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day preceding the effective date of the merger (the “City Holding Average Stock Price”).

The following table illustrates the approximate value of what a holder of 100 shares of Classic common stock will receive in the merger, assuming varying final City Holding closing common stock prices, that City Holding common stock has a value equal to the stated closing prices of such stock, and that fractional shares will be paid based on such final closing prices. You should bear in mind that the value of City Holding common stock is subject to market fluctuations and, therefore, the value of a share of City Holding common stock as of the effective date of the merger and after the merger may differ from the value of such stock set forth below. This table uses hypothetical closing City Holding common stock prices.

	If you hold 100 shares of Classic common stock and the final City Holding stock price is:
	$28.00	$30.00	$32.00	$34.00
You receive cash and stock having a value of:	$3,802.72	$3,995.20	$4,187.68	$4,380.16

As of                     , 2005, the closing price for a share of City Holding common stock was $             and the closing price for a share of Classic common stock was $            . You should obtain current market prices for shares of City Holding common stock and Classic common stock. City Holding common stock is listed on the Nasdaq National Market under the symbol “CHCO.” Classic common stock is listed on the Nasdaq SmallCap Market under the symbol “CLAS.”

Q: WHAT RISKS SHOULD I CONSIDER BEFORE I VOTE ON THE MERGER?

A: You should review “Risk Factors” beginning on page 20.

Q: WILL CITY HOLDING SHAREHOLDERS RECEIVE ANY SHARES OR CASH AS A RESULT OF THE MERGER?

A: No. City Holding shareholders will continue to own the same number of City Holding shares they owned before the effective date of the merger.

Q: WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We must first obtain the necessary regulatory approvals and the approvals of the Classic shareholders at the special meeting that Classic will hold for its shareholders to vote on the merger. We currently expect to complete the merger in the second quarter of 2005.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: We have structured the merger so that City Holding, Classic and our respective shareholders will not recognize any gain or loss for federal income tax purposes on the exchange of Classic shares for City Holding shares in the merger except to the extent that a Classic shareholder receives cash (including cash received in lieu of fractional shares of City Holding common stock) and the excess of the cash and the fair market value of the City Holding shares received by such shareholder exceeds such shareholder’s adjusted basis in the Classic shares so exchanged. At the closing, Classic is to receive an opinion confirming, subject to certain assumptions, these tax consequences. See “Material Federal Income Tax Consequences” beginning on page 53.

Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q: HOW DO THE DIRECTORS PLAN TO VOTE?

A: The Agreement and Plan of Reorganization dated December 29, 2004, among Classic, City Holding, City National, and Classic Bank (the “Merger Agreement”) obligates each director of Classic and of Classic Bank, in his capacity as a Classic shareholder, to vote his shares in favor of the merger. The Classic and Classic Bank directors collectively own (with the power to vote) 295,384 outstanding shares, or approximately 18.5% of the outstanding Classic common stock as of the voting record date.

Q: WILL I HAVE DISSENTERS’ RIGHTS?

A: Classic shareholders will be able to dissent from the proposed merger, but only by complying with the applicable provisions of the Delaware General Corporation Law the (“DGCL”). City Holding shareholders have no dissenters’ rights or other rights to demand the fair value in cash of their shares of City Holding common stock as a result of the merger.

Q: WHAT DO I NEED TO DO NOW?

A: After reading this proxy statement/prospectus, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the May     , 2005 special Classic shareholder meeting, if you are a Classic shareholder.

Q: IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Yes. Your broker will vote your shares on the merger, but only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. If you do not provide instructions to your broker on how to vote on the merger, your broker will not be able to vote your shares on the proposed merger, and this will have the effect of voting against the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the Classic special shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the meeting and vote in person. Your attendance at the special shareholder meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker how to vote your shares, you must follow directions received from your broker to change those instructions.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will be sent a Letter of Transmittal and instructions for exchanging your shares of Classic common stock for shares of City Holding common stock and cash you will be entitled to receive in the merger. At that time, you should follow the instructions in the Letter of Transmittal, complete and sign it and send your stock certificates and the Letter of Transmittal to the address specified in the Letter of Transmittal.

Q: WHOM SHOULD I CALL IF I HAVE OTHER QUESTIONS ABOUT THE MERGER?

A: If you have more questions about the merger, you should contact:

Classic Bancshares, Inc.

Attn: Lisah M. Frazier

344 Seventeenth Street

Ashland, Kentucky 41101

Tel: (606) 326-2800

E-mail: Lfrazier@classicbank.com

or

City Holding Company

Attn: Victoria A. Evans

25 Gatewater Road

Charleston, West Virginia 25313

Tel: (304) 769-1100

E-mail: vikki.evans@cityholding.com

SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER YOU TO, INCLUDING THE MERGER AGREEMENT WHICH WE HAVE ATTACHED AS ANNEX A. SEE “WHERE YOU CAN FIND MORE INFORMATION” AT PAGE 67.

Matters to be Considered at Special Meeting

We are proposing a merger between Classic Bancshares, Inc. and City Holding Company, which we believe will create opportunities for the combined company to realize enhanced operations through asset growth and operating efficiencies. In the merger, each Classic shareholder will receive 0.9624 shares of City Holding common stock and $11.08 in cash, for each share of Classic common stock they own. City Holding will pay cash, in lieu of issuing fractional shares of City Holding common stock to current holders of Classic common stock, equal to an amount determined by multiplying such fraction by the average of the per share closing prices of a share of City Holding common stock as reported on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day preceding the effective date of the merger (the “City Holding Average Stock Price”).

Information about City Holding Company

City Holding Company

25 Gatewater Road

Charleston, West Virginia 25313

(304) 769-1100

City Holding Company, which was organized on March 12, 1981 as a West Virginia corporation, is a bank holding company headquartered in Charleston, West Virginia that primarily conducts business through its wholly-owned subsidiary, City National Bank of West Virginia (“City National”). Through its network of fifty-six (56) banking offices in West Virginia (fifty-four (54) offices) and Ohio (two (2) offices), City National provides credit, deposit, trust, and insurance products and services to its customers. In addition to its branch network, City National’s delivery channels include ATMs, check cards, interactive voice response systems, and internet technology. City National has approximately seven percent (7%) of the deposit market share in West Virginia. The Company is the third largest bank holding company headquartered in West Virginia, based on deposit size. City Holding’s business activities are currently limited to one reportable business segment, which is community banking.

No portion of City National’s deposits are derived from a single person or persons, the loss of which could have a material adverse effect on liquidity, capital, or other elements of financial performance. Although no portion of City National’s loan portfolio is concentrated within a single industry or group of related industries, it historically has held residential mortgage loans as a significant portion of its loan portfolio. At December 31, 2004, 57% of City Holding’s loan portfolio was categorized as residential mortgage and home equity loans. However, due to the fractionated nature of residential mortgage lending, there is no concentration of credits that would be considered materially detrimental to City Holding’s financial position or operating results.

The majority of City Holding’s banking offices are located in the areas of Charleston, Huntington, Beckley, Lewisburg, and Martinsburg where there is a significant presence of other financial service providers. In its markets, City Holding competes with national, regional, and local community banks for deposit, credit, trust, and insurance customers. In addition to traditional banking organizations, City Holding competes with credit unions, finance companies, insurance companies and other financial service providers who are able to provide specialty financial services to targeted customer groups. Changes in laws and regulations enacted in recent years have increased the competitive environment that City Holding faces to retain and attract customers.

City Holding’s internet site, “www.cityholding.com,” contains links to City Holding’s periodic reports and all amendments, if any, to these reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Such filings may also be obtained free of charge on the Securities and Exchange Commission’s (“SEC’s”) website, “www.sec.gov,” as soon as reasonably practicable after City Holding has filed the reports with the SEC.

Information about Classic Bancshares, Inc.

Classic Bancshares, Inc.

344 Seventeenth Street

Ashland, Kentucky 41101

(606) 326-2800

Classic, a Delaware corporation, is a financial holding company which has as its wholly-owned subsidiary Classic Bank, a Kentucky-chartered commercial bank. Classic was organized in 1995 by Classic Bank for the purpose of becoming the savings and loan holding company of Classic Bank in connection with Classic Bank’s conversion from mutual to stock form of organization on December 28, 1995. Classic became a bank holding company effective September 30, 1996 and a financial holding company effective June 30, 2000.

As a community-oriented financial institution, Classic Bank seeks to serve the financial needs of communities in its market area through ten banking offices in Eastern and Northeastern Kentucky as well as Southeastern Ohio. Its current business strategy involves attracting deposits from the general public and using such deposits, together with other funds, to originate consumer, commercial and other loans in its market areas.

Classic faces strong competition from both banking and non-banking competition. Its banking competitors include local and regional banking companies, as well as credit unions, savings institutions and brokerage firms that provide many of the same services and products as offered by Classic. It is anticipated that strong competition from bank and non-bank competitors will continue in the future.

Classic’s internet site, “www.classicbank.com,” contains a hyperlink to the SEC’s website where Classic’s periodic reports and all amendments, if any, to these reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 can be obtained free of charge on EDGAR as soon as reasonably practicable after Classic has filed the report with the SEC.

The Classic Special Meeting

The Classic special shareholders’ meeting will be held at Park Place (formerly the AEP Kentucky headquarters building), located on the corner of 17th Street and Central Avenue, Ashland, Kentucky, at 4:00 p.m., local time, on May     , 2005. At the meeting, Classic’s shareholders will vote upon a proposal to approve and adopt the merger and the Merger Agreement and a proposal to adjourn or postpone the meeting to allow additional time to solicit additional proxies should there not be sufficient votes in favor of the merger.

Record Date; Voting Power

You are entitled to vote at the Classic special meeting if you owned shares of Classic on March     , 2005, the record date. As of that date, there were 1,598,318 shares of Classic common stock issued and outstanding held by approximately                      shareholders of record. Each holder of Classic common stock will be entitled to one vote per share on all of the proposals and on any other matter that may properly come before the meeting.

Vote Required

Proposal 1—The Merger. Approval by the Classic shareholders of the proposal to approve the merger and adopt the Merger Agreement requires the affirmative vote of a majority of all the outstanding shares of Classic common stock. The Merger Agreement obligates the directors of Classic and of Classic Bank, in their individual capacities, to vote in favor of the merger. Collectively, these individuals own (with power to vote) 295,384 outstanding shares, or 18.5% of the outstanding shares of Classic common stock.

Proposal 2—Adjournment of the Annual Meeting. Approval by the Classic shareholders of the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies requires the favorable vote of a majority of the shares voting on the matter.

Recommendation of Board of Directors

The Classic Board of Directors has unanimously approved and adopted the Merger Agreement, and recommends a vote “FOR” approval of the merger. You also should refer to the factors that the Classic Board of Directors considered in determining whether to approve and adopt the Merger Agreement on page 29.

The Classic Board of Directors also recommends a vote “FOR” the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies.

Opinion of Financial Advisor to Classic

Keefe, Bruyette & Woods, Inc. (“KBW”), financial advisor to Classic, rendered an opinion dated as of December 29, 2004 to the Classic Board of Directors that, as of that date and based on and subject to the assumptions, factors and limitations set forth in the opinion, the consideration payable in the merger was fair to the Classic shareholders from a financial point of view. KBW has updated its fairness opinion to the Classic Board of Directors and a copy of the updated fairness opinion, setting forth the information reviewed, assumptions made and matters considered by KBW is attached to this document as Annex B. Classic shareholders should read the updated fairness opinion in its entirety.

Reasons for the Merger

Classic. Classic’s Board of Directors considered several financial and non-financial factors in determining whether to approve the merger, including, among other things, Classic’s future growth prospects, the price City Holding offered to the Classic shareholders, the form of consideration, the fairness opinion of its independent financial advisor, KBW, and the underlying analysis included therein, the impact of the merger on Classic’s shareholders, customers, employees and on the communities in which it conducts business, City Holding’s continuing commitment to the markets currently served by Classic Bank and to the other communities in which it will operate following the merger.

City Holding. The Board of Directors of City Holding considered a number of financial and non-financial factors in making its decision to merge with Classic, including its respect for the ability and integrity of Classic’s Board of Directors, management and staff. The City Holding Board believes that increasing its presence in the markets currently served by Classic Bank offers long range strategic benefits to City Holding.

Terms of the Merger Agreement

THE MERGER AGREEMENT IS ATTACHED TO THIS DOCUMENT AS ANNEX A. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. WE ALSO ENCOURAGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 20.

General. The Merger Agreement provides that Classic will merge with and into City Holding, with City Holding as the surviving corporation, and contemplates that Classic Bank will merge with and into City National, with City National as the surviving entity.

Merger Consideration. At the effective time of the merger, each share of issued and outstanding Classic common stock will be converted into the right to receive:

•	0.9624 shares of City Holding common stock; and

•	$11.08 in cash.

Opinion of Classic’s Financial Advisor. Classic was advised by KBW, which delivered a fairness opinion with respect to Classic’s shareholders in connection with the merger. A copy of this fairness opinion appears as Annex B to this proxy statement/prospectus.

Appraisal Rights. Classic’s shareholders have dissenters’ rights with respect to the merger, but City Holding shareholders do not. The text of Section 262 of the DGCL discussing dissenters’ rights is attached hereto as Annex C.

Completion of the Merger. The merger of Classic into City Holding will become effective when we file Articles of Merger with the Secretary of State of the State of West Virginia and a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date and time as may be set forth in such Articles of Merger and Certificate of Merger. We expect the merger to become effective in the second quarter of 2005.

Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

•	approval of the Merger Agreement by the shareholders of Classic;

•	approval of the agreement relating to the merger of Classic Bank into City National, by City Holding and Classic, as sole shareholders of those entities;

•	receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration of any regulatory waiting periods and the absence of any injunction or order prohibiting consummation of the transactions contemplated by the Merger Agreement;

•	receipt of all third party consents required for consummation of the merger and the subsidiary merger;

•	the receipt by both Classic and City Holding of an opinion of Barnes & Thornburg LLP, counsel to City Holding, that the merger will be treated, for U.S. federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that no gain or loss will be recognized by Classic’s shareholders in the merger to the extent they receive shares of City Holding common stock as consideration for their shares of Classic common stock;

•	the truth of the representations and warranties of the parties as of the effective date of the merger, except that inaccuracies arising after the date of the Merger Agreement will be disregarded if they do not have and are not likely to result in a Material Adverse Effect, as defined in the Merger Agreement.

•	a Closing Book Value of Classic (subject to certain adjustments as provided in the Merger Agreement and described elsewhere herein) of not less than $36,676,000 (which was the amount of the consolidated shareholders’ equity of Classic as of September 30, 2004);

•	David B. Barbour, President and CEO of Classic, and Lisah M. Frazier, Chief Operating Officer and Chief Financial Officer of Classic, shall have entered into three-year non-compete and non-solicitation agreements and Robert S. Curtis, Executive Vice President of Classic, shall have entered into an 18-month non-compete and non-solicitation agreement with City Holding and City National;

•	the total deposit accounts of Classic (excluding all certificates of deposit and any municipal or public deposit accounts exceeding $200,000, individually) as of the end of the month preceding the closing of the merger shall be not less than 97% of the level of such deposit accounts at September 30, 2004;

•	each of the non-employee directors of Classic and Classic Bank and Robert L. Bayes, Executive Vice President of Classic, shall have entered into non-competition agreements with City Holding and City National; and

•	other customary conditions and obligations of the parties set forth in the Merger Agreement;.

Unless prohibited by law, either City Holding or Classic could elect to waive a condition that has not been satisfied and complete the merger anyway.

Fees and Expenses. City Holding and Classic will pay their own fees, costs, and expenses incurred in connection with the merger except that printing and postage expenses for Classic’s shareholder meeting will be shared.

Termination Fee. Classic and City Holding have agreed that if Classic’s Board of Directors fails to recommend the approval of the Merger Agreement to the shareholders of Classic or, in good faith and after consulting with legal counsel and its financial advisor, accepts what it considers to be a superior proposal from a third party to acquire Classic, Classic shall pay to City Holding a termination fee of $2,300,000.

Further, the Merger Agreement provides that if it is terminated for failure of Classic to receive shareholder approval of the merger after public announcement of another proposal to acquire Classic and, within 12 months after the date of termination, a change in control of Classic is consummated with a party other than City Holding, Classic shall pay a termination fee of $2,300,000 to City Holding.

Conduct of Business Pending Merger. Under the Merger Agreement, Classic and City Holding must carry on their businesses in the ordinary course and may not take certain actions without first obtaining the other party’s approval, even if the subject board of directors believes them to be in the best interests of shareholders.

Termination. Either City Holding or Classic may terminate the Merger Agreement under certain circumstances, including if:

•	we both consent in writing;

•	the merger is not completed before September 30, 2005;

•	we are not able to obtain required governmental approvals;

•	Classic’s shareholders do not approve and adopt the Merger Agreement within sixty (60) days of the effectiveness of the Registration Statement;

•	the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has made under the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and the breach is not cured within 30 days of receiving written notice; or

•	any condition to a party’s obligations under the Merger Agreement has not been met or waived.

Withdrawal of Classic’s Board of Directors’ Recommendation.

City Holding may terminate the Merger Agreement if Classic’s Board of Directors withdraws, modifies or changes, in an adverse manner, its recommendation with respect to the merger or the Merger Agreement, and if this occurs City Holding will be entitled to a $2,300,000 termination fee.

Classic may terminate the Merger Agreement if its Board of Directors accepts what it considers in good faith, after consulting with legal counsel and its financial advisor, to be a superior offer from a third party, provided that in such an event, Classic shall pay to City Holding a termination fee of $2,300,000.

Interests of Certain Directors and Executive Officers of Classic in the Merger

When you consider Classic’s Board of Directors’ recommendation, you should be aware that certain directors and executive officers of Classic have interests in the merger as employees and/or directors that are different from, and may conflict with, your interests as a shareholder of Classic. Classic’s Board of Directors recognized these interests and determined that they did not affect the benefits of the merger to the Classic shareholders. See “Interests of Certain Directors and Executive Officers of Classic in the Merger” beginning at page 48.

Directors and Officers of City Holding and City National Following the Merger

Upon completion of the merger, the current directors and officers of City Holding and City National will continue to serve in such capacities.

Accounting Treatment

The merger will be accounted for using the purchase method of accounting. This means that all of the assets and liabilities of Classic will be marked to fair value. Any excess payment by City Holding over the fair value of the net tangible and identifiable intangible assets of Classic will be recorded as goodwill on the financial statements of City Holding. The results of operations of Classic will be included in City Holding’s operating results from the date of the merger going forward.

Resales of City Holding common stock

Shares of City Holding common stock which Classic’s shareholders receive in the merger will be freely transferable by the holders, except for those shares held by holders who may be “affiliates.” Affiliates generally include directors, executive officers, and holders of 10% or more of Classic common stock. Classic has agreed to provide to City Holding the written agreement of each person who may be deemed its “affiliate” that such person will not dispose of any shares of City Holding common stock he or she receives in the merger, except in compliance with the Securities Act of 1933, as amended.

Regulatory Approvals

City Holding is a registered bank holding company. City Holding filed a notice with the Federal Reserve Bank of Richmond (the “FRB”) seeking a waiver of any need to file an application with the FRB. The FRB approved this waiver on February 25, 2005. City Holding has also requested approval of the merger of Classic Bank with and into City National from the Office of the Comptroller of the Currency. Classic is a registered bank holding company and a financial holding company, and Classic Bank is a Kentucky commercial bank regulated by the Kentucky Department of Financial Institutions. The Kentucky Department of Financial Institutions is also required to approve the merger. The Office of the Comptroller of the Currency approval of the mergers requires consideration of (i) the effect of the merger on competition, (ii) the managerial and financial resources and future prospects of the resulting institution, (iii) the effect of the merger on the convenience and needs of the community served, (iv) the performance of City National and Classic Bank in meeting the credit needs of the relevant communities, including low- and moderate- income neighborhoods, consistent with safe and sound banking practices, and (v) the effectiveness of City National and Classic Bank in combating money laundering activities. The Riegle-Neal Act imposes additional restraints with respect to (i) the age of the bank being acquired, (ii) limits on deposit concentration, (iii) Community Reinvestment Act considerations, and (iv) adequate capitalization and management. The Kentucky Department of Financial Institutions approval requires that the terms of the merger comply with Kentucky law, the financial condition or the competence, experience and integrity of City National and its principals will not jeopardize the financial stability of Classic Bank, the public convenience and advantage will be served by the merger and no federal regulatory authority with jurisdiction has disapproved the merger because of its impact on competition. Applications seeking approval from the Office of the Comptroller of the Currency and the approval of the Kentucky Department of Financial

Institutions for the merger were filed on February 16, 2005. In addition, City Holding must notify The Nasdaq Stock Market, Inc. of the common stock issued to Classic shareholders and must file Articles of Merger with the West Virginia Secretary of State and a Certificate of Merger with the Delaware Secretary of State.

We cannot predict whether or when we will obtain all required regulatory approvals.

Comparative Per Share Data

Set forth below are the basic earnings, diluted earnings, book value and cash dividends per common share data for Classic and City Holding on a historical basis, on a pro forma combined basis, and on a pro forma equivalent per common share of Classic.

The pro forma data was derived by combining the historical consolidated financial information of Classic and City Holding using the purchase method of accounting for business combinations and assumes the merger is completed as contemplated. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of the company not surviving a merger are, as of the completion date of the merger, recorded at their respective fair values and added to those of the surviving company. Financial statements of the surviving company issued after consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of the company not surviving. The operating results of Classic will be reflected in City Holding’s consolidated financial statements from and after the date the merger is consummated.

The Classic pro forma equivalent share information shows the effect of the merger from the perspective of an owner of Classic stock. The information was computed by multiplying the pro forma information by an exchange ratio of 0.9624 so that the per share amounts are equated to the respective amounts for one share of Classic stock. This represents the City Holding common stock Classic shareholders will receive for each share of Classic common stock exchanged. In addition, Classic shareholders will also receive $11.08 cash per share for each share of Classic common stock. For more information, see “What Will I Receive in the Merger” on page 5.

City Holding expects that it will incur reorganization and restructuring expenses as a result of combining City Holding and Classic. While City Holding hopes that the merger will also provide the merged company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue, the pro forma combined information does not reflect these expenses or benefits and does not attempt to predict or suggest future results.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of Classic’s tangible and identifiable intangible assets and liabilities as of the effective date of the merger. In addition, estimates of merger-related charges are subject to final decisions related to combining the companies. Any change in the fair value of the net assets of Classic will change the amount of the purchase price allocable to goodwill. Additionally, changes to Classic’s shareholders’ equity, including net income, will also change the amount of goodwill recorded. As a result, the final adjustments may be materially different from the unaudited pro forma adjustments used in preparing the pro forma information presented herein. The information in the following table is based on, and should be read together with, the historical financial information that is included in this proxy statement/prospectus, including the annexes, or presented in City Holding’s and Classic’s filings with the Securities and Exchange Commission (the “SEC”) which are incorporated into this proxy statement/prospectus by reference. See “Where You Can Find More Information” on page 67.

The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. This information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

Year Ended December 31, 2004
City Holding Historical
Earnings per share:
Basic	$2.79
Diluted	$2.75
Book value per share	$12.99
Dividends per share	$0.88

Year Ended March 31, 2004
Classic Historical
Earnings per share:
Basic	$2.67
Diluted	$2.43
Book value per share	$25.05
Dividends per share	$0.31

Year Ended December 31, 2004
City Holding Unaudited Pro Forma—Combined
Earnings per share:
Basic	$2.69
Diluted	$2.66
Book value per share	$15.23
Dividends per share(1)	$0.88

Year Ended March 31, 2004
Classic Equivalent Unaudited Pro Forma
Earnings per share:
Basic	$2.59
Diluted	$2.56
Book value per share	$14.65
Dividends per share	$0.85

(1)	Pro forma dividends per share represent City Holding’s historical dividends per share.

Comparative Market Price Information

The following table presents quotation information for City Holding common stock on the Nasdaq National Market and for Classic common stock on the Nasdaq SmallCap Market on December 28, 2004 and                     , 2005. December 28, 2004 was the last business day prior to our announcement of the signing of the Merger Agreement.                     , 2005 was the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus.

	City Holding common stock			Classic common stock
	High	Low	Close	High	Low	Close
December 28, 2004	$36.80	$35.76	$36.80	$39.96	$39.96	$39.96
, 2004

Also set forth below for each of the closing prices of City Holding common stock on December 28, 2004, and                     , 2005, is the equivalent pro forma price of Classic common stock, which we determined by multiplying the applicable price of City Holding common stock by the number of shares of City Holding common stock we are issuing for a share of Classic common stock, which is the exchange ratio of 0.9624, and then adding the cash portion of the merger consideration of $11.08.

	Classic Equivalent Pro Forma
Closing price on December 28, 2004		$46.50
Closing price on , 2005	$

We urge you to obtain current market quotations for City Holding common stock and Classic common stock. We expect that the market price of City Holding common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of City Holding common stock is subject to fluctuation, the value of the consideration that Classic’s shareholders will receive in the merger may increase or decrease prior to and after the merger.

Comparison of Shareholder Rights

The rights of holders of Classic common stock and City Holding common stock differ in certain respects. City Holding is organized under West Virginia law, whereas Classic is organized under Delaware law. Furthermore, City Holding’s Articles of Incorporation and Bylaws, and not Classic’s Certificate of Incorporation and Bylaws, will govern its operations following the merger. The governing documents of City Holding and Classic differ in several respects. For a detailed comparison of the differences, see “Comparison of the Rights of City Holding and Classic Shareholders” beginning on page 56.

SELECTED CONSOLIDATED FINANCIAL DATA OF CITY HOLDING

The following table sets forth selected consolidated financial condition data for City Holding at or for the five years ended December 31, 2004. The selected financial and other data of City Holding set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere herein, including, without limitation, the consolidated audited financial statements and related notes thereto appearing in City Holding’s 2004 Annual Report to Shareholders, which is Exhibit 13 to City Holding’s Form 10-K for the fiscal year ended December 31, 2004 which is incorporated by reference herein.

Selected Historical Data for City Holding

	2004	2003	2002	2001	2000
	(dollars in thousands, except per share data)
Summary of Operations
Total interest income	$118,881	$117,290	$128,965	$177,480	$202,912
Total interest expense	31,871	31,785	42,299	86,415	113,756
Net interest income	87,010	85,505	86,666	91,065	89,156
(Recovery of) provision for loan losses	—	(6,200)	1,800	32,178	25,480
Total other income	50,036	38,738	33,525	42,852	41,033
Total other expenses	66,333	64,498	69,210	114,405	158,812
Income (loss) before income taxes	70,713	65,945	49,181	(12,666)	(54,103)
Income tax expense (benefit)	24,369	22,251	16,722	(4,651)	(15,730)
Cumulative effect of accounting change, net of tax	—	—	—	(17,985)	—
Net income (loss)	46,344	43,694	32,459	(26,000)	(38,373)

Per Share Data
Net income (loss) basic	$2.79	$2.63	$1.93	$(1.54)	$(2.27)
Net income (loss) diluted	2.75	2.58	1.90	(1.54)	(2.27)
Cash dividends declared	0.88	0.80	0.45	—	0.44
Book value per share	12.99	11.46	9.93	8.67	9.68

Selected Average Balances
Total loans	$1,337,172	$1,219,917	$1,255,890	$1,758,834	$1,969,785
Securities	705,032	561,437	515,700	370,434	370,247
Deposits	1,659,143	1,593,521	1,617,782	1,944,244	2,053,828
Long-term debt	201,218	109,947	124,874	119,354	157,008
Shareholders’ equity	206,571	178,372	158,011	154,312	199,702
Total assets	2,211,853	2,006,992	2,042,164	2,432,349	2,777,019

Selected Year-End Balances
Net loans	$1,336,959	$1,270,765	$1,175,887	$1,341,620	$1,927,532
Securities	679,774	704,961	517,794	383,552	385,462
Deposits	1,672,723	1,636,762	1,564,580	1,691,295	2,083,941
Long-term debt	148,836	190,836	112,500	116,828	122,332
Shareholders’ equity	216,080	190,690	165,393	146,349	163,457
Total assets	2,213,230	2,214,430	2,047,911	2,116,295	2,671,500

Selected Ratios
Return on average assets	2.10%	2.18%	1.59%	(1.07)%	(1.38)%
Return on average equity	22.43	24.50	20.54	(16.85)	(19.22)
Net interest margin	4.29	4.65	4.68	4.12	3.66
Efficiency ratio	48.67	51.63	58.24	86.98	117.46
Average equity to average assets	9.34	8.89	7.74	6.34	7.19
Dividend payout ratio	31.54	30.42	23.32	N/A	N/A

Net charge-offs to average loans	0.27	0.07	1.75	1.26	0.61
(Recovery of) provision for loan losses to average loans	—	(0.51)	0.14	1.83	1.29
Allowance for loan losses to nonperforming loans	487.28	528.78	948.24	164.54	199.88
Allowance for loan losses to total loans	1.31	1.66	2.37	3.50	2.06
Full-time equivalent employees	691	701	737	802	1,352

SELECTED CONSOLIDATED FINANCIAL DATA OF CLASSIC

The following table sets forth selected consolidated financial condition data for Classic at or for the five years ended March 31, 2004 and the nine-month periods ended December 31, 2003 and 2004. The selected financial and other data of Classic set forth below do not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere herein, including, without limitation, the audited consolidated financial statements and related notes thereof appearing in Classic’s Annual Report to Shareholders for the fiscal year ended March 31, 2004, which is attached to the proxy statement/prospectus as Annex D and Classic’s Form 10-QSB for the fiscal quarter ended December 31, 2004 attached to this proxy statement/prospectus as Annex E.

SELECTED HISTORICAL FINANCIAL INFORMATION FOR CLASSIC

(dollars in thousands, except per share data)

	At or For the Nine Months Ended December 31,		At or For the Year Ended March 31,
	2004	2003	2004	2003	2002	2001	2000
Financial Condition Data:
Total assets	$345,552	$341,452	$341,765	$249,881	$215,447	$187,860	$175,254
Securities available for sale	46,379	54,075	50,916	37,843	36,347	29,633	28,365
Loans receivable, net	263,560	255,071	257,455	187,175	160,316	138,862	127,808
Deposits	241,629	256,417	260,241	190,156	158,874	145,430	134,897
FHLB advances	49,277	39,051	34,218	28,126	27,401	16,636	17,075
Stockholders’ equity	40,934	33,907	35,227	25,422	21,981	20,460	18,999

Operating Data:
Interest income	$13,784	$12,671	$17,301	$14,205	$13,709	$13,697	$11,941
Interest expense	3,956	4,045	5,397	4,969	6,100	7,349	5,892

Net interest income	9,828	8,626	11,904	9,236	7,609	6,348	6,049
Provision for loan losses	462	158	223	428	363	261	223

Net interest income after provision for loan losses	9,366	8,468	11,681	8,808	7,246	6,087	5,826

Noninterest income	1,831	1,576	2,136	1,676	1,454	1,085	895
Noninterest expense	6,986	6,336	8,732	6,459	5,726	5,794	5,359

Income before income taxes	4,211	3,708	5,085	4,025	2,974	1,378	1,362
Income taxes	1,268	1,055	1,460	1,104	774	330	292

Net income	$2,943	$2,653	$3,625	$2,921	$2,200	$1,048	$1,070

Per Share Data:
Basic income per share	$2.09	$1.98	$2.67	$2.53	$1.88	$0.87	$0.85
Diluted income per share	1.89	1.80	2.43	2.32	1.77	0.86	0.83
Dividends per share	0.28	0.24	0.31	0.29	0.29	0.29	0.29

Performance Ratios:
Return on average assets(1)	1.2%	1.2%	1.2%	1.3%	1.1%	0.6%	0.6%
Return on average equity(2)	10.5	11.5	11.4	12.2	10.3	5.3	5.5
Net interest margin(3)	4.4	4.3	4.3	4.5	4.4	4.0	4.3
Operating (noninterest) expense to average total assets	2.1	2.1	2.8	2.8	2.9	3.2	3.2
Efficiency Ratio	59.9	62.1	62.2	59.2	63.2	77.9	77.2
Dividend payout ratio(4)	13.4	12.1	11.6	11.5	15.4	33.3	34.1

SELECTED HISTORICAL FINANCIAL INFORMATION FOR CLASSIC, continued

(dollars in thousands, except per share data)

	At or For the Nine Months Ended December 31,		At or For the Year Ended March 31,
	2004	2003	2004	2003	2002	2001	2000
Asset Quality Ratios:
Nonperforming loans to net loans(5)	0.6%	0.9%	0.6%	0.7%	0.4%	0.6%	0.6%
Allowance for loan losses to non-performing loans	141.4	102.0	149.7	155.7	248.0	179.1	168.9
Allowance for loan losses to gross loans	0.9	0.9	0.9	1.0	1.0	1.0	1.0

(1)	Net income divided by average total assets.
(2)	Net income divided by average total equity.
(3)	Net interest income (tax equivalent) as a percentage of average interest-earning assets.
(4)	Dividends paid divided by net income per basic share.
(5)	Nonperforming loans consist of loans accounted for a nonaccrual basis and loans greater than 90 days delinquent.

RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS DOCUMENT, INCLUDING THE MATTERS ADDRESSED IN “A WARNING ABOUT FORWARD-LOOKING INFORMATION,” YOU SHOULD CONSIDER THE MATTERS DESCRIBED BELOW CAREFULLY IN DETERMINING WHETHER TO APPROVE THE AGREEMENT.

The Value of the City Holding Common Stock You Receive May Fluctuate

Due to changes in the market price of City Holding common stock, Classic’s shareholders cannot be sure of the value of the City Holding common stock they will receive. The value of City Holding shares and Classic shares at the effective time of the merger may be different from the price and value of these securities on the date the merger consideration was determined or on the date of the special meeting of Classic’s shareholders. This difference could be caused by changes in the operations and prospects of City Holding or Classic, general market and economic conditions or other factors which are beyond the control of either party.

We urge you to obtain current market quotations for City Holding common stock and Classic common stock because the value of the shares you receive may be more or less than the value of such shares as of the date of this proxy statement/prospectus.

Likewise, the trading price of the merged company’s common stock may be volatile. The market for City Holding common stock may experience significant price and volume fluctuations in response to a number of factors including actual or anticipated quarterly variations in operating results, changes in expectations of future financial performance, changes in estimates by securities analysts, governmental regulatory action, banking industry reform measures, customer relationship developments and other factors, many of which will be beyond City Holding’s control.

Furthermore, the stock market in general, and the market for financial institutions in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of City Holding’s common stock, regardless of actual operating performance.

City Holding’s Proposed Acquisition of Classic is Subject to a Number of Conditions, Many of Which are Beyond the Control of City Holding and Classic

The completion of the merger depends on a number of conditions being satisfied. These conditions include the following:

•	approval by Classic’s shareholders of the merger and the Merger Agreement;

•	approval of the merger by the necessary state and federal regulatory authorities;

•	the absence of any order, injunction, decree, law or regulation that would prohibit the merger or make it illegal;

•	receipt by Classic of an opinion that, for U.S. federal income tax purposes, Classic’s shareholders who receive their merger consideration in the form of City Holding common stock will not recognize any gain or loss as a result of the acquisition, except in connection with the payment of cash in lieu of fractional shares;

•	the accuracy of certain representations and warranties by the parties; and

•	Classic’s maintenance of certain minimum capital and deposit levels.

The merger will be completed only if all conditions to the merger are satisfied or waived. Many of the conditions to the merger are beyond either party’s control. City Holding and Classic cannot be certain when, or if, the conditions to the acquisition will be satisfied or waived, or that the merger will be completed.

The Integration of Classic’s Business with City Holding’s Business May Be Difficult

There are uncertainties in integrating the operations of Classic into City Holding that could affect whether the merger will enhance the earnings of City Holding. The success of this merger will depend on a number of factors, including, but not limited to, the merged company’s ability to:

•	integrate Classic’s operations with the operations of City Holding;

•	maintain existing relationships with the depositors of Classic to minimize withdrawals of deposits subsequent to the acquisition;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses from City Holding’s loans and the loans of Classic;

•	achieve expected cost savings and revenue enhancements from the merged company;

•	control the incremental non-interest expense to maintain overall operating efficiencies;

•	retain and attract qualified personnel; and

•	compete effectively in the communities served by City Holding and Classic, and in nearby communities.

The merged company’s failure to successfully integrate Classic with City Holding may harm our financial condition and results of operations. David B. Barbour, President and CEO of Classic, Lisah M. Frazier, Chief Operating Officer and Chief Financial Officer of Classic, and Robert S. Curtis, Executive Vice President of Classic, have agreed to remain with City Holding and City National, at City Holding’s option, through August 31, 2005, to assist in the integration of Classic’s employees, customers and operations into City Holding.

The Fairness Opinion Obtained By Classic Will Not Reflect Changes in the Relative Values of the Companies Since It Was Obtained

The fairness opinion of KBW was delivered as of December 29, 2004. Classic does not intend to obtain any further update of the KBW fairness opinion. Changes in the operations and prospects of City Holding and Classic, general market and economic conditions and other factors which are beyond the control of City Holding or Classic, on which the opinion of KBW is based, may alter the relative value of the companies. Therefore, the opinion of KBW does not address the fairness of the merger after December 29, 2004, including at the time the merger will be completed.

The Merged Company’s Shares of Common Stock Will Not Be FDIC Insured

Neither the Federal Deposit Insurance Corporation nor any other governmental agency will insure the shares of City Holding common stock. Therefore, the value of your shares in City Holding will be based on their market value and may decline.

Anti-takeover Defenses May Delay or Prevent Future Mergers

Classis is subject to certain provisions in its Certificate of Incorporation and under Delaware law which may make it difficult for a third party to acquire Classic. City Holding is subject to fewer such provisions in its Articles of Incorporation and under West Virginia law. However, City Holding has entered into a Rights Agreement with SunTrust, as its rights agent, designed to discourage the accumulation of shares in excess of 15% of City Holding’s outstanding shares. This agreement could limit the price that some investors might be willing to pay in the future for shares of City Holding’s common stock and may have the effect of delaying or preventing a change in control.

An Economic Slowdown in West Virginia, Ohio and Kentucky Could Hurt Our Business

Because we will focus our business in West Virginia, Ohio and Kentucky following the merger, an economic slowdown in these states could hurt our business. An economic slowdown could have the following consequences:

•	loan delinquencies may increase;

•	problem assets and foreclosures may increase;

•	demand for the products and services of City National and/or Classic Bank may decline; and

•	collateral (including real estate) for loans made by City National and Classic Bank may decline in value, in turn reducing customers’ borrowing power, and making existing loans less secure.

Future Sales of Shares of City Holding Common Stock Could Negatively Affect its Market Price

Upon completion of the merger, the combined company will have approximately 18,230,935 outstanding shares of common stock of which 1,614,728 (or 8.9%) are expected to be issued to current shareholders of Classic (assuming the exercise of options for 79,496 shares of Classic common stock prior to the closing of the merger). Some of the Classic shareholders may not desire to hold the City Holding stock they receive in the merger as a long-term investment and, therefore, may seek to immediately sell their shares of City Holding common stock in the open market. Future sales of substantial amounts of City Holding’s common stock, or the perception that such sales could occur, could adversely affect the market price of City Holding’s common stock in the open market. We make no prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of City Holding’s common stock.

City Holding and City National are Extensively Regulated

Like Classic and Classic Bank, the operations of City Holding and City National are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on them. Policies adopted or required by these governmental authorities can affect City Holding’s business operations and the availability, growth and distribution of City Holding’s investments, borrowings and deposits. In addition, the Office of the Comptroller of the Currency periodically conducts examinations of City Holding and City National and may impose various requirements or sanctions.

Proposals to change the laws governing financial institutions are frequently raised in Congress and before bank regulatory authorities. Changes in applicable laws or policies could materially affect City Holding’s business, and the likelihood of any major changes in the future and their effects are impossible to determine. Moreover, it is impossible to predict the ultimate form any proposed legislation might take or how it might affect City Holding.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

City Holding and Classic have each made forward-looking statements in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company’s management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of City Holding and/or Classic set forth under “Questions and Answers About the Merger and the Special Meeting,” “Summary,” “The Merger” and “Unaudited Pro Forma Combined Condensed Financial Information,” and statements preceded by, followed by, or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated effect of the merger and City Holding’s anticipated performance in future periods. With respect to estimated cost savings, City Holding has made assumptions regarding, among other things, the extent of operational overlap between City Holding and Classic, the amount of general and administrative expense consolidation, costs relating to converting Classic Bank’s operations and data processing to City National’s systems, the amount of severance expenses, and direct merger costs. The realization of cost savings is subject to the risk that the foregoing assumptions are not accurate.

Moreover, any statements in this document regarding the anticipated effect of the merger and City Holding’s anticipated performance in future periods are subject to risks relating to, among other things, the following:

•	City Holding may not realize expected cost savings and business synergies from the merger within the expected time frame;

•	City Holding’s revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	City Holding may experience greater than expected costs or difficulties relating to the integration of the businesses of City Holding and Classic;

•	changes in the interest rate environment may reduce profits;

•	there may be less than favorable general economic or business conditions, either nationally or in the states in which City Holding operates, resulting in, among other things, a deterioration in credit quality, a decline in real estate values, changes in capital markets, or a reduced demand for credit; and

•	competitors of City Holding and Classic may have greater financial resources and develop products that enable such competitors to compete more successfully than City Holding and Classic.

Management of City Holding and Classic believe these forward-looking statements are reasonable; however, you should not place undue reliance on such forward-looking statements, which are based on current expectations.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES, AND ASSUMPTIONS. THE FUTURE RESULTS AND SHAREHOLDER VALUES OF CITY HOLDING FOLLOWING COMPLETION OF THE MERGER MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND CITY HOLDING’S AND CLASSIC’S ABILITY TO CONTROL OR PREDICT. FOR THOSE STATEMENTS, CITY HOLDING AND CLASSIC CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

THE CLASSIC SPECIAL MEETING

Matters to be Voted on at the Special Meeting

We are furnishing this document to the shareholders of Classic in connection with the solicitation of proxies by the Classic Board of Directors for use at the special meeting of Classic shareholders, including any meeting adjournments or postponements, to be held on May     , 2005.

The purpose of the special meeting is for you to consider and vote upon:

•	the approval and adoption of the Agreement and Plan of Reorganization, dated as of December 29, 2004 (the “Merger Agreement”), providing for the merger of Classic with and into City Holding, and of Classic Bank with and into City National; and

•	any necessary adjournment of the meeting to permit further solicitation of proxies in the event that insufficient shares are represented at the meeting.

The Merger Agreement is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the Merger Agreement, see “The Merger Agreement” beginning on page 40.

The Merger Agreement provides that Classic will merge with and into City Holding. In the merger, Classic shareholders will receive 0.9624 shares of City Holding common stock and $11.08 in cash for each share of Classic common stock that they own. Classic shareholders will also receive cash in lieu of fractional shares in an amount determined by multiplying any fraction of a share of City Holding common stock that would otherwise be issued to them in connection with the merger by the City Holding Average Stock Price.

Time and Place. Classic will hold its special meeting on May     , 2005, at 4:00 p.m. local time, at Park Place (formerly the AEP Kentucky headquarters building), located on the corner of 17th Street and Central Avenue, Ashland, Kentucky.

Record Dates; Voting Power. If you were a Classic shareholder at the close of business on March     , 2005, you may vote at the special meeting. As of March     , 2005, there were 1,598,318 issued and outstanding shares of Classic common stock held by approximately                      shareholders of record. These shareholders have one vote per share on any matter that may properly come before the special meeting. Brokers who hold shares of Classic common stock as nominees will not have discretionary authority to vote those shares on the merger without instructions from the beneficial owners. Any shares of Classic common stock for which a broker has submitted an executed proxy card but for which the beneficial owner has not given instructions on voting to such broker or for which the broker has not exercised its discretion to vote, if any, are referred to as “broker non-votes.”

Quorum. The presence in person or by proxy of the holders of one-third of the shares of Classic common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. Classic will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the special meeting.

Vote Required. The approval of the proposal to approve and adopt the Merger Agreement and the merger (Proposal 1) requires the affirmative vote of a majority of the shares of Classic common stock eligible to vote at the special meeting. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve and adopt the Merger Agreement and the merger.

The proposal to adjourn or postpone the special meeting for the purpose of allowing additional time for the solicitation of proxies from shareholders to approve and adopt the Merger Agreement (Proposal 2) requires a favorable vote of a majority of the shares voting on the matter. Abstentions will be treated as “NO” votes and, therefore, will have an effect on this proposal, while broker non-votes will have no impact on this proposal.

On the record date, the directors and executive officers of Classic and Classic Bank, including their affiliates, had voting power with respect to an aggregate of 529,010 shares of Classic common stock, approximately 33.1% of the shares of Classic common stock then outstanding. The Merger Agreement obligates the directors of Classic and Classic Bank, in their individual capacities, to vote all of their shares in favor of the merger. Those directors owned 295,384 shares of Classic common stock with voting power, or 18.5% of Classics outstanding shares, on March     , 2005.

Recommendation of the Classic Board of Directors. The Classic Board of Directors has unanimously approved and adopted the Merger Agreement. The Classic Board of Directors believes that the merger is fair to and in the best interests of Classic and the Classic shareholders, and unanimously recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby (which is Proposal 1 on your proxy card).

In addition, the Classic Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies, if necessary (which is Proposal 2 on your proxy card).

Solicitation and Revocation of Proxies. If you are a Classic shareholder, you should have received a proxy card for use at the Classic special meeting with this proxy statement/prospectus. Shares represented by a proxy card will be voted at the special meeting as specified in the proxy card. Proxy cards that are properly signed and dated but which do not have voting instructions will be voted by the proxy holders “FOR” the merger, and “FOR” the proposal to adjourn or postpone the Classic special meeting for the purpose of allowing additional time for the solicitation of proxies.

Properly signed and dated proxy cards will also confer on the proxy holder the power to vote in the discretion of the proxy holder as to any other matter which may properly come before the special meeting and in the discretion of the proxy holder as to any matter incident to the conduct of the meeting.

CLASSIC ASKS YOU TO VOTE BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

If you deliver a properly executed proxy card, you may revoke your proxy at any time before its exercise. You may revoke your proxy by:

•	filing with the Secretary of Classic prior to the special meeting, at the principal executive office of Classic, either a written revocation of your proxy or a duly executed proxy card bearing a later date, or

•	attending the special meeting and voting in person or by proxy at the meeting. Presence at the special meeting will not revoke your proxy unless you vote in person or by proxy at the meeting.

If your shares are held in the name of your broker, bank, or other nominee, and you wish to revoke your proxy, you must contact the bank or broker that holds your shares.

Classic is soliciting proxies for use at its special meeting. Classic will bear the cost of solicitation of proxies from its own shareholders. City Holding and Classic will share equally the cost of printing and mailing this document. Classic has retained D.F. King & Co., Inc. (“D.F. King”) to solicit proxies on Classic’s behalf. In addition to solicitation by mail, directors, officers, and employees of Classic or of D.F. King may solicit proxies from shareholders by telephone, in person or through other means. No director, officer or employee of Classic soliciting proxies will receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. For acting as its proxy solicitor, Classic will pay D.F. King an aggregate fee of approximately $5,000 plus $4.50 per telephone call that D.F. King places at Classic’s request, in addition to reimbursing D.F. King for its reasonable out-of-pocket expenses. Classic will also make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of these shares. Classic will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

Attending the Meeting. If you are a beneficial owner of Classic common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Classic common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in Classic’s ESOP. If you participate in the Classic Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may vote under the plan. Under its terms, all shares held in the employee stock ownership plan will be voted by the employee stock ownership plan trustee, but each participant in the employee stock ownership plan may direct the trustee how to vote the shares of Classic common stock allocated to his or her employee stock ownership plan account. Unallocated shares of Classic common stock held by the employee stock ownership plan trust for which no timely voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. If a participant fails to give timely voting instructions with respect to allocated shares, the trustee is entitled to vote such shares in its discretion. The deadline for returning your voting instructions to the trustee is                     , 2005.

Other Matters. Classic is unaware of any matter to be presented at its special meeting other than the proposals to (1) approve and adopt the merger and the Merger Agreement, and (2) if necessary, adjourn or postpone the special meeting for the purpose of soliciting additional proxies. If other matters are properly presented at the special meeting, the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matters, including, without limitation, any proposal to adjourn or postpone the special meeting for any purpose other than to allow time for the solicitation of additional proxies. Proxies that have been designated to vote against approval of the merger will not be voted in favor of any proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to approve the merger unless the shareholder so indicates on the proxy card.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on March     , 2005 will be entitled to one vote for each share of Classic common stock then held. As of that date, Classic had 1,598,318 shares of Classic common stock outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of Classic’s common stock and all directors and executive officers of the Classic as a group.

Beneficial Owner	Shares Beneficially Owned		Percent of Class
Classic Bancshares, Inc. Employee Stock Ownership Plan 344 Seventeenth Street Ashland, Kentucky 41101	107,325	(1)	6.96%

National City Corp. 1900 East Ninth Street Cleveland, Ohio 44114	92,455	(2)	6.00

Tontine Financial Partners, L.P. 200 Park Avenue, Suite 3900 New York, NY 10166	131,954	(3)	8.56

David B. Barbour 344 Seventeenth Street Ashland, Kentucky	107,290	(4)	6.96

Directors and executive officers of Classic as a group (12 persons)	520,012	(5)	30.72

(1)	The amount reported represents shares held by the ESOP, 46,264 of which have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held by the ESOP are voted by the trustee in the same manner that the trustee is instructed to vote by a majority of the plan participants who instruct the trustee as to the manner of voting the shares allocated to their plan accounts.
(2)	As reported by National City Corp. in a statement filed with the Securities and Exchange Commission on February 14, 2005 on Schedule 13G/A under the Exchange Act. National City Corp. reported shared dispositive power over 92,455 shares.
(3)	As reported by Tontine Financial Partners, L.P., Tontine Management, L.L.C., and Jeffrey L. Gendell in a statement filed with the Securities and Exchange Commission February 4, 2005 on Schedule 13G/A under the Exchange Act. Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell reported shared power to vote or direct the vote of 131,954 shares.
(4)	The amount includes 6,738 shares allocated to his ESOP account and 2,866 shares held in his 401(k) plan account.
(5)	Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, 20,584 shares allocated to the ESOP accounts of the group members, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or dispositive power. The amount reported above also includes 150,940 shares subject to options currently exercisable or which will become exercisable within 60 days of , 2005, awarded under Classic’s 1996 Stock Option and Incentive Plan (the “1996 Stock Option Plan”), Classic’s 1998 Premium Price Stock Option Growth Plan (the “1998 Stock Option Plan”), Classic’s 2001 Premium Price Stock Option Growth Plan (the “2001 Stock Option Plan”) and Classic’s 2003 Premium Price Stock Option Growth Plan (the “2003 Stock Option Plan”).

PROPOSAL 1—THE MERGER

THE DETAILED TERMS OF THE MERGER ARE CONTAINED IN THE AGREEMENT AND PLAN OF REORGANIZATION ATTACHED AS ANNEX A TO THIS DOCUMENT WHICH IS REFERRED TO HEREIN AS THE “MERGER AGREEMENT”. THE FOLLOWING DISCUSSION AND THE DISCUSSION UNDER “THE MERGER AGREEMENT” DESCRIBE THE MORE IMPORTANT ASPECTS OF THE MERGER AND ALL OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. THESE DESCRIPTIONS ARE QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT, WHICH WE ENCOURAGE YOU TO READ CAREFULLY.

Structure of the Merger

General. The Merger Agreement provides that, after approval by the shareholders of Classic and the satisfaction or waiver of the other conditions to the merger, Classic will merge with and into City Holding. It is anticipated that, immediately after the merger, Classic Bank will merge with and into City National. The Articles of Incorporation and Bylaws of City Holding, as in effect immediately prior to the merger, will be the Articles of Incorporation and Bylaws of City Holding after the merger. The Articles of Association and Bylaws of City National, as in effect immediately prior to the subsidiary merger of Classic Bank with and into City National, will be the Articles of Association and Bylaws of City National after this subsidiary merger.

The directors and officers of City Holding and City National immediately prior to the merger will be the directors and officers of City Holding and City National, respectively, after the merger until they resign or until their respective successors are duly elected and qualified.

Timing of Closing. The closing of the merger will occur on the fifth trading day following the receipt of all required regulatory and shareholder approvals and the expiration of all required waiting periods or on such other date as the parties may agree in writing. The merger will become effective when Articles of Merger are filed with the Secretary of State of the State of West Virginia and a Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later date and time as may be specified in the Articles of Merger and the Certificate of Merger. The parties anticipate that the merger will be completed during the second quarter of 2005. The subsidiary merger is anticipated to close on the effective date of the merger or as soon as possible thereafter in accordance with a date specified by the Office of the Comptroller of the Currency.

Conversion of Shares. At the effective time of the merger, each share of issued and outstanding Classic common stock will cease to be outstanding and (excluding any shares held as treasury stock by Classic and shares held by City Holding, except for shares held by City Holding in a fiduciary capacity or in satisfaction of a debt) will be converted into the right to receive 0.9624 shares of City Holding common stock and $11.08 in cash.

If City Holding changes (or establishes a record date for changing) the number of outstanding shares of City Holding common stock before the merger through any stock split, stock dividend, recapitalization or similar transaction, then City Holding will proportionately adjust the 0.9624 conversion ratio.

We expect that the market price of City Holding common stock will fluctuate between the date of this document and the date of the merger and thereafter. Because the number of shares of City Holding common stock Classic shareholders may elect to receive in exchange for each Classic share is fixed and the market price of City Holding common stock may fluctuate, the value of the merger consideration that Classic shareholders will receive in the merger may increase or decrease prior to and after the merger. Classic shareholders should obtain current market quotations for City Holding common stock and Classic common stock.

Treatment of Stock Options. The Merger Agreement provides that each option to acquire shares of Classic common stock outstanding on the effective date of the merger will be converted into the right to receive from City Holding, at the effective time, an amount in cash equal to the sum of the City Holding Average Stock Price, as defined below, times 0.9624 plus $11.08 minus the per share exercise price for each share of Classic common stock subject to such an option. The City Holding Average Stock Price equals the average of the per share closing price of a share of City Holding common stock as reported on the Nasdaq Stock Market’s National Market during the ten trading days preceding the fifth calendar day preceding the effective date of the merger. The outside directors of Classic hold stock options for 109,435 shares of Classic common stock which they have agreed not to exercise prior to the closing of the merger so these options will be cashed out for approximately $2.24 million (based on an estimated City Holding Average Stock Price of $31.27 per share). There are options for an additional 79,496 shares which are currently outstanding and which may be exercised prior to the closing of the merger. If all of these shares were cashed out at closing, assuming a City Holding Average Stock Price of $31.27, City Holding would pay an aggregate of approximately $2.14 million to cash out those options.

Tax Opinion. The Merger Agreement establishes as a condition to the closing of the merger of Classic with and into City Holding, among other items, a requirement that Barnes & Thornburg LLP, counsel to City Holding, shall have provided an opinion stating that, subject to certain assumptions, the proposed merger constitutes a “reorganization” within the meaning of Section 368 of the Code and that shareholders of Classic will not recognize gain or loss in the merger to the extent they receive shares of City Holding common stock as consideration in exchange for their shares of Classic common stock.

Classic’s Reasons for the Merger

Classic’s Board of Directors believes that the merger is in the best interests of Classic shareholders. Classic’s Board of Directors considered a number of factors in deciding to approve and recommend the terms of the merger to Classic shareholders, including:

•	the financial condition, results of operations and future prospects of Classic and City Holding;

•	the value of the consideration to be received by Classic shareholders relative to the book value and earnings per share of Classic common stock;

•	Classic’s Board of Directors’ belief that, in order to support continued growth, Classic would need to significantly expand its executive staff in the next several years;

•	the challenge of sustaining growth in a relatively slow growing economic market;

•	the decreasing number of available acquisition targets for Classic;

•	the mergers and acquisitions market, including the relatively high current level of merger pricing on a historical basis;

•	the competitive and regulatory environment for financial institutions generally;

•	the fact that Classic shareholders will be able to exchange their Classic common stock for shares of common stock and cash of a company which, on a pro forma basis, will be a larger and more diversified entity, the stock of which may be more widely held and more actively traded;

•	the likelihood of receiving requisite regulatory approvals;

•	the prospects for growth and expanded products and services, and other anticipated positive impacts on the employees, customers and communities served by Classic Bank;

•	the opinion delivered by KBW, that the merger consideration is fair, from a financial point of view, to the shareholders of Classic;

•	the interests of Classic’s and Classic Bank’s directors and executive officers in the merger, in addition to their interests as shareholders, as described under “Interests of Certain Directors and Executive Officers of Classic in the Merger” beginning on page 48;

•	the results of the due diligence investigation of City Holding and City National, including assessments of asset quality, interest rate risk, litigation and adequacy of loan loss reserves;

•	the potential for appreciation in the value of City Holding common stock;

•	the nature and compatibility of City Holding’s management and the business philosophy with Classic;

•	Classic Board of Directors also considered the following factors that potentially created risks if the board decided to approve the merger:

•	the possibility that integrating the operations of Classic and City Holding may be more difficult than expected, resulting in the disruption of City Holding’s on-going business and therefore the creation of an unfavorable market perception of the value of the combined entity;

•	the possibility that deposit attrition, customer loss and operating costs following the merger may be greater than expected; and

•	the other risks described in this proxy statement/prospectus under “Risk Factors” and “A Warning About Forward-Looking Information.”

Classic’s Board of Directors concluded that the anticipated benefits of merging with City Holding were likely to substantially outweigh the risks discussed above.

The Classic Board of Directors recognized that there could be no assurance about future results, including results expected or considered in the factors listed above, such as estimated revenue enhancements, cost savings and earnings accretion. The above discussion of the information and factors considered by the Classic Board of Directors is not exhaustive, but includes material factors considered by the Classic Board of Directors. In view of the wide variety of factors considered by the Classic Board of Directors in connection with its evaluation of the merger and the complexity of these matters, the Classic Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Individual directors may, however, have given differing weights to different factors. The Classic Board of Directors conducted a discussion of the factors described above, including asking questions of Classic’s management and legal and financial advisors and reached a consensus that the merger was in the best interests of Classic and its shareholders. The Classic Board of Directors also gave weight to the experience and expertise of KBW for a quantitative analysis of the financial terms of the merger. See “The Merger—Opinion of Financial Advisor to Classic.”

THE BOARD OF DIRECTORS OF CLASSIC HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

City Holding’s Reasons for the Merger

In approving and adopting the Merger Agreement, the City Holding Board of Directors considered a number of factors concerning the benefits of the merger. Without assigning any relative or specific weights to the factors, the City Holding Board of Directors considered the following material factors:

•	City Holding’s respect for the ability and integrity of the Classic and Classic Bank Board of Directors, management, and staff, and City Holding’s belief that expanding its presence in the states and counties in which Classic Bank conducts its business offers important long range strategic benefits to City Holding;

•	a review of (1) the business, operations, earnings and financial condition of Classic and Classic Bank, including the capital levels and asset quality, on an historical, prospective and pro forma basis, (2) the demographic, economic, and financial characteristics of Classic Bank’s customer base and the markets in which Classic conducts its business, as well as existing competition, the history of the market area with respect to financial institutions, and average demand for credit, on an historical and prospective basis, and (3) the results of City Holding’s due diligence review of Classic and Classic Bank;

•	the types of business that City Holding and Classic provide and the expanded products and services that City Holding can provide as a result of combining the two organizations. City Holding’s Board believes that City Holding and Classic have similar business philosophies and ability to grow as a strong community institution;

•	City Holding’s long familiarity, from the vantage point of a competitor, with Classic Bank’s markets and operations;

•	the integration of an in-market strategic partner presents opportunities to recognize significant synergies, operating efficiencies and cost savings;

•	the Classic franchise meets the evaluation criteria utilized by City Holding in evaluating potential strategic partners;

•	City Holding’s judgment that its cost rationalization plan would improve the fundamental profitability of City Holding; and

•	a variety of factors affecting and relating to the overall strategic focus of City Holding and its desire to expand the mortgage lending and other business lines pursued by Classic Bank and City National.

The foregoing discussion of the information and factors considered by the board is not intended to be exhaustive, but constitutes the material factors considered by the board. In reaching its determination to approve and recommend the Merger Agreement, the board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Merger Agreement were the product of arm’s length negotiations between representatives of City Holding and Classic.

The board of directors of City Holding has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Funding of the Merger

City Holding estimates paying approximately $22.1 million in cash for outstanding Classic shares and for certain options expected to be cashed out in connection with the merger which will be provided from City Holding’s internal funds.

Background of the Merger

Since Classic’s initial public offering on December 29, 1995, its board of directors and management have from time to time reviewed various strategic options available to Classic, including, among other things, continued independence, the acquisition of other institutions and mergers with other institutions. Classic’s Board of Directors and management have also prepared and updated on an annual basis a business plan and budget. In addition, Classic’s Board of Directors has also periodically compared quantitative measures of Classic’s performance with those of other financial institutions and monitored the local financial institutions market.

Since its initial public offering, Classic has enjoyed strong growth in its retail franchise and earnings which have been reflected in a concomitant increase in stockholder value. During recent years, Classic’s Board of Directors has become concerned that Classic may not be able to maintain this momentum at current levels due to certain operational and other challenges.

At the time of its initial public offering, Classic was a small, one-office, thrift institution with no ATMs, a simple “S&L” philosophy and approximately eight employees. Its senior management consisted of Messrs. Barbour and Curtis and Ms. Frazier. By December 31, 2004, although Classic had grown into a significant commercial bank with ten offices, 21 ATMs and approximately 109 employees, its executive staff has not increased. In order to support Classic’s future growth as an independent institution, Classic’s Board of Directors believes that it would be necessary over the next several years to increase the size of its executive staff. However, Classic’s Board of Directors believes that this would be very difficult to accomplish on a cost effective basis.

A second challenge for Classic is growth. Because Classic is located in low-growth markets, Classic has relied historically on acquisitions of other institutions to drive growth. Between 1996 and 2003, Classic implemented three acquisitions of other institutions. However, although Classic has diligently pursued acquisition opportunities in recent years, it has found the price competition for acquisitions increasingly aggressive.

Another concern of Classic’s Board of Directors is the increasing expense of operating a financial institution in the current environment. In particular, the Classic Board in recent years has noted increasing costs for technology and regulatory compliance. Finally, the Classic Board has become concerned that future stock price gains could be limited by cyclical changes in the bank stock markets.

As a result of the above concerns, the Classic Board has given increased consideration in its strategic planning discussions in recent years to a merger with a third party.

City Holding, as part of its ordinary course of business as a publicly traded bank holding company, has pursued opportunities to increase shareholder and franchise value on an ongoing basis. As part of this effort to increase franchise and shareholder value, City Holding has over the course of several years evaluated numerous strategic alternatives. One of City Holding’s strategic objectives is to execute in-market acquisitions of community banks and thrifts.

RBC Capital Markets (“RBC”), as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. RBC is familiar with the market for common stocks of publicly traded banks and bank holding companies.

In December 2003, KBW had an informal discussion with representatives of City Holding regarding the possibility of an affiliation between Classic and City Holding. A follow-up introductory meeting among representatives of Classic, City Holding and KBW was held in January 2004. Classic’s Board of Directors was informed of this meeting and instructed management to continue its discussions as appropriate.

In February of 2004, City Holding approached RBC about reviewing several potential acquisitions, including a possible deal with Classic. On February 23, 2004, RBC provided City Holding with an analysis of markets, financial performance, demographics and other considerations with regard to several potential acquisition partners for City Holding, including Classic. On April 26, 2004, City Holding determined that a potential strategic partnership with Classic merited further consideration and retained RBC in connection with the potential acquisition. From May to August, 2004, City Holding and RBC performed detailed analyses of various possible transaction structures and prices.

On June 14, 2004, in connection with its budgeting and strategic planning efforts, Classic’s Board of Directors had a wide-ranging discussion of Classic’s future. In particular, Classic’s Board of Directors discussed the factors discussed above as well as informal merger inquiries which management had received from City Holding and others. Based on this review, Classic’s Board of Directors instructed management to invite Classic’s investment banker, KBW, to address its next meeting.

On July 21, 2004 Classic’s Board of Directors met with KBW and had an extensive discussion of strategic planning issues including Classic’s strategic options, its value in various merger scenarios (including with City Holding) and possible acquisitions. At the meeting, Classic’s Board of Directors authorized management to make a proposal to acquire certain deposits of another institution within its market area as well as to continue informal discussions with City Holding. These matters were discussed again at board meetings on July 26, 2004 and August 16, 2004.

On August 12, 2004, David Barbour and Lisah Frazier of Classic met with Charles R. Hageboeck of City Holding to discuss the two institutions’ strategic goals and philosophy as well as their operations. At the meeting, the parties discussed the possibility that City Holding might submit to Classic a letter of interest for a merger.

On September 2, 2004, City Holding delivered a preliminary, non-binding letter of interest with respect to Classic to KBW, outlining preliminary transaction terms including price. Shortly thereafter, City Holding provided Classic with its formal due diligence requests. Additional due diligence was conducted between September 22, 2004 and October 1, 2004.

On September 8, 2004, Classic’s Board of Directors met at a special meeting with representatives of KBW and its legal counsel. The Classic Board discussed its own fiduciary duties as well as the operational challenges facing Classic. The Classic Board also considered various strategic alternatives to continue to build stockholder value including changes in Classic’s operations and/or structure, additional acquisitions of other institutions and a strategic alliance with a third party. The Board also reviewed the current merger market and the stock market as a whole and noted that both bank trading and merger stock prices were at high levels on a historical basis.

Classic’s Board of Directors also reviewed City Holding and its September 2, 2004 merger proposal at length. In addition, the Classic Board of Directors reviewed an analysis of the merger price that could be paid by other possible merger partners. After extensive review, the Classic Board concluded that it was in the best interests of stockholders to at least explore a merger transaction. However, while Classic’s Board of Directors believed that the City Holding proposal was attractive, it believed that the possibility that other merger partners would pay a higher price to the Classic stockholders as well as the unresolved issues related to the City Holding proposal dictated that it would be in the best interests of stockholders to assess first the interest of other possible merger partners. Accordingly, it authorized KBW and management to prepare a confidential offering memorandum outlining the financial and operational characteristics of Classic and send it to certain other institutions which had been identified as potential merger partners.

On September 21, 2004, City Holding’s legal counsel circulated a first draft of a definitive merger agreement to City Holding and its advisors.

On October 1, 2004, a first draft of the definitive agreement was provided to Classic and its advisors, which left the purchase price and certain other terms unspecified as the analyses of information obtained during the due diligence investigation had not been completed by City Holding and its advisors.

On October 6, 2004, City Holding’s management met with Bob Ernst of Ernst & Webb to discuss that company’s role in assisting with the integration of the acquisition of Classic.

During mid-October 2004, City Holding submitted a revised letter of interest to Classic which addressed several outstanding unresolved issues from the previous letter of interest. Shortly thereafter, a representative of KBW advised RBC that Classic wished to postpone negotiations with City Holding.

During late October and early November 2004, KBW contacted ten bank and thrift holding companies about a potential strategic alliance with Classic. Of the ten companies contacted, six executed confidentiality agreements and were sent Classic’s confidential memorandum. Since none of the potential partners evidenced an interest to pursue discussions at a price as high as City Holding’s, Classic’s management instructed KBW to advise RBC that Classic would like to renew negotiations with City Holding. This contact was made on November 9, 2004. Shortly thereafter, City Holding requested additional due diligence information concerning Classic.

On December 17, 2004, City Holding’s legal counsel distributed a draft definitive agreement to Classic and its advisors. Negotiations on the agreement including the pricing and the amount and nature of the merger consideration continued for the next week or so.

On December 20, 2004 at its regular meeting, Classic’s Board of Directors had a wide-ranging discussion regarding Classic’s future strategic options, its operational challenges and the merger process to date. After extensive discussions, Classic’s Board of Directors authorized management to continue negotiations on the proposed merger agreement with City Holding.

On December 28, 2004, the Classic and Classic Bank boards met to consider Classic’s strategic position. At the meeting, which was also attended by KBW and Classic’s counsel, the boards reviewed at length Classic’s current business plan, its strategic alternatives, the merger process to-date and the proposed merger agreement. The boards also reviewed extensive information regarding City Holding on a stand-alone and pro forma basis as well as a valuation of Classic based on several different analytical frameworks. In addition, KBW also delivered a presentation of the factors it would review in connection with the delivery of a fairness opinion. Finally, the Classic and Classic Bank boards reviewed other corporate actions related to the merger with City Holding including the advancement of a portion of Mr. Barbour’s termination payment in order to reduce by a significant amount taxes under Section 280G of the Internal Revenue Code. After very extensive discussions, the Classic and Classic Bank boards determined not to make a decision regarding the City Holding merger until their meeting scheduled for the following day.

On December 29, 2004, the Classic Board and the Classic Bank board met in a special meeting to consider Classic’s future strategic options. Also in attendance were KBW and Classic’s counsel. At the meeting, the boards considered Classic’s future business plan, its operational challenges, the value of Classic under several analytical frameworks, the pro forma value of City Holding’s shares, the terms of the proposed merger agreement and the merger process. In addition, KBW delivered its opinion that, from a financial point of view, the merger consideration was fair to Classic’s stockholders. Following a thorough discussion, the Classic Board and the Classic Bank board voted unanimously to approve the definitive agreement and related agreements for the merger with City Holding.

On December 29, 2004, City Holding’s Board of Directors met with City Holding’s management, representatives of RBC and City Holding’s legal counsel. At this meeting, City Holding’s legal counsel reviewed the terms of the definitive agreement and other relevant documents and the contemplated transaction. After a thorough discussion of the transaction, the City Holding board unanimously approved the definitive agreement and authorized execution of the definitive agreement and related documents.

The execution of the definitive agreement by Classic, City Holding, Classic Bank and City National was announced publicly on December 29, 2004.

Effects of the Merger

The Boards of Directors of City Holding and Classic believe that, over the long-term, the merger will be beneficial to City Holding shareholders, including the current shareholders of Classic who will become City Holding shareholders if the merger is completed.

The City Holding Board of Directors believes that one of the potential benefits of the merger is the cost savings that may be realized by combining the two companies, which savings are expected to enhance City Holding’s earnings. City Holding expects to reduce expenses by combining accounting, data processing, retail and lending support, and other administrative functions after the merger, which will enable City Holding to achieve economies of scale in these areas. Promptly following the completion of the merger, which is expected to occur during the second quarter of 2005, City Holding plans to begin the process of eliminating redundant functions, and eliminating duplicative expenses.

The amount of any cost savings City Holding may realize in 2005 will depend upon how quickly and efficiently City Holding is able to implement the processes outlined above during the year. Actual savings in some or all of the areas identified above could be higher or lower than is currently expected.

Opinion of Financial Advisor to Classic

KBW was retained by Classic on March 24, 2004 to evaluate strategic planning and shareholder enhancement alternatives. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies. The Classic Board of Directors selected KBW on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger. Except as described herein, KBW is not affiliated with Classic, City Holding or their respective affiliates.

Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger price to Classic’s shareholders. KBW delivered a fairness opinion dated as of December 29, 2004 to Classic’s Board of Directors that the merger price is fair to the Classic shareholders from a financial point of view. No limitations were imposed by Classic upon KBW with respect to the investigations made or procedures followed by KBW in rendering its opinion.

The full text of the opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Annex B to this proxy statement/prospectus and should be read in its entirety. KBW has consented to the following summary of its opinion and to the entire opinion being attached hereto as Annex B. The summary of the opinion of KBW set forth in this proxy statement/prospectus is qualified in its entirety by reference to the opinion. Such opinion does not constitute a recommendation by KBW to any Classic shareholder as to how such shareholder should vote with respect to the merger.

In rendering its opinion, KBW performed the following acts:

(1) reviewed the financial and business data which Classic supplied to it, including annual reports for the years ended March 31, 2004, 2003 and 2002, proxy statements for the years ended March 31, 2004 and 2003 and Classic’s unaudited financial information for the quarters ended June 30 and September 30, 2004;

(2) reviewed City Holding’s annual reports and proxy statements for the years ended December 31, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, June 30, and September 30 2004;

(3) discussed with senior management and Classic’s Board of Directors the current position and prospective outlook for Classic;

(4) considered historical quotations and the prices of recorded transactions in Classic’s common stock and reviewed the financial and stock market data of other banking institutions, particularly Southeastern and Mid-Atlantic commercial banks and/or bank holding companies with assets between $300 and $350 million;

(5) considered historical quotations and the prices of recorded transaction in City Holding common stock and reviewed the financial and stock market data of other bank holding companies, particularly Southeastern and Mid Atlantic commercial banks and/or bank holding companies with assets between $1.5 billion and $3.0 billion;

(6) reviewed the financial and structural terms of several other recent transactions involving mergers and acquisitions of commercial banking institutions or proposed changes of control of comparably situated companies; and

(7) reviewed certain other information which it deemed relevant.

In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the information provided to it by Classic and City Holding and obtained by it from public sources. In its review, with the consent of Classic’s Board of Directors, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets and liabilities of Classic or City Holding, or of potential or contingent liabilities of Classic or City Holding. With respect to the financial information, including forecasts received from Classic, KBW assumed (with Classic’s consent) that such information had been reasonably prepared reflecting the best currently available estimates and judgment of Classic’s management. KBW also assumed that no restrictions or conditions would be imposed by regulatory authorities that would have a material adverse effect on the contemplated benefits of the merger to Classic or the ability to consummate the merger.

Comparable Company Analysis for Classic

KBW used publicly available information to compare selected financial and market trading information for Classic and a group of selected financial institutions. The comparable group of financial institutions consisted of thirteen commercial banks and/or bank holding companies that conducted operations in the Mid Atlantic and Southeast Region and contained the following institutions:

Bay Banks of Virginia, Inc.	Capital Bancorp, Inc.
CCF Holding Company	Citizens Bancshares Corporation
Citizens National Corporation	Commonwealth Bancshares, Incorporated
Crescent Financial Corporation	First National Bancshares, Inc.
Frontier National Corporation	Georgia-Carolina Bancshares, Inc.
Hampton Roads Bankshares, Inc.	New Century Bancorp, Inc.
Southwest Financial Corporation

The analysis compared publicly available financial information for Classic for the twelve-month period ended September 30, 2004 and the financial data of Classic was compared to the median value of the publicly traded comparable group. The table below sets forth the comparative data as of and for the twelve-month trailing period ended September 30, 2004, with pricing data as of December 21, 2004:

Comparable Group Analysis

	Classic	Comparable Group Median
Total Assets (millions)	$339.9	$325.6
Tangible Equity/Assets	8.52%	7.48%
Loans/Deposits	107.40%	92.47%
Net Interest Margin	4.31%	4.00%
Efficiency Ratio	59.22%	65.92%
Non Performing Loans/Total Loans	0.51%	0.60%
Loan Loss Reserves/Non Performing Loans	168.67%	180.57%
Non Performing Assets/Total Assets	0.59%	0.54%
Loan Loss Reserves/Total Loans	0.86%	1.28%
Loan Loss Reserves/Non Performing Assets	111.47%	169.61%
Return on Average Assets	1.25%	0.91%
Return on Average Equity	11.79%	11.64%
Price/Tangible Book Value Per Share	189.30%	214.30%
Price/LTM Earnings Per Share	14.2x	19.4x
Dividend Yield	1.05%	0.00%

Comparable Company Analysis for City Holding

KBW used publicly available information to compare selected financial and market trading information for City Holding and a group of selected financial institutions. The comparable group of financial institutions consisted of twelve commercial banks and/or bank holding companies that conducted operations within West Virginia and surrounding states:

Community Banks, Inc.	Community Trust Bancorp, Inc.
First Community Bancshares, Inc.	First Financial Bancorp
Harleysville National Corporation	Peoples Bancorp Inc.
Republic Bancorp	S&T Bancorp, Inc.
Sterling Financial Corporation	Union Bankshares Corporation
Univest Corporation of Pennsylvania	Wesbanco, Inc.

The analysis compared publicly available financial information for City Holding for the period ended September 30, 2004 and the financial data of City Holding was compared to the median value of the publicly traded comparable group. The table below sets forth the comparative data as of and for the twelve-month trailing period ended September 30, 2004, with pricing data as of December 21, 2004:

Comparable Group Analysis

	City Holding	Comparable Group Median
Total Assets (millions)	$2,215.5	$2,352.7
Tangible Equity/Assets	9.23%	7.43%
Loans/Deposits	81.35%	92.46%
Net Interest Margin	4.40%	4.00%
Efficiency Ratio	51.48%	57.63%
Non Performing Loans/Total Loans	0.14%	0.50%
Loan Loss Reserves/Non Performing Loans	963.46%	221.56%
Non Performing Assets/Total Assets	0.10%	0.39%
Loan Loss Reserves/Total Loans	1.38%	1.25%
Loan Loss Reserves/Non Performing Assets	846.05%	177.17%
Return on Average Assets	2.12%	1.22%
Return on Average Equity	23.12%	13.86%
Price/Tangible Book Value Per Share	297.90%	279.60%
Price/LTM Earnings Per Share	14.1x	18.5x
Dividend Yield	2.40%	2.30%

(1)	City Holding Price/LTM EPS ratio adjusted to reflect $5.4 million in non-recurring income related to an insurance settlement, net of taxes at a 35% effective tax rate.

Analysis of Recent Comparable Acquisitions

In rendering its opinion, KBW analyzed pending acquisitions of banking institutions, including those transactions deemed comparable to the merger. KBW compared the acquisition price relative to three industry-accepted ratios: deal price to tangible book value, deal price to last twelve months’ earnings, and premium to core deposits. The analysis included a comparison of the median, high and low of the above ratios for pending and completed acquisitions, based on the following comparable group: (1) all institutions in the comparable group were commercial banking institutions and/or bank holding companies; (2) all transactions in the comparable group were either announced or completed in 2004; (3) all selling institutions had an asset size below $1 billion. As a result of these transaction criteria, the following selling commercial banks and/or bank holding companies were used in analyzing comparable transactions:

Summary of comparable merger and acquisition transactions :

Buying Institution	Selling Institution
Alabama National BanCorp.	Coquina Bank
American River Bankshares	Bank of Amador
Community Bank System Inc.	First Heritage Bank
Franklin Bank Corp	Cedar Creek Bancshares, Inc.
Glacier Bancorp Inc.	Citizens Bank Holding Company
Harrodsburg First Financial Bancorp	Independence Bancorp
IBERIABANK Corp.	American Horizons Bancorp Inc.
Independent Bank Corp.	Midwest Guaranty Bancorp Inc.
Metropolitan Bank Group Inc.	Citizens Bank Illinois NA
National City Corp.	Wayne Bancorp Inc.
Pinnacle Bancorp Inc.	Financial Services of the Rockies, Inc.
State National Bancshares, Inc.	Mercantile Bank Texas
TierOne Corp.	United Nebraska Financial Co.
Valley National Bancorp	NorCrown Bank
Valley National Bancorp	Shrewsbury Bancorp
Webster Financial Corp.	First City Bank
Wintrust Financial Corp.	Antioch Holding Company

No company or transaction used as a comparison in this analysis is identical to Classic, City Holding or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

The information in the following table summarizes the material information analyzed by KBW with respect to the merger. The summary does not purport to be a complete description of the analysis performed by KBW in rendering its opinion. Selecting portions of KBW’s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.

	Price to Tangible Book Ratio (%)*	Price to last 12 months earnings (x)*	Core Deposit Premium (%)*
Low Value	179.1	15.9x	7.00
Median Value	246.6	19.8x	18.10
High Value	323.4	27.1x	26.00
Implied Multiple of City Holding offer	270.2	18.8x	23.3

*	Based on 12/28/04 closing price for City Holding.

Discounted Cash Flow Analysis

KBW performed a discounted cash flow analysis to estimate a range of present values per share of Classic common stock. This range was determined by adding (1) the present value of the current and estimated future cash dividends that Classic could generate through year five of their current business plan (as provided to KBW) and (2) the present value of a terminal value in year five received by applying a range of price to earnings multiples to estimated year five earnings based upon the business plan provided to KBW by Classic management.

In calculating a terminal value of Classic common stock, KBW applied a range of multiples between 12.0x and 16.0x to year five forecasted earnings. In performing this analysis, KBW assumed that there were no restrictions imposed upon Classic in its ability to pay dividends to shareholders and that Classic would maintain its current cash dividend payout ratio of approximately 13.5% of earnings. In addition, KBW used the 2004 budget provided by Classic and relied on Classic management guidance for years two through five as an estimate of future Classic earnings. The combined dividend stream and terminal value were then discounted back to September 30, 2004 (the date of most recent financial information when the analysis was performed). KBW estimated a range of discount rates of 11.5% to 13.5% as the appropriate rate to discount estimated future cash flows for purposes of this analysis. The results of KBW’s analysis are set forth in the following table:

	Terminal Multiple
Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x
13.5%	$28.66	$30.93	$33.19	$35.45	$37.71
13.0%	$29.28	$31.59	$33.91	$36.22	$38.53
12.5%	$29.92	$32.28	$34.65	$37.01	$39.38
12.0%	$30.57	$32.99	$35.41	$37.82	$40.24
11.5%	$31.24	$33.71	$36.19	$38.66	$41.13

Based on the foregoing criteria and assumptions, KBW estimated that the theoretical present value of Classic common stock ranged from $28.66 to $41.13 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is above the implied theoretical range of present values of estimated future earnings, KBW believes that this analysis supports the fairness, from a financial point of view, to Classic and its shareholders of the consideration to be paid in the merger.

The discount dividend analyses of Classic do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

The information contained herein provides a summary description of the material analyses prepared by KBW in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. KBW believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in KBW’s presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW’s view of the actual value of Classic or City Holding. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW’s opinion, along with its presentation to Classic’s Board of Directors, was just one of the many factors taken into consideration by Classic’s Board of Directors in approving the Merger Agreement.

Pursuant to its engagement letter with Classic, KBW will receive a fee equal to one percent of the merger value (approximately $700,000) plus reimbursement of expenses. As of the date of this proxy statement/prospectus, KBW has received $85,000. Classic has also agreed to indemnify KBW against certain liabilities, including liabilities under the federal securities laws, and to reimburse KBW for certain out-of-pocket expenses.

THE MERGER AGREEMENT

Conditions to the Merger

The obligations of City Holding and Classic to consummate the merger are subject to the satisfaction or waiver on or before the completion of the merger of many conditions, including the following:

•	no statute, rule, regulation, judgment, decree, injunction or order of any governmental authority will be in effect which prohibits the consummation of the transactions described in the Merger Agreement;

•	the Merger Agreement must receive the approval of the shareholders of Classic. The Boards of Directors of City Holding and Classic have already unanimously approved the Merger Agreement;

•	the subsidiary merger must be approved by City Holding and Classic as sole shareholders of City National and Class Bank, respectively;

•	no stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	all consents, approvals or notices of or to governmental authorities that are required for the performance of the transactions contemplated in the Merger Agreement shall have been obtained without the imposition of conditions that would have a Material Adverse Effect (as defined below) on City Holding or Classic;

•	all material consents or approvals of persons other than governmental authorities that are required for the execution, delivery and performance of the Merger Agreement shall have been obtained; and

•	all permits and other authorizations under applicable state securities laws necessary to consummate the transactions contemplated in the Merger Agreement and to issue the shares of City Holding common stock to be issued as consideration in the merger shall have been obtained and remain in full force and effect.

The obligation of City Holding to consummate the merger is also subject to fulfillment of other conditions, including the following:

•	the representations and warranties of Classic set forth in the Merger Agreement shall be true and correct as of the effective time of the merger unless the inaccuracies arising after the date of the Merger Agreement do not or will not have a Material Adverse Effect. For purposes of the Merger Agreement, Material Adverse Effect was defined to mean, with respect to City Holding or Classic, any event or circumstance which is material and adverse to the assets, financial position, results of operations or business of City Holding and City National, taken as a whole, or Classic and Classic Bank, taken as a whole, or materially impairing the consummation of the merger except for (1) legal and accounting changes generally applicable to depository institutions, except accounting changes which disproportionately and materially impact Classic, Classic Bank, City Holding, or City National, (2) changes in levels of interest rates provided such changes do not disproportionately and materially impact Classic or Classic Bank or City Holding or City National, respectively, or the credit quality of Classic Bank’s or City National’s assets, (3) merger expenses and expenses related to employment or severance contracts or benefit plans contemplated by the Merger Agreement, (4) the impact of the announcement of the Merger Agreement and the transactions contemplated thereby on the parties, (5) a military or terrorist attack within the United States or on any of its possessions or offices, and (6) increases in reserves of Classic or Classic Bank contemplated by the Merger Agreement;

•	Classic shall have performed, in all material respects, all obligations required by the Merger Agreement to be performed by it at or prior to the effective time of the merger;

•	City Holding shall have received a legal opinion from counsel for Classic on certain matters relating to the merger;

•	City Holding shall have received an opinion from Barnes & Thornburg LLP that the merger constitutes a “reorganization” for purposes of section 368 of the Code, as amended; and

•	the Closing Book Value of Classic shall not be less than $36,676,000, which was the consolidated shareholders’ equity of Classic as of September 30, 2004. For this purpose, Closing Book Value means the consolidated shareholders’ equity of Classic, as of the month ending immediately preceding the effective date of the merger plus the amount of any expenses of the merger or the subsidiary merger plus any reduction of shareholders’ equity taken as a result of accruals, reserves or charges taken by Classic pursuant to the Merger Agreement; provided that any change in the value of Classic’s intangible assets and any increase or decrease in the value of Classic’s securities portfolio since September 30, 2004 shall be excluded from the calculation of the Closing Book Value.

As the Closing Book Value will be determined as of the end of the month immediately preceding the effective date of the merger, it is not possible, as of the date of this proxy statement/prospectus, to determine whether the foregoing condition has been satisfied. Assuming, for purposes of illustration only, that the effective date occurred in April of 2005, the Closing Book Value condition would have been satisfied.

•	The total number of deposit accounts of Classic (excluding all certificates of deposit and any municipal or public deposit accounts exceeding $200,000, individually) as of the end of the month immediately preceding the effective date of the merger shall not be less than 97% of the level of such deposit accounts at September 30, 2004.

As the total number of deposit accounts of Classic will be determined as of the end of the month immediately preceding the effective date of the merger, it is not possible, as of the date of this proxy statement/prospectus, to determine whether the foregoing condition has been satisfied. Assuming, for purposes of illustration only, that the effective date occurred in April of 2005, the total number of deposit accounts condition would have been satisfied.

•	each of the directors of Classic and Classic Bank who are not employees of Classic or Classic Bank shall have entered into three-year non-compete and non-solicitation agreements in the form contemplated by the Merger Agreement; and

•	David B. Barbour, President and Chief Executive Officer of Classic and Lisah M. Frazier, Chief Operating Officer and Chief Financial Officer of Classic, shall have entered into three-year non-compete and non-solicitation agreements and Robert S. Curtis, Executive Vice President of Classic, shall have entered into an 18-month non-compete and non-solicitation agreement with City Holding and City National.

The obligations of Classic to consummate the merger are also subject to the fulfillment of other conditions, including the following:

•	the representations and warranties of City Holding set forth in the Merger Agreement shall be true and correct as of the effective time of the merger, unless the inaccuracies arising after the date of the Merger Agreement do not or will not have a Material Adverse Effect;

•	City Holding shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the merger;

•	Classic shall have received a legal opinion from counsel for City Holding on certain matters relating to the merger; and

•	Classic shall have received an opinion from Barnes & Thornburg LLP that, as of the closing date of the merger, the merger constitutes a “reorganization” for purposes of Section 368 of the Code, as amended, and that no gain or loss will be recognized by Classic shareholders to the extent they receive shares of City Holding common stock as consideration for shares of Classic common stock.

Additionally, the completion of the merger is subject to the receipt of officers’ certificates and other documents. If these and other conditions are not satisfied or waived, City Holding and/or Classic may terminate the Merger Agreement.

Expenses

Each party has agreed to pay its own expenses in connection with the merger transaction, provided that the parties will share the expense of printing and mailing this proxy statement/prospectus.

Termination Fee

If, prior to the effective time of the merger, the Classic Board of Directors fails to recommend the approval of the Merger Agreement to the shareholders of Classic or, in good faith and, after consulting with legal counsel and its financial advisor, accepts what it considers to be a superior proposal to acquire Classic from a third party, Classic is required to pay a termination fee of $2,300,000 to City Holding. Further, if the Merger Agreement is terminated solely by reason of the failure of Classic to receive shareholder approval of the merger after another party has publicly announced a proposal to acquire Classic, and, within 12 months after the date of termination of the Merger Agreement, a change in control of Classic is consummated, Classic is required to pay a termination fee of $2,300,000 to City Holding.

Treatment of Options to Acquire Shares of Classic Common Stock

The Merger Agreement provides that each option to acquire shares of Classic common stock outstanding on the effective date of the merger shall be converted into the right to receive from City Holding, at the effective time of the merger, an amount in cash equal to the sum of the City Holding Average Stock Price times 0.9624 plus $11.08 minus the per share exercise price for each share subject to a Classic stock option. The outside directors of Classic hold stock options for 109,435 shares of Classic common stock which they have agreed not to exercise prior to the closing of the merger so those options will be cashed out for approximately $2.24 million (based on an estimated City Holding Average Stock Price of $31.27 per share). There are options for an additional 79,496 shares which are currently outstanding and which may be exercised prior to the closing of the merger. If all of these shares were cashed out at closing, assuming a City Holding Average Stock Price of $31.27, City Holding would pay an aggregate of approximately $2.14 million to cash out those options.

Treatment of 401(k) Plan of Classic

Classic Bank maintains a 401(k) Savings and Profit Sharing Plan and Trust (the “Classic 401(k) Plan”) and City Holding maintains a 401(k) Plan and Trust (the “City Holding 401(k) Plan”). As soon as practicable following the effective time of the merger, subject to applicable law and the requirements of the City Holding 401(k) Plan, City National shall assume the Classic Bank 401(k) Plan, merge such plan into its own City Holding 401(k) Plan, and amend as necessary the participation agreement of such merged plan so that (a) after the effective time of the merger, employees of Classic Bank who become employees of City Holding and its subsidiaries will accrue benefits pursuant to the merged plan, and (b) after the merger of those plans, former Classic Bank employees participating in the merged plan shall receive credit for eligibility and vesting purposes, for the service of such employees with Classic Bank prior to the effective time of the merger as if such service were with City Holding and its subsidiaries; provided that the benefit of any such former Classic Bank employee in respect of service prior to the effective time of the merger shall be determined under Classic Bank’s contribution formulae and such benefits after the closing of the merger shall be determined under City Holding’s contribution formulae.

Treatment of 1996 Recognition and Retention Plan

The Merger Agreement provides that any unvested awards of restricted stock under Classic’s 1996 Recognition and Retention Plan will be vested prior to the closing of the merger. Such shares will be converted into the merger consideration on the effective date of the merger on the same basis as other outstanding shares of Classic common stock. The total number of shares under this plan as of the date of this proxy statement/prospectus of the merger is 52,786 and the number of shares anticipated to be vested prior to the effective date of the merger is 160.

Treatment of Employee Stock Ownership Plan

Upon the effective time of the merger, the Classic Bancshares, Inc. Employee Stock Ownership Plan (the “Classic ESOP”) will be terminated, and all shares of Classic common stock in the Classic ESOP on the merger’s effective date will be converted into the merger consideration payable to holders of Classic common stock. All of the outstanding indebtedness of the Classic ESOP which is owed to Classic will be repaid (which at December 31, 2004 totaled $612,711), and any assets remaining in the suspense account under the Classic ESOP will then be allocated to the respective participants’ accounts. The net assets of the Classic ESOP will be distributed to the participants and their beneficiaries, subject to the receipt of a favorable tax determination letter from the Internal Revenue Service on the termination of the Classic ESOP. Classic Bank may make contributions to the Classic ESOP not to exceed $20,000 per quarter to fund the ESOP loan payments.

Supplemental Retirement Agreement

David B. Barbour is a party to a Supplemental Retirement Agreement dated December 27, 1995 (the “SRA”) with Classic under which he is entitled to receive monthly compensation equal to 24% of his monthly compensation as defined in the SRA for the remainder of his life beginning at age 65, with certain survivor benefits for his spouse. In full satisfaction of Mr. Barbour’s SRA, City National will purchase, within 30 days of the effective date, for $700,000 an annuity which will provide a level life amount to City Holding or City National beginning with the date Mr. Barbour reaches age 65. Mr. Barbour has agreed to receive an amount equal to that which is provided by such annuity. It is anticipated that the amount payable to Mr. Barbour based on this annuity may be less than it would have been under the SRA.

Classic’s Financial Institutions Retirement Fund

Classic’s Financial Institutions Retirement Fund (the “Classic FIRF”), which is not admitting additional participants at this time, will be frozen on April 1, 2005, so that no further benefits will be accruing thereunder. At the effective date of the merger, the Classic FIRF will be merged into City Holding’s defined benefit plan at City Holding’s election. Classic Bank may make contributions to the Classic FIRF prior to the effective date of the merger only to the extent required to maintain its tax-qualified status.

Cafeteria Plan

Classic will terminate its cafeteria plan as of the day prior to the day former Classic Bank employees begin participating in City Holding’s cafeteria plan. Former Classic Bank employees who are employed by City National or City Holding will begin to participate in City Holding’s cafeteria plan on the effective date of the merger or as soon as practicable thereafter.

Employee Matters

The Agreement provides that the current employees of Classic Bank who become employees of City Holding or its subsidiaries following the merger will be provided with benefits under City Holding’s benefit plans that are no less favorable in the aggregate than the benefits provided to similarly-situated employees by City Holding or its subsidiaries. In addition, the Merger Agreement requires City Holding, to the extent necessary, to amend each of its employee benefit plans in which former Classic Bank employees are to participate so that such plans will take into account, for eligibility, vesting and benefit accrual purposes (except there shall not be any benefit accrual for past service under any defined benefit pension plan), the service of such persons with Classic Bank and to exempt such persons from any waiting periods or pre-existing condition limitations under the medical, dental and health plans of City Holding or its subsidiaries in which they are eligible to participate. No former employee of Classic Bank, however, will be eligible to participate in City Holding’s West Virginia Bankers Association Master Retirement Plan, which is a defined benefit retirement plan that has been frozen. The Merger Agreement further provides that employees of Classic Bank who become employees of City Holding and its subsidiaries following the merger will retain credit for unused sick leave and vacation time accrued during their service with Classic Bank. Furthermore, City Holding may, at its option, assume and maintain the medical, dental and health plans of Classic and Classic Bank for up to three years for the benefit of employees and former employees of Classic and Classic Bank who are currently participating in those plans, subject to membership in the Kentucky Bankers Association and to the approval of the insurer of benefits under those plans. For purposes of this paragraph, service with financial institutions acquired by Classic or Classic Bank will be deemed service with Classic Bank to the extent Classic or Classic Bank gave credit for such service to former employees of the acquired financial institutions under its employee benefit plans.

The Merger Agreement further provides that those employees of Classic on the effective date of the merger whom City Holding or City National elects not to employ after the effective date of the merger or who are terminated by City National other than for “cause” within nine months after the effective time of the merger, will be entitled to severance pay equal to one week of pay, at the employee’s rate of pay at the effective date, for each full year of continuous service with Classic or its subsidiaries, not in excess of 26 years of service, subject to a minimum of four weeks of pay. To be eligible for such severance payment, an employee will be required to execute a release agreement provided by City Holding.

Termination

The Merger Agreement may be terminated at any time prior to the completion of the merger:

•	by mutual consent of City Holding and Classic in writing;

•	by City Holding or Classic if there has been a material breach by the other of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement such that the conditions to the closing of the Merger Agreement could not be satisfied, unless the breach has been or may be cured within thirty (30) days following written notice of the breach;

•	by City Holding or Classic, if the completion of the merger has not occurred on or before September 30, 2005 (provided that the right to terminate the Merger Agreement is not available to any party whose failure or whose affiliate’s failure to perform any covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before such date);

•	by City Holding or Classic if any required regulatory approvals of the merger and the other transactions contemplated by the Merger Agreement have not been obtained or the shareholders of Classic have not approved and adopted the Merger Agreement and the merger within 60 days after the date of this proxy statement/prospectus, assuming the terminating party has complied with its obligations with respect to this proxy statement/prospectus and the shareholder meeting;

•	by City Holding if Classic fails to recommend the merger to its shareholders or withdraws or modifies its recommendation that shareholders approve and adopt the merger and the Merger Agreement in a manner adverse to the interests of City Holding, in which event Classic will be obligated to pay City Holding a termination fee of $2,300,000;

•	by Classic if, without otherwise breaching the Merger Agreement, its Board of Directors accepts what it considers in good faith, after consulting with legal counsel and financial advisors, to be a superior offer from a third party, provided that, in such event, Classic must pay to City Holding a termination fee of $2,300,000; or

•	by City Holding under certain circumstances if it receives a third party report with respect to a property owned or leased by Classic indicating an environmental remediation expense in excess of $300,000. The circumstances under which City Holding could have exercised this termination right have expired.

Conduct of Business Prior to Completion of the Merger

The Merger Agreement provides that Classic (and in some instances, City Holding) will not, from the date of the execution of the Merger Agreement until the effective time of the merger, take or cause any of its subsidiaries to take, any of the following actions without the prior written consent of City Holding (or, in the case of actions by City Holding, prior written consent of Classic):

•	conduct its business other than in the ordinary and usual course, or fail to use reasonable efforts to preserve intact its business organizations, assets and existing business relationships. City Holding is subject to a similar restriction;

•	issue, sell or otherwise increase the number of its outstanding shares of common stock except pursuant to the exercise of outstanding options other than those stock options held by persons who have agreed not to exercise their options in connection with the Merger Agreement.

•	repurchase, reclassify or declare a stock split with respect to its common stock;

•	make or declare any dividend, other than dividends from (a) regular quarterly cash dividends in Classic common stock in an amount not to exceed $.10 per share paid with record and payment dates consistent with past practice and (b) dividends from Classic to Classic Bank consistent with past practice;

•	enter into any new employment or consulting agreement, or amend any such existing agreement, with any of its directors, officers, employees or affiliates, or increase the salary paid to such persons other than (a) changes that are required by applicable law, (b) changes contemplated by the Merger Agreement, (c) changes in base salary (i) consistent with City Holding’s salary administration procedures and (ii) properly approved by City Holding’s president and (d) bonuses for performance under documented incentive plans that are approved by City Holding. Notwithstanding the foregoing, Classic’s change of control agreements with its executive officers currently scheduled to expire on April 1, 2005, may be automatically extended until April 1, 2006;

•	amend, modify or terminate any benefit plan or stock-based compensation plan, or increase any outstanding grants or accelerate the vesting or exercisability of any rights granted under such plans, except as otherwise provided in the Merger Agreement;

•	sell, transfer, or otherwise dispose of or discontinue any material portion of its assets, business or properties, or acquire assets, properties or investments, except as otherwise provided in the Merger Agreement;

•	amend its Certificate of Incorporation or Bylaws or those of Classic Bank. City Holding is subject to a similar restriction;

•	implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles and upon the concurrence of its independent auditors or as required by any U.S. banking regulator with authority over Classic Bank or regulatory accounting principles in regulatory filings and other documents. City Holding is subject to a similar restriction;

•	enter into, terminate, or make a material modification to any of its existing material contracts, except in the ordinary course of business consistent with past practice;

•	settle any material claim, action or proceeding;

•	implement or adopt any change to its interest rate risk management and hedging policies or fail to follow in any material respect its existing policies in this area;

•	other than in the ordinary course of business and consistent with past practice incur any indebtedness for borrowed money, or guaranty the indebtedness of any other person, or release any material indebtedness of any other person;

•	make any loan or advance other than existing commitments and renewals of existing loans or make any non-residential loan in excess of $250,000 other than in the ordinary course of business consistent with its lending policies;

•	take any action reasonably likely to prevent or impede the merger of Classic with and into City Holding or the merger of Classic Bank with and into City National from qualifying as a reorganization within the meaning of Section 368 of the Code or enter into any agreement which would otherwise result in (a) a breach of Classic’s representations and warranties set forth in the Merger Agreement in a manner that would result in a Material Adverse Effect, (b) any conditions of the Agreement not being satisfied, or (c) a material breach of any provision of the Merger Agreement. City Holding is subject to a similar restriction; or

•	increase or decrease the rate of interest paid by Classic Bank on any deposit product, except in a manner and pursuant to prices consistent with past practice; provided however that in no event may Classic Bank increase the rate of interest on any deposit product to more than the average rates paid on comparable deposit products by other banks and thrifts located in the markets in which such deposit product is offered by Classic Bank unless such increase is approved by City Holding.

Management and Operations After Merger

Upon consummation of the merger and the subsidiary merger, Classic and Classic Bank will merge with and into City Holding and City National, respectively, and Classic and Classic Bank will cease to exist as separate entities. The Boards of Directors of City Holding and City National will consist of the persons serving on those Boards immediately prior to the effective times of the mergers.

The officers of City Holding and City National will consist of the persons serving as officers of City Holding and City National immediately prior to the effective time of the mergers. David B. Barbour, President and Chief Executive Officer of Classic, Lisah M. Frazier, Chief Operating Officer and Chief Financial Officer of Classic, and Robert S. Curtis, Executive Vice President of Classic, have agreed, at City Holding’s option, to remain employed by City National following the merger through August 31, 2005, to assist with the integration of operations of the merged entities.

No Solicitation

The Merger Agreement provides that, unless and until the Merger Agreement has been terminated, neither Classic nor City Holding will solicit or encourage or, subject to the fiduciary duties of its directors as advised by counsel and its investment banker, hold discussions or negotiations with, or provide information to, any person relating to a possible business combination involving Classic or City Holding, or any of their subsidiaries, respectively. Classic and City Holding are required to promptly advise the other party of their receipt of any such proposal or inquiry, the substance of such proposal or inquiry, the identity of such person, and any developments relating thereto.

Environmental Inspections

Under the Merger Agreement, City Holding initially had the right to terminate the Merger Agreement and not consummate the transaction if any of the real estate owned by Classic was determined to be contaminated and the cost to remediate such contamination would be reasonably estimated to exceed $300,000. In order for City Holding to avail itself of this termination provision, it was required to request that Phase I environmental investigations be commenced on or before January 8, 2005. City Holding elected to cause such environmental investigations to be conducted on three of Classic’s properties. Such investigations resulted in a determination that no further investigation of these three properties was warranted. Accordingly, this termination right on the part of City Holding no longer exists.

Accounting and Reserve Policies; Restructuring Expenses

Classic will, subject to applicable law and consistent with generally accepted accounting principles of the United States of America, record reserves and accruals with respect to the merger in consultation with City Holding, but in no event prior to two business days before the effective date of the merger and before Classic shall have received assurances from City Holdings that all conditions to City Holdings’ obligation to consummate the merger have been satisfied.

Amendment and Waiver of the Merger Agreement

Subject to applicable law, any provision of the Merger Agreement may be amended or waived by City Holding or Classic prior to closing if the parties mutually agree to the amendment. In addition, either City Holding or Classic may waive the other party’s obligation to perform covenants or conditions in the Merger Agreement.

Resales of City Holding Common Stock by Classic Shareholders

The shares of City Holding common stock to be issued to Classic shareholders in the merger will be registered under the Securities Act of 1933, as amended. These shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” (generally including, without limitation, directors, certain executive officers and beneficial owners of ten percent (10%) or more of any class of capital stock) of Classic as of the date of the Classic special meeting. Affiliates of Classic may only sell their shares of City Holding common stock:

•	in accordance with the provisions of Rule 145(d) under the Securities Act of 1933;

•	pursuant to an effective registration statement under the Securities Act; or

•	in transactions otherwise exempt from the registration requirements of the Securities Act.

Classic has agreed to deliver to City Holding an agreement by each person who may be deemed an affiliate of Classic that such person will not dispose of any City Holding common stock in violation of the Securities Act of 1933, as amended.

In addition, Classic shareholders, officers, and directors who become “affiliates” of City Holding following the merger will be subject to the same resale restrictions as affiliates of City Holding. Generally, persons who are not executive officers, directors or greater than ten percent shareholders of City Holding at the effective time of the merger will not be considered affiliates in the absence of other factors indicating a control relationship.

INTERESTS OF DIRECTORS AND

EXECUTIVE OFFICERS OF CLASSIC IN THE MERGER

When considering the recommendations of the Classic Board of Directors, you should be aware that some of the employees and directors of Classic and Classic Bank have interests that are different from, or in conflict with, your interests. The Board of Directors was aware of these interests when it approved the merger and the Merger Agreement. Except as described below, to the knowledge of Classic, the executive officers and directors of Classic do not have any material interest in the merger apart from their interests as shareholders of Classic.

Treatment of Stock Options

The Merger Agreement provides that each option to acquire shares of Classic common stock which is outstanding at the effective time of the merger shall be converted into the right to receive from City Holding, at the effective time, an amount in cash equal to the City Holding Average Stock Price times 0.9624 plus $11.08 minus the per share exercise price for each share of Classic common stock subject to an option. The outside directors of Classic hold stock options for 109,435 shares of Classic common stock which they have agreed not to exercise prior to the closing of the merger so these options will be cashed out for approximately $2.24 million (based on an estimated City Holding Average Stock Price of $31.27 per share). There are options for an additional 79,496 shares which are currently outstanding and which may be exercised prior to the closing of the merger. If all of these shares were cashed out at closing, assuming a City Holding Average Stock Price of $31.27, City Holding would pay an aggregate of approximately $2.14 million to cash out these options.

Severance and Non-Compete Payments Payable to Executive Officers of Classic

In connection with the consummation of the merger, David B. Barbour, Lisah M. Frazier and Robert S. Curtis (the “Classic Executives”) will each continue serving Classic and Classic Bank and their successors, at City Holding’s option, through August 31, 2005 and will terminate their existing employment agreements with Classic and enter into a three-year (18-month in the case of Robert S. Curtis) non-compete and non-solicitation agreement with City Holding in exchange for lump sum cash payments equal to $1.8 million, $800,000 and $800,000, respectively, subject to reduction to the extent such payments are not deductible under Section 280G of the Code. The lump sum payments agreed to by the Classic Executives are believed to be less than the termination payments to which such executives would otherwise be entitled under their employment agreements upon the completion of the merger.

On December 29, 2004, Classic granted the Classic Executives the opportunity to extend the post-retirement exercise period of certain of their stock options from 90 to 120 days. A purpose and effect of this action was to convert such options from incentive stock options (“ISOs”) under Section 422 of the Code to non-tax-qualified options (with such non-tax qualified stock options referred to as “Disqualified Options”). In the absence of this action, Messrs. Barbour and Curtis and Ms. Frazier could have converted their ISOs to non-qualified status by exercising them and selling them during the subsequent one-year period.

On December 30, 2004, the Classic Executives exercised 68,707, 29,677 and 32,505 of their Disqualified Options. The exercise of the Disqualified Options by the Classic Executives had the effect of increasing their 2005 “Base Amount” (defined generally as their average W-2 compensation over the prior five years) under applicable Internal Revenue Service rules. This action had the effect of increasing the likelihood that the severance and non-compete payments described above will be tax deductible and may be paid without reduction. These actions were taken in consultation with City Holding and are authorized under the Merger Agreement.

On December 29, 2004, Classic also approved the payment to Mr. Barbour of an unrestricted $200,000 advance of his termination benefits under his employment agreement. The effect of this advance was to increase his 2005 Base Amount which will increase the likelihood that the termination and non-compete benefits payable to him under the Merger Agreement will be fully tax-deductible and may be paid without reduction. This action was taken in consultation with City Holding and is permitted under the Merger Agreement.

Treatment of Certain Benefit Plans

All employees of Classic Bank, including its executive officers, benefit from the early termination of the Classic ESOP, as all shares of Classic common stock held in the Classic ESOP will be converted into consideration payable in the merger and, after payment in full of the loan made by Classic to the Classic ESOP, will be distributed to Classic Bank employees. See “Treatment of Employee Stock Ownership Plan.”

In addition, Mr. Barbour will receive benefits payable under a $700,000 annuity to be purchased by City Holding or City National in full satisfaction of the benefits he is currently entitled to under the SRA. It is anticipated that the amount payable to Mr. Barbour based on this annuity may be less than he would have received under the SRA. See “Supplemental Retirement Agreement.”

Indemnification and Insurance of Directors and Officers

City Holding has agreed to indemnify and hold harmless each director and officer of Classic and Classic Bank for six years after the effective time of the merger in connection with any threatened or actual claim, action or investigation arising out of the fact that any such person is or was a director or officer of Classic or Classic Bank at or prior to the effective time regardless of whether such claim is asserted or claimed after the effective time, including all indemnified liabilities based on, or arising out of, or pertaining to the Merger Agreement, the merger or the transactions contemplated by the Merger Agreement, to the full extent permitted under Delaware law, and by Classic’s Certificate of Incorporation.

In addition, City Holding has agreed to use its reasonable best efforts to include Classic’s directors and officers on its existing insurance, or to obtain directors’ and officers’ liability insurance “tail” policy coverage for Classic’s directors and executive officers, for a period of three years after the effective time of the merger, which will provide the directors and officers with coverage on substantially similar terms as currently provided by Classic to such directors and officers for claims based on activity prior to the effective time. However, City Holding has no obligation during each year in such three-year period to pay an aggregate amount in premiums, with respect to the former Classic directors and officers, which is more than 150% of the current annual amount spent by Classic to maintain its current directors’ and officers’ insurance coverage.

EFFECTIVE TIME OF MERGER

The merger will be consummated if the Merger Agreement is approved and adopted by the Classic shareholders, all required consents and approvals are obtained and all other conditions to the merger are either satisfied or waived. The merger will become effective on the date and at the time (referred to in this proxy statement/prospectus as the “effective time of the merger”) that Articles of Merger are filed with the Secretary of State of the State of West Virginia and a Certificate of Merger is filed with the Secretary of State of the State of Delaware, or such later date or time as may be indicated in such Articles of Merger or Certificate of Merger. It is currently anticipated that the merger will occur in the second quarter of 2005. City Holding and Classic each has the right to terminate the Merger Agreement if the merger is not completed by September 30, 2005.

EXCHANGE AND PAYMENT PROCEDURES

Promptly after completion the merger, City Holding will mail to Classic shareholders transmittal materials for use by a Classic shareholder for exchanging his or her certificates representing shares of Classic common stock for shares of City Holding common stock and cash. Classic shareholders should surrender their certificates for exchange using the procedures described in the Letter of Transmittal and instructions. Sun Trust Bank, the exchange agent for the merger, will deliver certificates for City Holding common stock and a check for the cash consideration (and fractional share interests or dividends or distributions) after the effective time of the merger once it receives the certificates representing a holder’s shares of Classic common stock. You should not return your Classic stock certificates with the enclosed proxy, but should retain them until you receive the Letter of Transmittal and instructions from City Holding.

In the event that City Holding pays any dividends or other distributions with respect to City Holding common stock with a record date occurring after the effective time of the merger, City Holding will not pay any such dividends or other distributions to any former Classic shareholder who has not exchanged his or her certificates representing Classic common stock. After exchanging his or her Classic stock certificates for City Holding stock certificates, all paid dividends and other distributions will be delivered to such shareholder, in each case without interest.

After the effective time of the merger, there will be no transfers of shares of Classic common stock on Classic’s stock transfer books. If certificates representing shares of Classic common stock are presented for transfer after the effective time of the merger, the exchange agent or City Holding will cancel and exchange them for the merger consideration consisting of cash, certificates representing shares of City Holding common stock and cash for the amount to be paid for fractional shares of City Holding common stock, if any, as provided by and in accordance with the Agreement.

If your certificate(s) for your shares of Classic common stock has been lost, stolen or destroyed, the exchange agent for the merger will issue the merger consideration to you if it receives from you an agreement to indemnify City Holding against loss from such lost, stolen or destroyed certificate and an affidavit evidencing the loss, theft or destruction of your certificate. A fee equal to 2% of the market value of the City Holding common stock to be issued plus 1.5% of the cash consideration to be issued will be charged to holders of lost, stolen or destroyed certificates.

Any merger consideration which is delivered to the exchange agent and is unclaimed for one year will be returned to City Holding, and any holders of Classic certificates will, after that date, only look to City Holding for the merger consideration, subject to applicable abandoned property or similar laws.

FRACTIONAL SHARES

City Holding will not issue any fractional shares of City Holding common stock. Instead, a Classic shareholder who would otherwise have received a fraction of a share of City Holding common stock will receive cash (without interest). The amount of cash received will be determined by multiplying the fraction of City Holding common stock the shareholder would have been entitled to receive by the CHC Average Stock Price. In addition, Classic shareholders will not be entitled to dividends, voting rights or any other rights as a shareholder with respect to any fractional shares.

RIGHTS OF DISSENTING SHAREHOLDERS

Any Classic shareholder who strictly complies with the procedures specified in Section 262 of the Delaware General Corporation Law (the “DGCL”) is entitled to have such shareholder’s shares of Classic common stock appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares as of the effective time of the merger, as determined by the Chancery Court, in lieu of the merger consideration. The following is a summary of Section 262 of the DGCL and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached hereto as Annex C. Shareholders should carefully review Section 262 of the DGCL as well as information discussed below to determine their rights to appraisal.

If a Classic shareholder elects to exercise the right to an appraisal under Section 262 of the DGCL, such shareholder must do ALL of the following:

•	File with Dena M. Newsom, Classic’s corporate secretary, at Classic’s main office at 344 Seventeenth Street, Ashland, Kentucky 41101, a written demand for appraisal of his or her common stock held (which demand must identify the shareholder and expressly request an appraisal) before the vote is taken on the merger agreement at the special meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement; neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262 of the DGCL);

•	Not vote in favor of the merger agreement (a failure to vote or abstaining from voting will satisfy this requirement): a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the merger agreement, will constitute a waiver of such shareholder’s right of appraisal and will nullify any previously filed written demand for appraisal; and

•	The shareholder must continuously hold such shares of common stock through the effective time of the merger.

Written demands for appraisal should be executed by, or on behalf of, the holder of record. Such demands must indicate the identity of the shareholder and that such shareholder is thereby demanding appraisal within the meaning of Section 262 of the DGCL.

Within ten (10) days after the effective time of the merger, Classic will give written notice that the merger has become effective to each shareholder who has satisfied the requirements of Section 262 of the DGCL and has not voted for, or consented to, the proposal to approve and adopt the Merger Agreement. Within 120 days after the effective time, Classic or any such dissenting shareholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock of all dissenting shareholders entitled to appraisal. Any dissenting shareholder desiring the filing of such petition is advised to file such petition on a timely basis unless such dissenting shareholder receives notice that such a petition has been filed by Classic or another dissenting shareholder.

If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine which shareholders are entitled to appraisal rights and thereafter will determine the fair value of the common stock held by dissenting shareholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery shall take into account all relevant factors. Such fair value may be determined by the Delaware Court of Chancery to be more than, less than or equal to the merger consideration that such dissenting shareholder would otherwise be entitled to receive pursuant to the merger agreement.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceeding will be determined by the Delaware Court of Chancery and taxed against the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon the application of any shareholder, the Delaware Court of Chancery may determine the amount of interest, if any, to be paid upon the value of the common stock of shareholders entitled thereto. Upon application, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

After the effective time of the merger, no dissenting shareholder shall have any rights of a shareholder with respect to such holder’s common stock for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder’s common stock, if any, payable to shareholders of record as of a date prior to the effective time. If a dissenting shareholder delivers a written withdrawal of the demand for an appraisal within 60 days after the effective time or thereafter with the written approval of Classic, or if no petition for appraisal is filed within 120 days after the effective time, then the right of such dissenting shareholder to an appraisal will cease and such dissenting shareholder will be entitled to receive only the merger consideration.

A SHAREHOLDER WHO FAILS TO COMPLY WITH SECTION 262 OF THE DGCL IS BOUND BY THE TERMS OF THE MERGER AGREEMENT. ACCORDINGLY, SHAREHOLDERS WHO WISH TO DISSENT SHOULD REVIEW SECTION 262 VERY CAREFULLY AND CONSULT THEIR LEGAL ADVISORS.

REGULATORY APPROVALS FOR THE MERGER

The merger of Classic Bank with and into City National is subject to prior approval by the Office of the Comptroller of the Currency (the “OCC”) under the Bank Merger Act (12 U.S.C. § 1828(c)). This statute and the related regulations require the Office of the Comptroller of the Currency to take into account (i) the effect of the merger on competition, (ii) the managerial and financial resources and future prospects of the resulting institution, (iii) the effect of the merger on the convenience and needs of the community served, (iv) the performance of City National and Classic Bank in meeting the credit needs of the relevant communities, including low- and moderate- income neighborhoods, consistent with safe and sound banking practices, and (v) the effectiveness of City National and Classic Bank in combating money laundering activities.

The Bank Merger Act prohibits the OCC from approving a merger if the merger:

•	would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or

•	would substantially lessen competition or tend to create a monopoly in any section of the country, or would result in any other manner in a restraint in trade, unless the OCC finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In addition, under the Community Reinvestment Act of 1977, the OCC must take into account the record of performance of City National and Classic Bank in meeting the credit needs of the communities served by such associations, including low- and moderate-income neighborhoods.

City Holding and Classic filed an application for approval of the proposed merger with the OCC on February 16, 2005. The merger may not be completed until the 30th day or, with the consent of the relevant agencies, the 15th day, following the date of the OCC approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an anti-trust action would stay the effectiveness of any approval unless a court specifically orders otherwise.

City Holding also filed a notice with the Federal Reserve Bank of Richmond (the “FRB”) seeking a waiver of any need to file an application with the FRB. The FRB approved this waiver on February 25, 2005.

The acquisition of Classic Bank by City Holding also requires the approval of the Kentucky Department of Financial Institutions. The Kentucky Department of Financial Institutions’ approval requires that the terms of the merger comply with Kentucky law, the financial condition or the competence, experience and integrity of City National and its principals will not jeopardize the financial stability of Classic Bank, the public convenience and advantage will be served by the merger and no federal regulatory authority with jurisdiction has disapproved the merger because of its impact on competition. City Holding filed an application seeking approval of the Kentucky Department of Financial Institutions on February 16, 2005.

City Holding also notified the Ohio Department of Financial Institutions and the West Virginia Division of Banking of the merger by filing a copy of the OCC application with such entities on February 16, 2005.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to holders of Classic common stock who hold such stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This summary and the opinions set forth below may not be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold Classic common stock as part of a straddle, hedge, risk reduction, constructive sale, or conversion transaction, persons who are not citizens or residents of the United States and shareholders who acquired their shares of Classic common stock through the exercise of an employee stock option or otherwise as compensation. The following represents general information only and is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed in this proxy statement/prospectus.

ALL SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND OF CHANGES IN SUCH TAX LAWS.

As a condition to closing the merger, Classic must obtain the opinion of Barnes & Thornburg LLP that, for federal income tax purposes, the merger constitutes a reorganization within the meaning of Section 368 of the Code and will not result in gain or loss for federal income tax purposes to Classic. In addition, the opinion must state that the issuance of City Holding’s common stock in the merger will not result in the recognition of gain or loss by the holders of Classic common stock to the extent they receive shares of City Holding common stock in the merger in exchange for shares of Classic common stock.

Pursuant to the Merger Agreement, Classic and City Holding may exercise their right to terminate the merger if Barnes & Thornburg LLP is unable to render these tax opinions at closing. If the market price of the City Holding common stock as of the effective time declines relative to the market price of Classic common stock to the extent that the value of the City Holding common stock received by the Classic shareholders in the merger is less than 45% of the value of formerly outstanding shares of Classic common stock, then Classic and City Holding will not be obligated to consummate the merger pursuant to the Merger Agreement because Barnes & Thornburg LLP would be unable to render their favorable tax opinions on the merger.

Barnes & Thornburg LLP has rendered its opinion to City Holding and Classic based on the representations contained in certificates provided by City Holding and Classic and based on certain customary assumptions, all of which must be true and accurate in all material respects and has assumed the absence of changes in existing material facts as of the effective time of the merger. Subject to the qualifications above, Barnes & Thornburg LLP has rendered such opinion as of the date the registration statement relating to this proxy statement/prospectus was filed. Such opinion was based on current market prices of Classic and City Holding common stock. In addition, it is a condition to the closing of the merger that each of City Holding and Classic receive a final opinion dated as of the date of the closing of the merger. The opinion and this summary will not be binding on the Internal Revenue Service, and neither City Holding nor Classic intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Subject to the foregoing, the opinion of Barnes & Thornburg LLP provides:

•	the merger will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code, meaning that neither Classic nor City Holding will recognize any gain or loss with respect to the merger;

•	a Classic shareholder who receives a combination of cash and shares of City Holding common stock in exchange for shares of Classic common stock in the merger will not recognize loss but will recognize gain, if any, on the shares so exchanged to the extent of the lesser of: (1) the amount of cash so received, or (2) the excess of the cash and the fair market value of the City Holding common stock received by the shareholder over such shareholder’s adjusted tax basis in the Classic common stock exchanged therefor; and

•	any such recognized gain will be treated as capital gain unless, in the case of the particular shareholder, the receipt of the cash is deemed to have the effect of a dividend to the extent of such shareholder’s ratable share of Classic’s accumulated earnings and profits with any remaining amount treated as capital gain. The provisions of Section 302 of the Code apply in determining whether gain recognized by a Classic shareholder pursuant to the merger is capital gain or has the effect of a dividend under Section 356(a)(2) of the Code (the “Hypothetical Redemption Analysis”). Under the Hypothetical Redemption Analysis, a Classic shareholder will be treated as if the portion of the Classic common stock exchanged for cash in the merger instead had been exchanged for shares of City Holding common stock (the “Hypothetical Shares”), followed immediately by a redemption of the Hypothetical Shares by City Holding for cash. Under the principles of Section 302, a Classic shareholder will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is “not essentially equivalent to a dividend” or is “substantially disproportionate” with respect to such shareholder. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing a shareholder’s ownership interest in City Holding both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption.

Whether the hypothetical redemption by City Holding of the Hypothetical Shares for cash is “not essentially equivalent to a dividend” with respect to a Classic shareholder will depend upon such shareholder’s particular circumstances. However, the hypothetical redemption must, in any event, result in a “meaningful reduction” in such shareholder’s percentage ownership of City Holding common stock. In determining whether the hypothetical redemption by City Holding results in a meaningful reduction in the shareholder’s percentage ownership of City Holding common stock and therefore does not have the effect of a distribution of a dividend, a Classic shareholder should compare his or her interest in City Holding (including interests owned actually, hypothetically and constructively) immediately after the merger (but before the hypothetical redemption) to his or her interest after the hypothetical redemption.

The hypothetical redemption transaction would be “substantially disproportionate” and, therefore, would not have the effect of a distribution of a dividend with respect to a Classic shareholder who owns less than 50% of the voting power of the outstanding City Holding common stock if the percentage of City Holding common stock actually and constructively owned by such shareholder immediately after the hypothetical redemption is less than 80% of the percentage of City Holding common stock actually, hypothetically and constructively owned by such shareholder immediately before the hypothetical redemption;

•	any capital gain will be long-term capital gain if, as of the date of the exchange, the shareholder’s holding period for such shares is greater than one year Any gain recognized by a Classic shareholder and classified as a dividend under Section 302 of the Code will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual Classic shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Gain treated as ordinary income will be taxed at ordinary income rates. You are urged to consult your tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income;

•	the aggregate adjusted tax basis of the shares of City Holding common stock received in such exchange will be equal to the aggregate tax basis of the shares surrendered therefor, decreased by the cash received and increased by the amount of gain (including any amount which is characterized as a dividend) recognized, if any;

•	the holding period of City Holding common stock will include the holding period of the shares of Classic common stock surrendered therefor;

•	cash received in lieu of a fractional share of City Holding common stock will be treated as received in redemption of such fractional interest and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of common stock allocable to such fractional interest. Such gain or loss will be long-term capital gain or loss if, as of the date of exchange, the holding period for such share is greater than one year;

•	a Classic shareholder who exchanges his or her options to acquire like options to acquire City Holding common stock will recognize no gain or loss on the exchange to the extent that the options constitute securities;

•	the receipt in the merger by a holder of options to acquire shares of Classic common stock of an amount in cash equal to the excess of $14.80 over the per share exercise price for each share of common stock subject to such stock options will result in the recognition of taxable income by the person in the amount of cash received as consideration for the termination of such stock options; and

•	payments of cash to a Classic shareholder surrendering shares of common stock will be subject to information reporting and “backup” withholding at a rate of 28% of the cash payment to the shareholder, unless the shareholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS LIMITED TO THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER AND DOES NOT DISCUSS STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES, OR ALL OF THE TAX CONSEQUENCES THAT MIGHT BE RELEVANT TO AN INDIVIDUAL SHAREHOLDER OF CLASSIC. EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THE SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, OR OTHER TAX LAWS AND OF ANY FUTURE CHANGES IN THE CODE, OR REGULATION ISSUED THEREUNDER, OR UNDER ANY TAX RULINGS OR COURT DECISIONS OR OTHER LAWS CONCERNING TAXES.

ACCOUNTING TREATMENT OF THE MERGER

The merger is expected to be recorded under the purchase method of accounting for financial reporting purposes. Accordingly, intangible assets will be identified and the assets and liabilities of Classic will be marked to their fair value prior to being added to the corresponding balance sheet categories of City Holding, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. Any amount remaining after allocating the purchase price to intangible assets other than goodwill and Classic’s assets and liabilities will be classified as goodwill. Intangible assets, such as core deposit intangibles, will be amortized over a period of time. Goodwill will not be amortized but will be tested periodically for impairment. If goodwill is determined to be impaired, an impairment loss will be recorded at that time. In future financial statements, the results of operations of City Holding will include the results of both Classic and City Holding only for the periods beginning after the effective date of the merger. City Holding must treat certain expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

NASDAQ NATIONAL MARKET LISTING

City Holding will file a notification with The Nasdaq Stock Market, Inc. regarding the issuance of City Holding common stock in the merger. City Holding has agreed that the shares of its stock to be issued in the merger will be listed on the Nasdaq National Market at or prior to the effective date of the merger.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

In the merger, Classic shareholders will exchange their shares of Classic common stock for shares of City Holding common stock and cash. City Holding is organized under the laws of the State of West Virginia and Classic is organized under the laws of the State of Delaware. On consummation of the merger, some of Classic’s shareholders will become City Holding shareholders, and the Articles of Incorporation of City Holding Company (the “City Holding Articles”) and the Amended and Restated Bylaws of City Holding Company (the “City Holding Bylaws”) will govern their rights as City Holding shareholders.

The following summary discusses some of the material differences between the current rights of City Holding shareholders and Classic shareholders under the City Holding Articles, City Holding Bylaws, the Certificate of Incorporation of Classic (the “Classic Certificate of Incorporation”), and the Bylaws of Classic (the “Classic Bylaws”). The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the DGCL, the West Virginia Business Corporation Act (“WVBCA”), and the articles of incorporation and bylaws of City Holding and Classic, respectively.

Authorized Capital

City Holding

City Holding is authorized to issue 50,000,000 shares of common stock, $2.50 par value per share (“City Holding common stock”), all of which have identical rights and preferences, and 500,000 shares of preferred stock, $25.00 par value per share. As of the date of this proxy statement/prospectus, City Holding had outstanding 16,616,207 shares of its common stock and no shares of preferred stock. Each of the outstanding shares of City Holding common stock has been validly issued, fully paid, and is not liable for further call or assessment.

Classic

Classic is authorized to issue 2,700,000 shares of common stock, $.01 par value per share (“Classic common stock”), all of which have identical rights and preferences, and 100,000 shares of preferred stock, $.01 par value per share. As of the date of this proxy statement/prospectus, Classic has outstanding 1,598,318 shares of its common stock and no shares of preferred stock. Each of the outstanding shares of Classic common stock has been validly issued, fully paid, and is not liable for further call or assessment.

Voting Rights and Cumulative Voting

City Holding

Each holder of City Holding common stock generally has the right to cast one vote for each share of City Holding common stock held of record on all matters submitted to a vote of shareholders of City Holding. If City Holding issues shares of preferred stock, holders of the preferred stock may also possess voting rights. West Virginia law and the City Holding Bylaws allow a shareholder to cumulate his votes in the election of directors.

Classic

Each holder of Classic common stock has the right to cast one vote for each share of Classic common stock held of record on all matters submitted to a vote of shareholders of Classic. The Classic Certificate of Incorporation

provides that any holder of more than 10% of the outstanding shares of Classic common stock may only vote their stock up to the 10% limit. If Classic issues shares of preferred stock, holders of the preferred stock may also possess voting rights. The Classic Certificate of Incorporation does not permit cumulative voting.

Dividends

City Holding and Classic may pay dividends and make other distributions at such times, in such amounts, to such persons, for such consideration and upon such terms and conditions as City Holding’s or Classic’s Board of Directors may determine, subject to certain statutory restrictions.

Liquidation

In the event of liquidation, dissolution or winding up of City Holding or Classic, the holders of shares of common stock will be entitled to receive, after payment or provision for payment of City Holding’s and Classic’s debts and other liabilities and of all shares having priority over the common stock, a ratable share of the remaining assets of City Holding or Classic, respectively.

Preemptive Rights

Holders of City Holding and Classic common stock are not entitled to preemptive rights with respect to any shares which may be issued.

Preferred Stock

The Merger Agreement prohibits Classic’s Board of Directors from issuing preferred stock prior to the effective time of the merger. The Boards of Directors of City Holding and Classic are generally authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and other rights of the shares of each such series and the limitations thereof. City Holding’s and Classic’s preferred stock may rank prior to its common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

Issuance of Additional Shares

City Holding

Except in connection with the proposed merger with Classic, the exercise of stock options and as otherwise provided herein, City Holding has no specific plans for the issuance of the additional authorized shares of its common stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of City Holding common stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or in future underwritten or other public or private offerings. The authorized but unissued shares of City Holding preferred stock will similarly be available for issuance in future mergers or acquisitions, in future underwritten public offerings or private placements or for other general corporate purposes.

Section 31D-6-621 of the WVBCA authorizes the board of directors of a West Virginia corporation to authorize the issuance of additional shares, unless the corporation’s articles of incorporation reserve such a right for the corporation’s shareholders. In accordance with the City Holding Articles, except as otherwise required to approve the transaction in which the additional authorized shares of City Holding common stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, City Holding’s Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of City Holding common stock subject to the restrictions imposed on the issuance of such shares by The Nasdaq Stock Market.

Classic

Classic has no specific plans for the issuance of the additional authorized shares of common stock or for the issuance of any shares of preferred stock. The Classic Certificate of Incorporation provides that, except as otherwise required to approve the transaction in which the additional authorized shares of Classic common stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, Classic’s Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Classic common stock subject to the restrictions imposed on the issuance of such shares by The Nasdaq Stock Market.

Number and Restrictions Upon Directors

City Holding

The City Holding Bylaws provide that the size of the City Holding Board of Directors shall range between five and twenty-five directors, with the exact number of directors to be fixed from time to time exclusively by the City Holding Board of Directors pursuant to a resolution adopted by a majority of the total number of directors, subject to certain conditions.

The City Holding Bylaws provide that directors of City Holding need not be residents of the State of West Virginia. Directors of City Holding must retire from the City Holding Board of Directors upon reaching seventy years of age.

Classic

The Classic Certificate of Incorporation provides that the number of directors of Classic shall be fixed from time to time by the Classic Board of Directors.

Neither the Classic Bylaws nor Delaware law imposes residency restrictions on directors of Classic. The Classic Bylaws provide that no person seventy years of age or older shall be eligible for election, re-election, appointment or reappointment to the Classic Board of Directors.

Removal From Board

City Holding

Under West Virginia law, any member of a corporation’s board of directors may be removed, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. The City Holding Bylaws provide that a director may be removed by the affirmative vote of a majority of shareholders.

Classic

The Classic Certificate of Incorporation provides that a director or the entire Classic Board of Directors may be removed only for good cause and only by the affirmative vote of at least 80% of the shares eligible to vote generally in the election of directors voting together as a single class.

Special Meetings of the Board

City Holding

The City Holding Bylaws provide that special meetings of the City Holding Board of Directors may be called by any three directors or by the president of City Holding upon not less than one day’s notice.

Classic

The Classic Bylaws provide that special meetings of the Classic Board of Directors may be called by one-third of the directors in office or by the president of Classic upon not less than 24 hours’ notice.

Classified Board of Directors

City Holding

The City Holding Bylaws provide that City Holding’s Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, it could take two annual elections to replace a majority of City Holding’s Board of Directors.

Classic

The Classic Certificate of Incorporation and Bylaws provide that Classic’s Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, it could take two annual elections to replace a majority of Classic’s Board of Directors.

Indemnification

City Holding

The WVBCA provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

The City Holding Articles provide that City Holding shall indemnify any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation. To the extent that City Holding Board of Directors determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

Classic

Section 145 of the DGCL provides in part that a Delaware corporation has the power to indemnify any director or officer of the corporation (or an individual serving as a director or officer of another corporation at the corporation’s request) who is a party to or is threatened to be made a party to a proceeding by reason of the fact that the person is or was a director or officer of the corporation. The indemnified person can be indemnified against expenses (including attorneys fees), judgments, fines and settlement amounts reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, a director or officer may be indemnified for reasonable expenses incurred in a proceeding as to which he meets the foregoing standard of conduct. A director may not be indemnified for such expenses if he is adjudged to be liable to the corporation, unless a court determines that the director is nonetheless entitled to indemnity for such expenses.

A corporation must indemnify a present or former director or officer who has been successful on the merits or otherwise in a proceeding against reasonable expenses incurred by such person in connection with the proceeding. A corporation may advance expenses incurred by an officer or director in such a proceeding if he affirms that he will return the advanced expenses upon a determination that he has not met the standard to entitle him to indemnification.

Under Classic’s Certificate of Incorporation, Classic shall indemnify an officer or director to the fullest extent allowable under Delaware law if the officer or director was or is a party to a suit or proceeding by reason of the fact that he was or is a director or an officer of Classic or served at the request of Classic as a director or officer of another corporation. Classic shall indemnify such an officer or director from a proceeding, whether the basis of such proceeding is an alleged action in an official capacity or in any other capacity while serving as a director or officer of Classic. If the indemnified person initiates the proceeding, he will only be indemnified if such proceeding was authorized by Classic’s Board of Directors. The Classic Certificate of Incorporation specifies that an officer’s or director’s right to indemnification shall continue although the indemnified person has ceased to be a director or officer. Pursuant to the Classic Certificate of Incorporation, Classic has 60 days to pay a claim (20 days for advanced expenses), after which the officer or director may bring suit to enforce his or her right to indemnification or advancement of expenses.

Special Meetings of Shareholders

City Holding

The City Holding Articles provide that a special meeting of shareholders may be called at any time by the City Holding Board of Directors, or by the president and secretary, or by any three or more shareholders holding together not less than ten percent (10%) of the shares of City Holding, in accordance with West Virginia law.

Classic

The Classic Certificate of Incorporation and Bylaws provide that a special meeting of shareholders may only be called by the Classic Board of Directors pursuant to a resolution adopted by the majority of the total number of directors which Classic could have if there were no vacancies on the Board of Directors.

Shareholder Nominations

City Holding

The City Holding Bylaws provide that the City Holding Board of Directors or any City Holding shareholder entitled to vote in the election of directors may nominate persons for election to City Holding’s Board of Directors pursuant to certain procedures set forth in the City Holding Bylaws. A shareholder nominating a person for the Board of Directors must give notice to City Holding’s Secretary not less than 120 days prior to the first anniversary of the previous year’s annual meeting unless the dates of the annual meeting has changed by more than 30 days from the anniversary date of the previous year’s annual meeting in which case notice must be received not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting date is first made. If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Classic

The Classic Bylaws provide that the Classic Board of Directors or any Classic shareholder entitled to vote in the election of directors may nominate persons for election to the Classic Board of Directors pursuant to certain procedures set forth in the Classic Bylaws. A shareholder nominating a person to the Classic Board of Directors must give notice to Classic’s secretary not less than 70 days prior to the date of the Classic meeting, subject to certain further restrictions in the Classic Bylaws; provided, however, that in the event that less than 80 days public disclosure of the date of the meeting is provided, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting is mailed or (ii) the day on which public disclosure of the date of the meeting is first made.

Notice of Shareholder Proposals

City Holding

Pursuant to the City Holding Bylaws, shareholder proposals must be submitted to City Holding’s secretary not less than 120 days prior to the meeting at which such proposals are to be considered. If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Classic

Pursuant to the Classic Bylaws, shareholder proposals must be submitted to Classic’s secretary not less than 70 days prior to the one year anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of Classic’s annual meeting is advanced by more than 20 days or delayed by more than 60 days from the preceding year’s anniversary date, the shareholder must give notice by the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

Amendment of Articles of Incorporation and Bylaws

City Holding

Under West Virginia law, the City Holding Articles generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on a matter and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The City Holding Articles do not require a greater vote.

The City Holding Bylaws may be amended only by a majority vote of the directors of City Holding.

Classic

The Classic Certificate of Incorporation may be amended in any way permitted by Delaware law; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain amendments relating to: (1) amending the Classic Certificate of Incorporation; (2) the issuance of preferred stock; (3) the voting limit on holders of more than 10% of Classic’s voting stock; (4) the designation of matters to be subjected to a shareholder vote; (5) the manner in which special meetings of the shareholders may be called; (6) the number, election and removal of directors; (7) the manner for adopting, amending or repealing the bylaws; (8) approval of certain business combinations and similar major transactions; (9) certain transactions with interested persons; and (10) indemnification of directors and officers.

The Classic Bylaws may be amended by a majority vote of the directors of Classic or by a vote of at least 80% of the voting power of the outstanding stock entitled to vote generally in the election of directors, voting as a class.

Factors in Board Decision-Making

City Holding

Neither the City Holding Articles nor the WVBCA addresses the factors that may be considered by a board of directors in its decision-making process when considering acquisition or merger proposals.

Classic

The Classic Certificate of Incorporation provides that Classic’s Board of Directors, when considering acquisition or merger proposals, may consider the social and economic effect of acceptance of such offer on Classic’s present and future customers and employees and those of its subsidiaries; on the communities in which Classic and its subsidiaries are located; on the ability of Classic to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulators.

Business Combinations with Interested Parties

City Holding

West Virginia corporate law does not contain statutory provisions restricting certain business combinations. Additionally, the City Holding Articles do not contain special provisions related to business combinations with interested parties.

Classic

The Classic Certificate of Incorporation provides that at least 80% of the outstanding shares of voting stock must approve certain business combinations involving an “interested shareholder” (defined in the Classic Certificate of Incorporation as a holder of 10% or more of Classic’s stock) or any affiliate of an “interested shareholder.” However, if a majority of directors not affiliated with the interested shareholder approves the business combination and certain “fair price” criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve such a business combination.

Under the Classic Certificate of Incorporation, the approval of holders of at least 80% of voting shares is also required, subject to certain exceptions, for any direct or indirect purchase or other acquisition of equity securities from any interested person, other than certain acquisitions made on the same terms to all holders of such securities.

Classic is also subject to certain restrictions on business combinations with “interested stockholders” (owning more than 15% of its stock) under the DGCL. See “Other Restrictions on the Acquisition of City Holding, City National, Classic and Classic Bank” beginning on page 65.

Shareholder Protection Rights Plan

City Holding

On June 13, 2001, City Holding approved a Rights Agreement between City Holding and SunTrust Bank, as Rights Agent (the “Rights Agreement”) and City Holding’s Board of Directors declared a dividend distribution of one right for each outstanding share of City Holding’s common stock (the “Rights”). The dividend was paid to shareholders of record at the close of business on July 1, 2001. As described in the Rights Agreement, each Right entitled the registered holder to purchase from City Holdings a unit consisting of one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock (the “Series A Preferred Stock”).

The Rights are and will be evidenced by City Holding common stock certificates and not by separate certificates (“Rights Certificates”) until the earlier of: (i) the close of business on the tenth business day after the first public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding City Holding common stock (an “Acquiring Person”) or (ii) the close of business on the tenth business day or such later date as the City Holding Board of Directors shall determine following the date of a tender or exchange offer that would result in a person or group becoming an Acquiring Person. The earlier of such dates is referred to as the “Distribution Date.”

As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of City Holding common stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights as of and after the Distribution Date. The Rights will expire on the earliest of (i) June 12, 2011 (the “Expiration Date”), (ii) the time at which the Rights are redeemed as described below, or (iii) the time at which City Holding’s Board of Directors orders the exchange of the Rights.

Unless the Rights are earlier redeemed, following any person becoming an Acquiring Person, each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter upon exercise at the then-current purchase price have the right to receive, upon exercise, City Holding common stock (or, in certain circumstances, cash, property or other securities of City Holding). Notwithstanding the foregoing, the Rights shall not be exercisable, following a person becoming an Acquiring Person, until City Holding’s right of redemption has expired, as described below.

Similarly, unless the Rights are earlier redeemed, in the event that, after the Stock Acquisition Date (as defined below), (i) City Holding engages in a merger, statutory share exchange, or other business combination transaction (in which City Holding is not the surviving corporation); (ii) City Holding engages in a merger, statutory share exchange or other business combination transaction in which City Holding is the surviving corporation and any shares of City Holding common stock are changed into or exchanged for other securities or assets; or (iii) 50% or more of City Holding’ consolidated assets, cash flow or earning power are sold or transferred, each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise at the then-current purchase price, shares of common stock of the acquiring company having a market value equal to two times the purchase price of the Right.

At any time (including a time after any person becomes an Acquiring Person) the City Holding Board of Directors may exchange all or part of the Rights (other than Rights owned by the Acquiring Person) in whole or in part, at an exchange ratio of one share of City Holding common stock per Right.

At any time on or prior to the earlier of (i) the close of business on the tenth day following the date of the first public announcement that an Acquiring Person has become such (the “Stock Acquisition Date”) or (ii) the Expiration Date, City Holding may redeem the Rights in whole, but not in part, at a redemption price of $0.01 per Right.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of City Holding (other than any rights resulting from such holder’s ownership of City Holding common stock), including, without limitation, the right to vote or to receive dividends.

Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the City Holding Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended without the approval of Rights holders only in order to cure any ambiguity, to make certain other changes which do not adversely affect the interests of the Rights holders (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

Although the Rights Agreement was entered into to encourage potential acquirors to negotiate with City Holding’s Board of Directors, it may have an anti-takeover effect and discourage offers that might be in the best interests of City Holding’s shareholders.

The provisions of the Rights Agreement will not be triggered by the transactions contemplated by the Merger Agreement.

Classic

Classic does not have a shareholder protection rights agreement.

Anti-Takeover Provisions

The Boards of Directors of City Holding and Classic each believe that the provisions described above that could be viewed as anti-takeover provisions are prudent and will reduce the vulnerability of the respective companies to takeover attempts and certain other transactions which have not been negotiated with and approved by their respective Boards of Directors. The Boards of Directors believe these provisions are in the best interests of their respective companies and their shareholders. In the judgment of City Holding’s and Classic’s Boards of Directors, the respective Boards of Directors will be in the best position to determine the true value of City Holding or Classic, as appropriate, and to negotiate more effectively for what may be in the best interests of City Holding or Classic and their respective shareholders. The Boards of Directors believe that these provisions will encourage potential acquirers to negotiate directly with the respective Boards of Directors and discourage hostile takeover attempts. It is also the view of the Boards of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflecting the true value of City Holding or Classic and which is in the best interests of their respective shareholders.

Takeover attempts that have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time to obtain maximum value for City Holding or Classic and their respective shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of City Holding’s or Classic’s assets.

An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive City Holding’s or Classic’s remaining shareholders of the benefits of certain protective provisions of the Securities Exchange Act of 1934 if the number of beneficial owners becomes less than 300 and City Holding or Classic terminates its registration under the Securities Exchange Act of 1934.

Despite the belief of City Holding’s and Classic’s Boards of Directors in the benefits to the shareholders of the respective companies of the foregoing provisions, the provisions may also have the effect of discouraging future takeover attempts which would not be approved by the respective Boards of Directors, but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent Boards of Directors and of management more difficult. The Boards of Directors have, however, each concluded that the potential benefits of these provisions outweigh the possible disadvantages.

OTHER RESTRICTIONS ON THE ACQUISITION OF

CITY HOLDING, CITY NATIONAL BANK, CLASSIC, AND CLASSIC BANK

State Law. The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware anti-takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general, the statute provides that a “person” who owns 15% or more of the outstanding voting stock of a Delaware corporation (an “interested shareholder”) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested shareholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of the statute:

•	any business combination if, before the date a person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested shareholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation’s directors who are also officers and specific employee stock plans;

•	any business combination with an interested shareholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested shareholder; and

•	certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

The WVBCA does not similarly restrict business combinations.

Federal Law. The Change in Bank Control Act provides that no “person,” acting directly or indirectly, or through or in concert with one or more persons, other than a company, may acquire control of a bank unless at least 60 days prior written notice is given to the Board of Governors of the Federal Reserve System (the “FRB”) and the FRB has not objected to the proposed acquisition.

The Bank Holding Company Act also prohibits any bank holding company from directly or indirectly acquiring control of a bank or to merge or consolidate with any other bank holding company without the prior approval of the FRB. In addition, any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation as a bank holding company by the FRB.

The term “control” for purposes of the Change in Bank Control Act includes the power, directly or indirectly, to vote more than 25% of any class of voting stock of the bank or to control, in any manner, the election of a majority of the directors of the bank. In some situations that threshold may be as low as 10%. The Bank Holding Company Act regulates any transaction in which an entity will directly or indirectly own or control more than 5% of the voting stock of such a bank.

Under the Change in Bank Control Act, the FRB may disapprove an acquisition if it finds adverse effect with respect to competitive, financial, managerial or banking factors.

The regulations also specify the criteria which the FRB uses to evaluate applications. In evaluating an application for control of a bank under the Bank Holding Company Act, the FRB considers the financial conditions and future prospects, the competence, experience and integrity of management, the convenience and needs of the affected communities, and similar factors. The FRB must disapprove an acquisition of control if it finds, among other things, that (i) the transaction would result in a monopoly of the banking business; (ii) the transaction would substantially lessen competition, create a monopoly or otherwise restrict trade unless such impacts are outweighed by the impact on the convenience and needs of the community; and (iii) the applicant fails to provide adequate assurances that it will make available information on its operations and activities that the FRB deems appropriate.

PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING

In addition to the proposals to approve the merger and to elect directors, the shareholders of Classic are also being asked to approve a proposal to adjourn or postpone the special meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

Pursuant to Delaware law, the holders of a majority of the outstanding shares of common stock of Classic are required to approve the merger between City Holding and Classic. It is rare for a company to achieve 100% (or even 90%) shareholder participation at an annual or special meeting of shareholders, and only one-third of the holders of the outstanding shares of common stock of Classic are required to be represented at their respective meeting, in person or by proxy, for a quorum to be present. In the event that shareholder participation at the special meeting is lower than expected, Classic would like the flexibility to postpone or adjourn the meetings in order to attempt to secure broader shareholder participation in the decision to merge the two companies.

Approval of the proposal to adjourn or postpone the special meeting to allow extra time to solicit proxies (Proposal 2 on your proxy card) requires the favorable vote of a majority of the Classic shares present in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will be treated as “NO” votes and, therefore, will have an effect on this proposal.

THE BOARDS OF DIRECTORS OF CLASSIC UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THIS PROPOSAL (WHICH IS PROPOSAL 2 ON YOUR PROXY CARD).

SHAREHOLDER PROPOSALS

If the merger takes place, Classic will have no more annual meetings. If the merger does not take place, any shareholder proposal submitted by a Classic shareholder who wishes to submit the proposal for possible inclusion in the proxy statement and proxy for Classic’s 2005 annual meeting of shareholders must be received by Classic’s Secretary at the executive office of Classic, located at 344 Seventeenth Street, Ashland, Kentucky 41101, no later than March 23, 2005. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s certificate of incorporation and bylaws and Delaware law.

To be considered for presentation at the next annual meeting, if one is held, but not for inclusion in Classic’s proxy statement and form of proxy for that meeting, proposals must be received Classic no later than June 27, 2005. If, however, the date of the next annual meeting is before August 6, 2005 or after October 25, 2005, proposals must instead be received by Classic by the later of the 70th day before the date of the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to shareholders, or otherwise) of the date of the next annual meeting is first made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of City Holding incorporated by reference in City Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2004, and City Holding management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited consolidated balance sheets of Classic as of March 31, 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year ended March 31, 2004, and the accompanying report of independent auditors prepared by Crowe Chizek and Company LLC (“Crowe Chizek”), independent registered public accounting firm, and the audited consolidated balance sheet of Classic as of March 31, 2003 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the two years ending on March 31, 2003 and the report of independent auditors prepared by Smith, Goolsby, Artis & Reams, P.S.C. (“Smith Goolsby”), independent certified public accountants, have been included in the Annual Report to Stockholders for the fiscal year ended March 31, 2004, which is attached as Annex D hereto, in reliance upon the authority of Crowe Chizek and Smith Goolsby as experts in giving said reports, and are incorporated herein.

LEGAL MATTERS

The validity of the shares of City Holding common stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for City Holding by Barnes & Thornburg LLP, Indianapolis, Indiana. The material federal income tax consequences of the merger will be passed upon for City Holding and Classic by Barnes & Thornburg LLP.

WHERE YOU CAN FIND MORE INFORMATION

City Holding and Classic file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the Securities and Exchange Commission’s public reference room at 450 Fifth Street N.W., Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. City Holding and Classic public filings are also available to the public from commercial document retrieval services and on the World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Shares of City Holding common stock are listed on the Nasdaq National Market under the symbol “CHCO” and shares of Classic common stock are listed on the Nasdaq Small Cap Market under the symbol “CLAS.” Our websites are “www.cityholding.com” and “www.classicbank.com”, respectively.

City Holding has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the common stock of City Holding being offered in the merger. This proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from the proxy statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, your attention is directed to the registration statement. Statements made in this proxy statement/prospectus concerning the contents of any documents are not necessarily complete, and in each case are qualified in all respects by reference to the copy of the document filed with the Securities and Exchange Commission.

The Securities and Exchange Commission allows City Holding and Classic to “incorporate by reference” the information filed by City Holding and Classic with the Securities and Exchange Commission which means that City Holding and Classic can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus.

City Holding incorporates by reference the documents and information listed below:

(1) City Holding’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2) The information described below under the following captions in City Holding’s Form 10-K for the fiscal year ended December 31, 2004: (a) the information concerning share ownership of principal shareholders and concerning directors and executive officers of City Holding under the caption “Security Ownership of Certain Beneficial Owners and Management and related Shareholder Matters;” (b) “Executive Compensation;” (c) “Certain Relationships and Related Transactions;” and (d) information concerning directors and executive officers of City Holding under the caption “Directors and Executive Officers of Registrant;” and

(3) The description of City Holding’s common stock set forth in the registration statement filed by City Holding pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

City Holding also incorporates by reference any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date hereof and the date of the Classic shareholder special meeting.

Classic incorporates by reference the documents and information listed below:

(1) Classic’s Annual Report on Form 10-KSB for the year ended March 31, 2004;

(2) Classic’s quarterly reports on Form 10-QSB for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004;

(3) Classic’s current reports on Form 8-K filed August 8, 2004, August 30, 2004, November 3, 2004, January 1, 2005 and January 24, 2005;

(4) Classic’s proxy statement for its annual shareholder meeting held August 26, 2004 filed with the Securities and Exchange Commission on July 22, 2004; and

(5) The following information in the specified pages of Classic’s Annual Report to Shareholders for its fiscal year ended March 31, 2004: (a) information concerning market price of and dividends on common stock and related shareholder matters under the caption “Stock Listing” on page 41; (b) “Selected Consolidated Financial Information” on page 4; (c) supplementary financial information under the caption “Consolidated Financial Statements” on pages 20-36; (d) “Management’s Discussion and Analysis” on pages 5-16; and (e) information concerning market risk under the caption “Management’s Discussion and Analysis” on pages 14-15.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated by reference. This proxy statement/prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this proxy statement/prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this proxy statement/prospectus is required to be delivered, this proxy statement/prospectus will be supplemented or amended.

All information regarding City Holding in this proxy statement/prospectus has been provided by City Holding and all information regarding Classic in this proxy statement/prospectus has been provided by Classic.

Annex A

AGREEMENT AND PLAN OF

REORGANIZATION

among

CLASSIC BANCSHARES, INC.,

CLASSIC BANK,

CITY HOLDING COMPANY,

and

CITY NATIONAL BANK OF WEST VIRGINIA

December 29, 2004

Article I The Company Merger		A-1
1.01	The Company Merger	A-1
1.02	Reservation of Right to Revise Structure	A-2
1.03	Effective Time	A-2
Article II The Subsidiary Merger		A-2
2.01	The Subsidiary Merger	A-2
2.02	Effective Time	A-3
Article III Consideration		A-3
3.01	Consideration	A-3
3.02	Rights as Shareholders; Stock Transfers	A-4
3.03	Fractional Shares	A-4
3.04	Exchange Procedures	A-4
3.05	Anti-Dilution Adjustments	A-5
Article IV Actions Pending the Merger		A-5
4.01	Forbearances of CBI	A-5
4.02	Forbearances of CHC	A-8
Article V Representations and Warranties		A-8
5.01	Disclosure Schedules	A-8
5.02	Representations and Warranties of CBI	A-8
5.03	Representations and Warranties of CHC	A-16
Article VI Covenants		A-20
6.01	Reasonable Best Efforts	A-20
6.02	Shareholder Approval	A-20
6.03	Registration Statement	A-20
6.04	Press Releases	A-21
6.05	Access; Information	A-21
6.06	Acquisition Proposals	A-22
6.07	Affiliate Agreements	A-22
6.08	NASDAQ Listing	A-22
6.09	Regulatory Applications	A-22
6.10	Title Insurance and Surveys	A-23
6.11	Environmental Reports	A-23
6.12	Conforming Accounting and Reserve Policies; Restructuring Expenses	A-24
6.13	D & O Insurance	A-24
6.14	Notification of Certain Matters	A-25
6.15	Defined Contribution Plans	A-25
6.16	CBI Option Plans	A-25
6.17	Recognition and Retention Plan	A-25
6.18	ESOP	A-26
6.19	Supplemental Retirement Agreement	A-26
6.20	Employee Matters	A-27
6.21	Severance	A-28
6.22	Defined Benefit Plan	A-28

A-i

6.23	Cafeteria Plan	A-28
6.24	Short-Swing Trading Exemption	A-28
Article VII Conditions to Consummation of the Merger		A-28
7.01	Conditions to Each Party’s Obligation to Effect the Company Merger	A-28
7.02	Conditions to Obligation of CBI	A-29
7.03	Conditions to Obligation of CHC	A-30
7.04	Commercial Loan	A-31
Article VIII Closing		A-31
8.01	Deliveries by CBI at Closing	A-31
8.02	Deliveries by CHC at the Closing	A-32
Article IX Termination		A-32
9.01	Termination	A-32
9.02	Effect of Termination and Abandonment	A-33
9.03	Liquidated Damages	A-33
Article X Miscellaneous		A-34
10.01	Survival	A-34
10.02	Waiver; Amendment	A-34
10.03	Counterparts	A-34
10.04	Governing Law	A-34
10.05	Expenses	A-34
10.06	Notices	A-34
10.07	Entire Understanding; No Third Party Beneficiaries	A-35

A-ii

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is dated as of December 29, 2004, by and among Classic Bancshares, Inc., a Delaware corporation with its headquarters in Ashland, Kentucky (“CBI”), Classic Bank, a Kentucky commercial bank based in Ashland, Kentucky (“Classic”), City Holding Company, a West Virginia corporation with its principal place of business in Charleston, West Virginia (“CHC”), and City National Bank of West Virginia, a national banking association based in Charleston, West Virginia (“City National”).

W I T N E S S E T H:

A. Each of the parties desire to effect a merger of CBI with and into CHC, with CHC being the surviving entity in the merger (the “Company Merger”).

B. CBI owns all of the issued and outstanding shares of capital stock of Classic. CHC owns all of the issued and outstanding shares of capital stock of City National. In addition to the Company Merger, the parties desire to effect a merger of Classic with and into City National, with City National being the surviving entity in the merger (the “Subsidiary Merger”).

C. The Boards of Directors of CBI, Classic, CHC, and City National, respectively, each have determined that it is in the best interests of their respective corporations, shareholders, customers, and employees to effect the Company Merger and the Subsidiary Merger.

D. It is the intention of the parties to this Agreement that the business combinations contemplated hereby each be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

ARTICLE I

THE COMPANY MERGER

1.01 The Company Merger. At the date and time at which the Company Merger becomes effective, the Company Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a) Structure and Effects of the Company Merger. CBI shall merge with and into CHC, and the separate corporate existence of CBI shall thereupon cease. CHC shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of West Virginia, and the separate corporate existence of CHC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger. The Company Merger shall have the effects specified in Section 13D-11-1107 of the West Virginia Business Corporation Act (the “WVBCA”) and in Section 259 of the Delaware General Corporation Law (“DGCL”).

(b) Name and Offices. The name of the Surviving Corporation shall be City Holding Company. Its principal office shall be located at 25 Gatewater Road, Charleston, West Virginia 25313.

(c) Articles of Incorporation. The CHC Articles of Incorporation as in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof and the WVBCA.

(d) By-Laws. The CHC Code of By-laws as in effect immediately prior to the Effective Time shall continue to be the by-laws of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof, the Articles of Incorporation of CHC, and the WVBCA.

(e) Directors. The directors of CHC immediately prior to the Effective Time shall continue to hold such positions following the Company Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified.

(f) Officers. The officers of CHC holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Company Merger.

1.02 Reservation of Right to Revise Structure. At CHC’s election, the Company Merger may alternatively be structured so that (a) CBI is merged with and into any other direct or indirect wholly-owned subsidiary of CHC or (b) any direct or indirect wholly-owned subsidiary of CHC is merged with and into CBI; provided, however, that no such change shall (x) alter or change the amount or kind of the consideration payable in the Company Merger (the “Consideration”) or the treatment of the holders of the Common Stock, $.01 par value per share, of CBI (“CBI Common Stock”), (y) prevent the parties from obtaining the opinion of Barnes & Thornburg LLP referred to in Section 7.02(d) or otherwise adversely affect the tax treatment of the Company Merger to the CBI shareholders or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

1.03 Effective Time. The Company Merger shall become effective upon the filing of Articles of Merger in the office of the Secretary of State of the State of West Virginia, which shall include the Plan of Merger attached hereto as Exhibit A in accordance with the WVBCA and a Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, or at such later date and time as may be set forth in such articles or certificate of merger (“Effective Time”). Subject to the terms of this Agreement, the parties shall cause the Company Merger to become effective (a) on the date that is the fifth full National Association of Securities Dealers Automated Quotation System (“NASDAQ”) trading day to occur after the last of all required regulatory and shareholder approvals of the Company Merger and the Subsidiary Merger have been received and all required waiting periods have expired, or (b) on such date as the parties may agree in writing (the “Effective Date”).

ARTICLE II

THE SUBSIDIARY MERGER

2.01 The Subsidiary Merger. On the Effective Date or as soon thereafter as possible, the Subsidiary Merger contemplated by this Agreement shall occur and in furtherance thereof:

(a) Structure and Effects of the Subsidiary Merger. Classic shall merge with and into City National on the terms set forth in Exhibit B (which shall be executed by City National and Classic simultaneously with the execution of this Agreement), and the separate corporate existence of Classic shall thereupon cease. City National shall be the surviving bank in the Subsidiary Merger (sometimes hereinafter referred to as the “Surviving Bank”) and shall continue to be governed by federal law, and the separate corporate existence of City National with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Subsidiary Merger. The Subsidiary Merger shall have the effects specified in K.R.S. § 287.173 and in Section 214b of the National Bank Act of 1933, as amended (the “NBA”).

(b) Name and Offices. The name of the Surviving Bank shall be City National Bank of West Virginia. Its principal office shall be located at 3601 McCorkle Avenue, S.E., Charleston, West Virginia.

(c) Articles of Association. The City National Articles of Association, as in effect immediately prior to the Effective Time, shall continue to be the articles of association of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof and the NBA.

(d) Bylaws. The City National By-Laws, as in effect immediately prior to the Effective Time, shall continue to be the by-laws of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof, the Articles of Association of City National and the NBA.

(e) Directors. The directors of City National, immediately prior to the Effective Time, shall continue to hold such positions following the Subsidiary Merger, and such directors shall hold offices until such time as their successors shall be duly elected and qualified.

(f) Officers. The officers of City National holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Bank following the Subsidiary Merger.

2.02 Effective Time. The Subsidiary Merger shall become effective on a date specified by the Office of the Comptroller of the Currency (the “OCC”) pursuant to the NBA, and in any Articles of Merger that may be required to be filed with the Kentucky Department of Financial Institutions (the “DFI”) and/or the Kentucky Secretary of State with respect to the Subsidiary Merger. Subject to the terms of this Agreement, the parties shall cause the Subsidiary Merger to become effective on the same date that the Company Merger becomes effective or as soon as possible thereafter.

ARTICLE III

CONSIDERATION

3.01 Consideration.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time:

(1) Each share of CBI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of CBI and shares held directly or indirectly by CHC, except shares held by CHC in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in Section 3.05:

(A) .9624 share (the “Exchange Ratio”) of Common Stock, $2.50 par value per share, of CHC (“CHC Common Stock”); and

(B) $11.08 in cash;

(The total cash and fraction of a share of CHC Common Stock payable for a share of CBI Common Stock shall herein be referred to collectively as the “Consideration”).

(2) Each share of CBI Common Stock that, immediately prior to the Effective Time, is held as treasury stock of CBI or held directly or indirectly by CHC, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

(3) Each share of CHC Common Stock which is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of CHC Common Stock at and after the Effective Time.

(4) Notwithstanding the foregoing, if any holders of CBI Common Stock dissent from the Company Merger and demand dissenters’ rights under the DGCL, any issued and outstanding shares of CBI Common Stock held by such dissenting holders shall not be converted as described in this Section 3.01(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the DGCL; provided, however, that each share of CBI Common Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters’ rights or lose his or her right to exercise dissenters’ rights shall have only the right to receive the Consideration.

(b) Stock Options. Subject to any consents required by the terms thereof and to the exceptions and other provisions of Section 6.16 hereof, each option for CBI Common Stock (“CBI Stock Option”) granted and outstanding at the Effective Time under the Classic Bancshares, Inc. 1996 Stock Option and Incentive Plan, the 1998 Premium Price Stock Option Growth Plan, the 2001 Premium Price Stock Option Growth Plan, and the 2003 Premium Price Stock Option Growth Plan (the “CBI Option Plans”), without any act on the part of any holder thereof, shall be converted into the right to receive from CHC or City National, at the Effective Time, an amount in cash equal to the sum of the CHC Average Stock Price times .9624 plus $11.08 minus the per share exercise price for each share of CBI Common Stock subject to an CBI Stock Option; provided, however, that the payer shall withhold from such cash payment to employees any taxes required to be withheld by applicable law. Each CBI Stock Option to which this subparagraph applies shall be cancelled and cease to exist by virtue of such payment. The CHC Average Stock Price shall equal the average of the per share closing prices of a share of CHC Common Stock as reported on the Nasdaq Stock Market’s National Market during the ten trading days preceding the fifth (5th) calendar day preceding the Effective Date (“CHC Average Stock Price”).

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, (a) holders of CBI Common Stock shall cease to be, and shall have no rights as, shareholders of CBI, other than the right to receive (1) any dividend or other distribution with respect to such CBI Common Stock with a record date occurring prior to the Effective Time, (2) the Consideration provided under this Article III, and (3) any dissenters’ rights to which they may be entitled under the DGCL if such holders have dissented to the Company Merger. After the Effective Time, there shall be no transfers on the stock transfer books of CBI or the Surviving Corporation of shares of CBI Common Stock.

3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of CHC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, CHC shall pay to each holder of CBI Common Stock who otherwise would be entitled to a fractional share of CHC Common Stock an amount in cash (without interest) determined by multiplying such fraction by the CHC Average Stock Price.

3.04 Exchange Procedures.

(a) As soon as practicable but in no event more than five calendar days after the Effective Date, the Exchange Agent shall mail a letter of transmittal to each holder of record of CBI Common Stock whose shares of CBI Common Stock were converted into the right to receive the Consideration. The letter of transmittal shall provide instructions for the submission of certificates (“Old Certificates”) (or an indemnity satisfactory to the Surviving Corporation and Sun Trust Bank, as Exchange Agent (the “Exchange Agent”), if any of such certificates are lost, stolen, or destroyed) representing all shares of CBI Common Stock of such holder of record converted into the right to receive the Consideration at the Effective Date.

(b) At or prior to the Effective Time, CHC shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of CHC Common Stock (“New Certificates”) and an estimated amount of cash to be issued as Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the “Exchange Fund”).

(c) The Surviving Corporation shall cause the New Certificates into which shares of a shareholder’s CBI Common Stock are converted on the Effective Date and/or any check in respect of any cash, fractional share amounts or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder no later than ten days following delivery to the Exchange Agent of certificates representing such shares of CBI Common Stock (“Old Certificates”) (or indemnity satisfactory to the Surviving

Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

(d) No dividends or other distributions on CHC Common Stock with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of CBI Common Stock converted in the Company Merger into the right to receive shares of such CHC Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CHC Common Stock such holder had the right to receive upon surrender of the Old Certificate, as of the Effective Date.

(e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of CBI for one year after the Effective Time shall be returned to CHC. Any shareholders of CBI who have not theretofore complied with this Article III shall thereafter look only to CHC for payment of shares of CHC Common Stock, cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on CHC Common Stock deliverable in respect of each share of CBI Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(f) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of CBI Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.05 Anti-Dilution Adjustments. Should CHC change (or establish a record date for changing) the number of shares of CHC Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, special cash dividend, recapitalization or similar transaction with respect to the outstanding CHC Common Stock, and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

ARTICLE IV

ACTIONS PENDING THE MERGER

4.01 Forbearances of CBI. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule (as hereinafter defined in Section 5.01), without the prior written consent of CHC, CBI will not, and will cause Classic not to:

(a) Ordinary Course. Conduct the business of CBI or Classic other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

(b) Capital Stock. Other than as contemplated by this Agreement or pursuant to existing stock options other than those held by persons who have agreed not to exercise their options in connection with this Agreement, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of CBI Common Stock or any rights to subscribe for or purchase CBI Common Stock or any other capital stock, or securities convertible into or exchangeable for any capital stock, of Classic, (2) permit any additional shares of CBI Common Stock or capital stock of Classic to become subject to grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of CBI Common Stock or capital stock of Classic, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, (5) form a new subsidiary, or (6) enter into, or take any action to cause any holders of CBI Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of CBI Common Stock to vote any shares of CBI Common Stock, or cooperate in any formation of any voting trust relating to such shares.

(c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend other than (1) regular quarterly cash dividends on CBI Common Stock in an amount not to exceed $.10 per share paid with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by CBI prior to the Effective Time and the payment thereof shall be coordinated with CHC so that holders of CBI Common Stock do not receive dividends on both CBI Common Stock and CHC Common Stock received in the Company Merger in respect of such quarter or fail to receive a dividend on at least one of the CBI Common Stock or CHC Common Stock received in the Company Merger in respect of such quarter) and (2) dividends from Classic to CBI consistent with past practice, on or in respect of, any shares of its capital stock.

(d) Compensation; Employment Contracts; Etc. Except for commitments on the date hereof disclosed in the Disclosure Schedule, enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contracts with any directors, officers or employees of, or independent contractors with respect to, CBI or Classic, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except for (1) changes that are required by applicable law; (2) for changes contemplated by this Agreement; (3) changes in base salary consistent with CHC’s salary administration procedures and properly approved by CHC’s President; or (4) bonuses for performance under documented incentive plans and upon approval by CHC; provided, however, that CBI and Classic may permit the automatic extension of the change of control agreements listed in the Disclosure Schedule that are currently scheduled to expire on April 1, 2005, for one additional 12-month period until April 1, 2006.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, CBI or Classic (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law, (2) as are provided for or contemplated by this Agreement or (3) pursuant to commitments existing on the date hereof set forth in the Disclosure Schedule.

(f) Dispositions. Except as set forth in the Disclosure Schedule or as otherwise contemplated by this Agreement, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(g) Acquisitions. Except (1) pursuant to contracts existing on the date hereof and described in the Disclosure Schedule, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, and (5) consistent with past practice, supplies and other assets used in the ordinary course of business to support CBI’s operations and existing infrastructure, neither CBI nor Classic will acquire any assets or properties of another person in any one transaction or a series of related transactions, other than readily marketable securities in the ordinary and usual course of business consistent with past practice.

(h) Governing Documents. Amend the CBI Certificate of Incorporation, CBI By-laws or the articles of incorporation or by-laws of Classic.

(i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by CBI or Classic, other than as may be required by generally accepted accounting principles, as concurred with by CBI’s independent auditors, as required by Section 6.12 hereof, or as required by any

U.S. banking regulator with authority over Classic or regulatory accounting principles in regulatory filings or other documents.

(j) Contracts. Except in the ordinary course of business, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts other than current commitments set forth in the Disclosure Schedule.

(k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to CBI and Classic, taken as a whole.

(l) Risk Management. Except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; or (2) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate risk.

(m) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, FHLB advances, entering into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or (3) cancel, release, assign or modify any material amount of indebtedness of any other person.

(n) Loans. Without prior consultation with CHC other than existing commitments and renewals of existing loans, make any loan or advance in excess of $250,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof, provided that in the case of any loan for which consultation is required, CBI or Classic may make any such loan in the event (A) CBI or Classic has delivered to CHC or its designated representative a notice of its intention to make such loan and such additional information as CHC or its designated representative may reasonably require and (B) CHC or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery to CHC of the applicable notice of intention.

(o) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) the representations and warranties set forth in this Agreement being or becoming untrue in a manner that would result in a Material Adverse Event at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

(p) Interest Rates. Increase or decrease the rate of interest paid by Classic on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall Classic increase the rate of interest on any deposit product to more than the average rates paid on comparable deposit products by the other banks and thrifts located in the markets in which such deposit product is offered by Classic unless such increase is approved by CHC.

(q) Commercial Loan. Take any action to foreclose on the commercial loan (the “Commercial Loan”) described in Section 5.02(w) hereof that would affect CBI or Classic, or their successors in interest, in any material and adverse respect under Environmental Laws.

(r) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (q) without first obtaining CHC’s consent.

4.02 Forbearances of CHC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of CBI, CHC will not, and will cause City National not to:

(a) Ordinary Course. Conduct the business of CHC and City National other than in the ordinary and usual course or, to the extent consistent herewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

(b) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by CHC and City National, other than as may be required by generally accepted accounting principles, as concurred with by CHC’s independent auditors.

(c) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in a manner that would result in a Material Adverse Event at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

(d) Governing Documents. Amend the CHC Articles of Incorporation or the CHC Code of By-Laws in a manner that would be materially adverse to the holders of CHC Common Stock.

(e) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (d) without first obtaining CBI’s consent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01 Disclosure Schedules. On or prior to the date hereof, CBI has delivered to CHC and CHC has delivered to CBI a schedule (respectively, each party’s “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or (2) as an exception to one or more representations or warranties contained in Section 5.02 or 5.03, respectively, or to one or more of its covenants contained in Article IV. For purposes of the Disclosure Schedule, any item disclosed under any caption therein shall be deemed to be fully disclosed with respect to all captions as to which such item may be relevant.

5.02 Representations and Warranties of CBI. Except as set forth in its Disclosure Schedule, CBI and Classic hereby represent and warrant, jointly and severally, to CHC:

(a) Organization and Capital Stock.

(1) CBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. CBI is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (“Federal Reserve”).

(2) The authorized capital stock of CBI consists of (i) 2,700,000 shares of CBI Common Stock, of which, as of the date hereof, 1,467,429 shares are issued and outstanding, and (ii) 100,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of CBI Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of CBI Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of CBI. As of the date hereof, CBI has outstanding employee and director stock options representing the right to acquire not more than 319,820 shares of CBI Common Stock pursuant to the CBI Option Plans (the “CBI Stock Options”). The Disclosure Schedule lists the name, number of options, type of option, termination date, vesting schedule, and option price of each CBI Stock Option held by each holder of a CBI Stock Option.

(3) Except as disclosed in the Disclosure Schedule, there are no shares of CBI Common or other capital stock or other equity securities of CBI outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of CBI Common Stock or other capital stock of CBI or contracts, commitments, understandings or arrangements by which CBI is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

(4) Except as disclosed in the Disclosure Schedule, each certificate representing shares of CBI Common Stock issued by CBI in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by CBI only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying CBI against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

(b) Authorization and No Default. CBI’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by CBI of its obligations hereunder. Classic’s Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by Classic of its obligations hereunder and under Exhibit B. Nothing in the certificate of incorporation, articles of incorporation, or bylaws of CBI or Classic, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which CBI or Classic are bound or subject (other than agreements which can be terminated under circumstances requiring only monetary payments of less than $50,000 in the aggregate) which would prohibit CBI or Classic from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by CBI and Classic and constitutes a legal, valid and binding obligation of CBI and Classic, enforceable against CBI and Classic in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by CBI or Classic (except for approval by CBI’s shareholders and the sole shareholder of Classic) to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approval of the OCC and any required notice to the DFI and the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by CBI or the Subsidiary Merger by Classic. Except as disclosed in the Disclosure Schedule, CBI and Classic are neither in default under, nor in violation of, any provision of their certificate of incorporation, articles of incorporation, or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on CBI and Classic, taken as a whole. For purposes of this Agreement, “Material Adverse Effect” means with respect to CHC or CBI, any event, change, circumstance, or occurrence which, individually or together with any other event, change, circumstance or occurrence, (1) is both material and adverse to the assets (including intangible assets), financial position, results of operation or business of CHC and City National, taken as a whole, or CBI and Classic, taken as a whole, respectively, other than (A) the effects of any change attributable to or resulting from changes in laws, regulations or interpretations of those laws or regulations by courts or governmental authorities applicable generally to banks or bank holding companies, (B) changes in regulatory accounting principles or generally accepted accounting principles applicable to banks or bank holding companies generally, except to the extent any such change affects CBI or Classic or CHC or City National, respectively, to a materially greater extent than banks or bank holding companies generally, or (C) changes in general levels of interest rates (including the impact on the parties’ securities portfolios) provided that any such change shall not affect CBI or Classic or CHC or City National, respectively, to a materially greater extent than banks or bank holding companies generally and provided further that any such change shall not have a materially adverse effect on the credit quality of Classic’s or City National’s assets, respectively (D) reasonable and customary expenses incurred in connection with the Company Merger or the Subsidiary Merger and all expenses related to any employment or severance contract and benefit or retirement plan disclosed on the Disclosure Schedule, (E) charges required under Section 6.12 hereof, (F) actions or omissions of either CHC or CBI or any of their subsidiaries, taken with the prior written consent of the other party in contemplation of the transactions contemplated by this Agreement; or (G) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, and (H) the occurrence of any military or terrorist attack within the United States or on any of its possessions or offices, or (2) would materially impair the ability of either CHC or CBI to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Company Merger or the Subsidiary Merger and the other transactions contemplated by this Agreement.

(c) Subsidiaries. Classic is wholly-owned by CBI and is a commercial bank duly organized, validly existing and in good standing under Kentucky law and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as it is now being conducted. The number of authorized, issued and outstanding shares of capital stock of Classic is set forth in the Disclosure Schedule, all of which outstanding shares are owned by CBI, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. CBI has no other direct or indirect subsidiaries. There are no options, warrants or rights outstanding to acquire any capital stock of Classic and no person or entity has any other right to purchase or acquire any unissued shares of stock of Classic, nor does Classic have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, Federal Home Loan Bank or Federal Reserve Bank stock and as may be disclosed in the Disclosure Schedule, neither CBI nor Classic is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

(d) Financial Information. The consolidated balance sheets of CBI and Classic as of March 31, 2004 and March 31, 2003, and related consolidated statements of income and statements of changes in stockholders’ equity and of cash flows for the three (3) years ended March 31, 2004, together with the notes thereto, included in CBI’s Form 10-KSB for the fiscal year ended March 31, 2004, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter ended September 30, 2004, together with the notes thereto included in CBI’s Form 10-QSB for that quarter as currently on file with the SEC (together, the “CBI Financial Statements”), copies of which have been provided to CHC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly CBI Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders’ equity and cash flows of CBI and Classic as of the dates and for the periods indicated.

(e) Absence of Changes. Except as set forth in the Disclosure Schedule or as a result of the transactions contemplated by this Agreement (including the tax planning referred to in Section 6.19 hereof), since September 30, 2004, there has not been any material adverse change in the financial condition, the results of operations or the business of CBI and Classic taken as a whole, nor have there been any events or transactions that have had, or are reasonably expected to have, a Material Adverse Effect on CBI and Classic, taken as a whole.

(f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither CBI nor Classic is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of financial institutions or their holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to CBI or Classic.

(g) Tax Matters. CBI and Classic have each filed with the appropriate governmental agencies or properly extended such filings, all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, neither CBI nor Classic is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the “IRS”) or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality (“Governmental Authority”) for assessment or collection of taxes. None of the tax returns of CBI or Classic has been audited by the IRS or any state tax agency for the past five years. Neither CBI nor Classic is, to the knowledge of CBI, the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of CBI for the quarter ended September 30, 2004, is, in the opinion of management, adequate to cover all of the tax liabilities of CBI and Classic (including, without limitation, income taxes and franchise fees) as of such date in accordance with generally accepted accounting principles (“GAAP”).

(h) Litigation. Except as may be disclosed in the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by Classic with respect to loans in default with respect to which no claims have been asserted against Classic, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the knowledge of CBI, threatened, against CBI or Classic, or of which the property of CBI or Classic is or would be subject involving a monetary amount, singly or in the aggregate, in excess of $25,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in the Disclosure Schedule is material to CBI and Classic.

(i) Employment Agreements. Except as disclosed in the Disclosure Schedule, neither CBI nor Classic is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by CBI or Classic on thirty (30) days written notice or less without the payment of any amount by reason of such termination.

(j) Reports. Except as may be disclosed in the Disclosure Schedule, since January 1, 2002 CBI and Classic have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the DFI, (ii) the Federal Reserve, (iii) the Federal Deposit Insurance Corporation (the “FDIC”) and (iv) any other Governmental Authority with jurisdiction over CBI or Classic, including the SEC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Loans and Investments.

(1) Except as set forth in the Disclosure Schedule, as of September 30, 2004, Classic had no loan in excess of $10,000 that has been classified by regulatory examiners or management of Classic as “Substandard,” “Doubtful” or “Loss” or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of Classic and a list of all loans in excess of $10,000 that Classic has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

(2) All loans reflected in the CBI Financial Statements as of September 30, 2004, and which have been made, extended, renewed, restructured, approved, amended or acquired since September 30, 2004, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of Classic’s knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Classic has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Classic as the secured party or mortgagee.

(3) Except as set forth in the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the CBI Financial Statements are, in the opinion of management of CBI, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

(4) Except as set forth in the Disclosure Schedule, none of the investments reflected in the CBI Financial Statements as of and for the quarter ended September 30, 2004, and none of the investments made by CBI or Classic since September 30, 2004, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of CBI or Classic to dispose freely of such investment at any time.

(5) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which CBI has any participation interest or which have been made with or through another financial institution on a recourse basis against Classic.

(l) Employee Matters and ERISA.

(1) Except as may be disclosed in the Disclosure Schedule, neither CBI nor Classic has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of CBI or Classic and to the knowledge of CBI there is no present effort nor existing proposal to attempt to unionize any group of employees of CBI or Classic.

(2) Except as may be disclosed in the Disclosure Schedule, (i) CBI and Classic are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither CBI nor Classic is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CBI or Classic pending or, to the knowledge of CBI, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of CBI, threatened against or directly affecting CBI or Classic; and (iv) neither CBI nor Classic has experienced any work stoppage or other such labor difficulty during the past five (5) years.

(3) Except as may be disclosed in the Disclosure Schedule, neither CBI nor Classic maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of CBI or Classic (the “CBI Employee Plans”). To the

knowledge of CBI, no present or former employee of CBI or Classic has been charged with breaching nor has breached a fiduciary duty under any of the CBI Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither CBI nor Classic participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither CBI nor Classic maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of CBI or Classic. CBI has provided to CHC a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor. CBI has also provided to CHC, with respect to each such plan or program to the extent available to CBI, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the IRS, (viii) the most recent annual report filed with the IRS, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements.

(4) All liabilities of the CBI Employee Plans have been funded or accrued on the basis of consistent methods in accordance with GAAP, and no CBI Employee Plan, at the end of any plan year, or at September 30, 2004, had or has had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code). No actuarial assumptions have been changed since the last written report of actuaries on such CBI Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the CBI Financial Statements, CBI and Classic have no contingent or actual liabilities under Title IV of ERISA as of September 30, 2004. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the CBI Employee Plans, whether or not waived, nor does CBI or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by CBI or by any person which may be aggregated with CBI for purposes of Section 412 of the Code. All CBI and Classic defined benefit plans, if terminated as of the date of this agreement, have plan assets sufficient to meet all required obligations under the terminated plan. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the CBI Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of CBI threatened or imminent with respect to any CBI Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which CBI or Classic would be liable after September 30, 2004, except as is reflected on the CBI Financial Statements. As of September 30, 2004, CBI and Classic had no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any CBI Employee Plan. All CBI Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA.

(m) Title to Properties; Insurance. Except as may be disclosed in the Disclosure Schedule, (i) CBI and Classic have good and marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the CBI Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on CBI and Classic, taken as a whole, and further excepting in the case of other real estate owned (“OREO”), as such real estate is internally classified on the books of CBI or Classic, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by CBI and Classic in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) to the knowledge of Classic and CBI, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of CBI or Classic, threatened with respect to such properties; and (iv) CBI and Classic have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by CBI or Classic in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by CBI and Classic are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance in an amount reasonably considered by management to be appropriate for CBI’s and Classic’s operations. The Disclosure Schedule sets forth, for each policy of insurance maintained by CBI and Classic, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

(n) Environmental Matters.

(1) As used in this Agreement, “Environmental Laws” means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which CBI, CHC and their subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

(2) Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of CBI, neither the conduct nor operation of CBI or Classic nor any condition of any property presently or previously owned, leased or operated by either of them violates or violated Environmental Laws in any respect material to the business of CBI and Classic and no condition has existed or event has occurred with respect to either of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of CBI and Classic of Environmental Laws or obligate (or potentially obligate) CBI or Classic to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would have a Material Adverse Effect on CBI and Classic. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of CBI, neither CBI nor Classic has received any notice from any person or entity that CBI or Classic or the operation or condition of any property ever owned, leased or operated by either of them are or were in violation of any Environmental Laws or that either of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

(o) Compliance with Law. To the best of their knowledge, CBI and Classic have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

(p) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Keefe, Bruyette & Woods, Inc. (“Keefe”), there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by CBI or Classic.

(q) No Undisclosed Liabilities. CBI and Classic do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due required in accordance with GAAP to be reflected in an audited consolidated balance sheet of CBI or the notes thereto, except (i) for liabilities set forth or reserved against in the CBI Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of CBI and Classic since the date of the most recent balance sheet included in the CBI Financial Statements, which such fluctuations in the aggregate are not material to CBI and Classic taken as a whole, (iii) liabilities relating to the transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

(r) Properties, Contracts and Other Agreements. The Disclosure Schedule lists or describes the following:

(1) Each parcel of real property owned by CBI or Classic and the principal buildings and structures located thereon;

(2) Each lease of real property to which CBI or Classic is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

(3) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by CBI;

(4) Each guaranty by CBI or Classic of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by Classic in the ordinary course of its business) or any warranty or indemnification agreement;

(5) Each agreement between CBI or Classic and any present or former officer, director or greater than 5% shareholder of CBI or Classic (except for deposit or loan agreements entered into in the ordinary course of Classic’s business);

(6) Each lease or license where CBI has an annual payment in excess of $10,000 with respect to personal property involving CBI or Classic, whether as lessee or lessor or licensee or licensor;

(7) The name and annual salary, in effect as of the date hereof, of each director or employee of CBI or Classic and any employment agreement or arrangement with respect to each such person; and

(8) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of CBI or Classic not referred to elsewhere in this Section which (i) involves payment by CBI or Classic (other than as disbursement of loan proceeds to customers) of more than $50,000 annually or in the aggregate unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of CBI or Classic; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule have been provided to CHC. Neither CBI nor Classic nor, to CBI’s knowledge, any other party thereof, is in default under any such contracts and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default.

(s) Interim Events. Except as provided in the Disclosure Schedule, since September 30, 2004, neither CBI nor Classic has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of CHC pursuant to Section 4.01 hereof, with the exception of Section 4.01(n) and Section 4.01(p).

(t) Statements True and Correct. None of the information supplied or to be supplied by CBI or Classic for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CBI and at the time of the CBI shareholders’ meeting referred to in 6.02 hereof, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that CBI is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

(u) Books and Records. The books and records of CBI and Classic have been fully, properly and accurately maintained in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Management of CBI and its external auditors have not identified any material weaknesses in CBI’s or Classic’s internal controls over financial reporting.

(v) Deposit Insurance. The deposits of Classic are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Act, as amended, and Classic has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

(w) Commercial Loan. Classic has made a commercial loan (the “Commercial Loan”) described in the Disclosure Schedule which is secured by certain property described in the Disclosure Schedule (the “Property”). Within five days after the date hereof, Classic will request from the operator of the Property (the “Operator”) (i) all permits and licenses required under Kentucky and federal law for the Operator to operate the Property that are in its possession and all environmental reports and audits conducted by Governmental Authorities and third parties with respect to the operation of the Property that are in its possession and (ii) current financial statements (including income statements and a current balance sheet) of the Operator and of the principal of the Operator who has guaranteed the Commercial Loan. CBI shall provide to CHC copies of the documents referred to in the foregoing sentence promptly after it receives them from the Operator. CBI and Classic represent and warrant that, to the best of their knowledge, neither the conduct nor operation by the Operator or by any previous owner (collectively, the “Borrower”) of the Property nor any condition of the Property violates or violated Environmental Laws in any material respect and no condition has existed or event has occurred with respect to the Property or the Borrower that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) the Borrower, Classic or CBI to remedy, stabilize, neutralize or otherwise alter the environmental condition of the Property. Neither CBI nor Classic nor, to the best of CBI’s and Classic’s knowledge, the Borrower has received any notice from any person or entity that CBI, Classic or the Borrower or the operation or condition of the Property are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances, or materials at, on, beneath, or adjacent to the Property. CBI and Classic represent and warrant that, to the best of CBI’s and Classic’s knowledge, the Operator is in compliance with all applicable financial assistance rules and requirements for the financing of closure and/or post-closure obligations for the Property.

5.03 Representations and Warranties of CHC. Except as set forth in the Disclosure Schedule, CHC and City National hereby represent and warrant, jointly and severally, to CBI as follows:

(a) Organization and Capital Stock.

(1) CHC is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. CHC is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended. CHC has no direct subsidiaries other than City National and City Holding Capital Trust, an entity created in connection with a trust preferred financing by CHC.

(2) The authorized capital stock of CHC consists of (i) 50,000,000 shares of CHC Common Stock, of which, as of the date hereof, 16,588,057 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock, par value $25.00 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of CHC Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of CHC Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of CHC.

(b) Authorization and No Default. CHC’s Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by CHC of its obligations hereunder. City National’s Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by City National of its obligations hereunder and under Exhibit B. Nothing in the articles of incorporation, articles of association or bylaws of CHC or City National, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which CHC or City National is bound or subject which is material to CHC and City National taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit CHC or City National from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by CHC and City National and constitutes a legal, valid and binding obligation of CHC and City National, enforceable against CHC and City National in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by CHC or City National except for the approval by the sole shareholder of City National to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approval of the OCC and notices to the DFI and to the Federal Reserve, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by CHC or the Subsidiary Merger by City National. CHC and City National are neither in default under nor in violation of any provision of their articles of incorporation or articles of association or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on CHC and City National, taken as a whole.

(c) City National.

(1) City National is wholly-owned by CHC and is a national banking association duly organized, validly existing and in good standing under federal law and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. All of the outstanding shares of capital stock of City National are owned by CHC free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of City National and no person or entity has any other right to purchase or acquire any unissued shares of stock of City National, nor does City National have any obligation of any nature with respect to its unissued shares of stock.

(d) Financial Information. The consolidated balance sheets of CHC and its subsidiaries as of December 31, 2003 and December 31, 2002, and related consolidated statements of income and statements of changes in shareholders’ equity and of cash flows for the three (3) years ended December 31, 2003, together with the notes thereto, included in CHC’s Form 10-K for the fiscal year ended December 31, 2003, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter ended September 30, 2004, together with the notes thereto, included in CHC’s Form 10-Q for that quarter as currently on file with the SEC (together, the “CHC Financial Statements”), copies of which have been provided to CBI, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly CHC Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders’ equity and cash flows of CHC and its subsidiaries as of the dates and for the periods indicated.

(e) Absence of Changes. Except as set forth in the Disclosure Schedule, since September 30, 2004, there has not been any material adverse change in the financial condition, the results of operations or the business of CHC and City National taken as a whole, nor have there been any events or transactions that have had, or are reasonably expected to have, a Material Adverse Effect on CHC and City National, taken as a whole.

(f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither CHC nor City National is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to CHC or City National.

(g) Environmental Matters. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of CHC, neither the conduct nor operation of CHC or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of CHC and its subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of CHC and its subsidiaries of Environmental Laws or obligate (or potentially obligate) CHC or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to CHC and its subsidiaries. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of CHC, neither CHC nor any of its subsidiaries has received any notice from any person or entity that CHC or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

(h) Compliance with Law. CHC and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

(i) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to RBC Capital Markets (“RBC”), there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by CHC or its subsidiaries.

(j) No Undisclosed Liabilities. CHC and its subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due required in accordance with GAAP to be reflected in an audited consolidated balance sheet of CHC or the notes thereto, except (i) for liabilities set forth in or reserved against the CHC Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of CHC and its subsidiaries since the date of the most recent balance sheet included in the CHC Financial Statements, which such fluctuations in the aggregate are not material to CHC and City National taken as a whole, (iii) liabilities relating to the transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

(k) Tax Matters. CHC and City National have each filed with the appropriate governmental agencies or properly extended such filings, all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, neither CHC nor City National is (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the “IRS”) or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality (“Governmental Authority”) for assessment or collection of taxes. None of the tax returns of CHC or City National has been audited by the IRS or any state tax agency for the past five years. Neither CHC nor City National is, to the knowledge of CHC, the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of CHC for the quarter ended September 30, 2004, is, in the opinion of management, adequate to cover all of the tax liabilities of CHC and City National (including, without limitation, income taxes and franchise fees) as of such date in accordance with generally accepted accounting principles (“GAAP”).

(l) Litigation. Except as may be disclosed in the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by City National with respect to loans in default with respect to which no claims have been asserted against City National, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the knowledge of CHC, threatened, against CHC or City National, or of which the property of CHC or City National is or would be subject involving a monetary amount, singly in excess of $250,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in the Disclosure Schedule is material to CHC and City National.

(m) Books and Records. The books and records of CHC and City National have been fully, properly and accurately maintained in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Management of CHC or its external auditors have not identified any material weaknesses in CHC’s or City National’s internal controls over financial reporting.

(n) Employee Matters and ERISA.

(1) Except as may be disclosed in the Disclosure Schedule, neither CHC nor City National has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of CHC or City National and to the knowledge of CHC there is no present effort nor existing proposal to attempt to unionize any group of employees of CHC or City National.

(2) Except as may be disclosed in the Disclosure Schedule, (i) CHC and City National are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither CHC nor City National is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CHC or City National pending or, to the knowledge of CHC, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of CHC, threatened against or directly affecting CHC or City National; and (iv) neither CHC nor City National has experienced any work stoppage or other such labor difficulty during the past five (5) years.

(3) Except as may be disclosed in the Disclosure Schedule, neither CHC nor City National maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of CHC or City National (the “CHC Employee Plans”). To the knowledge of CHC, no present or former employee of CHC or City National has been charged with breaching nor has breached a fiduciary duty under any of the CHC Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither CHC nor City National participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither CHC nor City National maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of CHC or City National. CHC has provided to CBI a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor.

(o) Statements True and Correct. None of the information supplied or to be supplied by CHC or City National for inclusion in (i) the Proxy Statement (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CBI and at the time of the CBI shareholders’ meeting (referred to in Section 6.02 hereof), contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that CHC is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

ARTICLE VI

COVENANTS

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of CBI, CHC, Classic and City National agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Company Merger and the Subsidiary Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02 Shareholder Approval.

(a) CBI agrees to take, in accordance with applicable law, applicable rules of NASDAQ, and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval and adoption, as promptly as practicable after the Registration Statement (as hereinafter defined) is declared effective. The CBI Board of Directors is recommending and, unless its Board of Directors, after having consulted with and considered the advice of its outside counsel and its financial advisor, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Delaware law, the CBI Board of Directors will continue to recommend to the shareholders of CBI that they approve this Agreement and the Company Merger and, subject to the above, will take any other action required to permit consummation of the transactions contemplated hereby.

(b) Each of CBI and CHC agree to take all action necessary in their respective capacities as sole shareholder of Classic and City National to approve and adopt the Agreement and Plan of Merger for Subsidiary Merger set forth in Exhibit B hereto and the transactions contemplated thereby.

6.03 Registration Statement.

(a) CHC agrees to prepare a registration statement on Form S-4 (the “Registration Statement”), to be filed by CHC with the SEC in connection with the issuance of CHC Common Stock in the Company Merger (including the proxy statement and prospectus and other proxy solicitation materials of CBI constituting a part thereof (the “Proxy Statement”) and all related documents). The Proxy Statement shall fully disclose that CBI’s shareholders have dissenters’ rights under Section 262 of the DGCL. CBI shall advise CHC promptly of any exercise of such rights by a CBI shareholder. Both CBI and the Surviving Corporation agree to comply with the requirements of Section 262 of the DGCL applicable to them. CBI agrees to cooperate, and to cause Classic to cooperate, with CHC, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and, provided that CBI and Classic have cooperated as required above, CHC agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of CBI and CHC agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as reasonably practicable after filing thereof. CHC also agrees to use all reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. CBI agrees to furnish to CHC all information concerning CBI, Classic, and their officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

(b) CBI agrees, as to itself and Classic, and CHC agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meeting for CBI, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of CBI and CHC further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

(c) CHC agrees to advise CBI, promptly after CHC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CHC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of CBI and CHC agrees that it will not, without the prior approval of the other party, issue any press release or make any other public statement relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

6.05 Access; Information.

(a) Each of CBI and CHC agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

(b) Each of CBI and CHC agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 in accordance with that certain Confidentiality Agreement dated as of January 7, 2004, by and between CHC and CBI. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

(c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, neither CBI nor City National shall be required to provide access or disclose information regarding its review of CHC’s or City Holding’s compliance with this agreement or where such access or disclosure would violate the rights of its customers, jeopardize the attorney-client privilege of the person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement.

6.06 Acquisition Proposals. CBI agrees that it shall not, and shall cause Classic and Classic’s officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving CBI or Classic or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of CBI or Classic, other than the transactions contemplated by this Agreement (any of the foregoing, an “Acquisition Proposal”); provided however, that if CBI is not otherwise in violation of this Section 6.06, the CBI Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the CBI Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to engage in any such negotiations or discussions would more likely than not constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Delaware law. CBI shall promptly (within 24 hours) advise CHC following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise CHC of any material developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, CBI shall deliver to CHC a schedule of each person that, to CBI’s knowledge, is or is reasonably likely to be, as of the date of CBI shareholders’ meeting, deemed to be an “affiliate” of it (each, a “CBI Affiliate”) as that term is used in Rule 145 under the Securities Act. CBI agrees to use its reasonable best efforts to cause each person who may be deemed to be a CBI Affiliate to execute and deliver to CHC on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C.

6.08 NASDAQ Listing. CHC agrees to list, prior to the Effective Date, on the National Market System of NASDAQ, subject to official notice of issuance, the shares of CHC Common Stock to be issued to the holders of CBI Common Stock in the Company Merger.

6.09 Regulatory Applications.

(a) CHC and CBI and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the transactions contemplated by this Agreement. Each of CHC, CBI, Classic and City National agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other party before filing for their review and after filing for their records.

(b) Each of CHC and CBI agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such party or City National or Classic to any third party or Governmental Authority; provided that all such parties shall have the right to review in advance any characterization of them which may appear in another party’s filing, notice or application.

6.10 Title Insurance and Surveys. CBI shall deliver to CHC prior to the Effective Date copies of its most recent owner’s closing title insurance binder or abstract and surveys on each parcel of real estate described in the Disclosure Schedule, or such other evidence of title reasonably acceptable to CHC. CBI will also provide to CHC upon request any updates or new policies, abstracts or surveys on any such real estate as CHC shall reasonably request. CHC shall make any such requests for new policies, abstracts or surveys within 20 days after the date hereof, and agrees to pay the costs of any such policies, abstracts or surveys so requested.

6.11 Environmental Reports. CBI has already provided CHC copies of any environmental reports it has obtained or received with respect to real property owned, leased or operated by CBI or Classic. CHC, within 10 days after the date hereof, may order a phase one environmental report by a consultant acceptable to CBI of any real property owned by CBI or Classic as to which CHC has not been provided reports pursuant to the foregoing sentence for which CHC desires a phase one environmental investigation. No such reports shall be requested with respect to any such property unless CHC has reason to believe that such property might contain any waste materials or otherwise might be contaminated. If the Commercial Loan is not sold or repaid within 90 days of the date hereof, CHC may then, within a 15-day period following the expiration of such 90-day period, order a phase one environmental report by a consultant satisfactory to CBI If required by any phase one investigation or similar environmental report provided to or obtained by CHC pursuant to this Section 6.11, and within 10 days after learning of such requirement, CHC may order a report by a consultant acceptable to CBI of a phase two investigation on properties requiring such additional study. CHC shall have 10 days from the receipt of any such phase two investigation report to notify CBI (“Phase Two Notice”) of the anticipated cost and type of any remedial or corrective actions which are recommended in such report as a result of possible legal liability arising from the existence of conditions identified in such report (“Remediation Estimate”). Should the Remediation Estimate exceed $300,000, then CHC shall have the right pursuant to Section 9.01(e) hereof, for a period of ten business days following receipt of such estimate of its intention to terminate this Agreement, which shall be CHC’s sole remedy in such event; provided, however, that CBI may notify CHC in writing within five business days after receipt of CHC’s termination notice under this Section 6.11 that it disagrees with the Remediation Estimate, and propose an independent review of such matters at its own expense by one of at least three independent experts (each an “Independent Expert”) it reasonably proposes to conduct the review. In the event CBI gives timely written notice, CHC’s attempted termination under this Section 6.11 shall not be effective unless and until an Independent Expert selected by CHC from the list provided by CBI concludes that the remediation costs and/or the penalty projections contained in the Remediation Estimate are more likely than not accurate based on past actions by the relevant governmental authority, any available government guidance or regulations, the information in the Remediation Estimate, and the experience of the Independent Expert; provided, however that if CHC’s consultant who prepared the Remediation Estimate disagrees with this conclusion, the parties shall mutually agree on a third independent expert who shall review the Remediation Estimate and the written advice of the Independent Expert and shall reach his or her own estimate of the cost of remedial and corrective actions. If his estimate is more than $300,000, CHC may terminate this Agreement under Section 6.11. CHC agrees to pay the costs of any phase one investigation or environmental report requested pursuant to this section and the cost of any phase two investigation prepared or conducted at CHC’s request pursuant to this section which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions. CBI agrees to pay the costs of any phase two investigation prepared or conducted at CHC’s request pursuant to this section which recommends or suggests as being appropriate the taking of any remedial or corrective action.

6.12 Conforming Accounting and Reserve Policies; Restructuring Expenses.

(a) Subject to applicable laws, following the date of shareholder and all required regulatory approvals of this Agreement, CBI shall (i) establish and take such reserves and accruals at such time as CHC shall reasonably request to conform CBI’s loan, accrual and reserve policies to CHC’s policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Company Merger and the Subsidiary Merger and restructuring charges related to or to be incurred in connection with the Company Merger and the Subsidiary Merger, in each case at such times as are reasonably requested by CHC, but in no event prior to two business days before the Effective Date; provided, however, that on the date such reserves, accruals and charges are to be taken, CHC shall certify in writing to CBI that all conditions to CHC’s obligation to consummate the Company Merger set forth in this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated the Effective Date, the delivery of which shall continue to be conditions to CHC’s obligation to consummate the Company Merger) have been satisfied or waived; and provided, further, that CBI shall not be required to take any action under Section 6.12 that is not consistent with applicable law and regulation and GAAP and regulatory accounting principles.

(b) No reserves, accruals or charges taken in accordance with this Section 6.12 may be a basis to assert a violation of a breach of a representation, warranty or covenant of CBI or Classic herein or a basis to assert that CBI has suffered a Material Adverse Effect.

6.13 D & O Insurance.

(a) CHC shall use its reasonable best efforts to obtain an endorsement to its director’s and officer’s liability insurance policy prior to the Effective Time to cover the present and former officers and directors of CBI or Classic (determined as of the Effective Time) for a period of three years from the Effective Time with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CBI; provided however, that if CHC is unable to obtain such endorsement or a commitment for such endorsement within 30 days prior to the Effective Date, then CBI may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall CHC be required to expend in the aggregate during each year in such three-year period more than 150% of the current annual amount spent by CBI (the “Insurance Amount”) to maintain or procure its current directors’ and officers’ insurance coverage; provided further, that if CHC is unable to maintain or obtain the insurance called for by this Section 6.13(a), CHC shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of CBI or Classic may be required to make application and provide customary representations and warranties to CHC’s insurance carrier for the purpose of obtaining such insurance.

(b) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of CBI and Classic against all losses, expenses (including attorneys’ fees), claims, amounts paid in settlement, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), regardless of whether such claim is asserted or claimed after the Effective Time, to the fullest extent then permitted under the DGCL and by CBI’s Certificate of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

(c) If CHC shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CHC shall assume the obligations set forth in this Section 6.13.

6.14 Notification of Certain Matters. Each of CBI and CHC shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided further that a failure to comply with this Section 6.14 shall not constitute a failure to satisfy any condition set forth in Article VII unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to satisfy a condition set forth in Article VII.

6.15 Defined Contribution Plans. Classic maintains a 401(k) Savings and Profit Sharing Plan and Trust (“Classic 401(k) Plan”) and CHC maintains a 401(k) Plan and Trust (“CHC 401(k) Plan”). Classic shall make contributions to the Classic 401(k) Plan between the date hereof and the Effective Date consistent with the terms of the Classic 401(k) Plan and past practices. At the Effective Time, subject to applicable law and the requirements of the CHC 401(k) Plan, City National shall assume the Classic 401(k) Plan, merge such plan into its own CHC 401(k) Plan, and amend as necessary the participation agreement of such merged plan so that, (i) from and after the Effective Time, employees of Classic who become employees of CHC and its subsidiaries will accrue benefits pursuant to the CHC 401(k) Plan as adopted by CHC resulting from the merger of the Classic 401(k) Plan with the CHC 401(k) Plan, and (ii) from and after the Effective Time, former employees of Classic participating in the merged plan shall receive credit for eligibility and vesting purposes, for the service of such employees with Classic prior to the Effective Time as if such service were with CHC; provided, however, that the benefit of any such former employee of Classic in respect of service prior to the Effective Time shall be determined under the contribution formulae under the Classic 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former employee of Classic in respect of service from and after the Effective Time shall be determined under the contribution formulae under the CHC 401(k) Plan as in effect from time to time from and after the Effective Time.

6.16 CBI Option Plans. Prior to the Effective Date, CBI will use its best efforts to obtain written consents from each holder of a CBI Stock Option (other than non-employee directors of CBI) who does not exercise all of his or her CBI stock options prior to the Effective Time and holds a CBI Stock Option at the Effective Date, consenting to the disposition of such options on the Effective Date in accordance with the provisions of Section 3.01(b) above. By signing the signature page hereof, the directors of CBI (other than David B. Barbour, Lisah M. Frazier and Robert L. Bayes) hereby consent to the cashing out of their CBI Stock Options as provided in Section 3.01(b) above and agree not to exercise their options on or before the Effective Time unless (A) this Agreement is terminated and the Company Merger is abandoned pursuant to Article IX or (B) such exercise is made not more than one day before the date on which the option otherwise would cease to be exercisable. David B. Barbour shall be permitted to exercise and shall exercise during 2004 stock options for 68,707 shares of CBI Common Stock, Lisah M. Frazier shall be permitted to exercise during 2004 stock options for up to 40,342 shares of CBI Common Stock, and Robert S. Curtis shall be permitted to exercise during 2004 stock options for up to 38,320 shares of CBI Common Stock, and CBI represents and warrants that all of the options exercised in 2004 by such three individuals are non-qualified stock options. By signing the signature page hereof, David B. Barbour, Lisah M. Frazier and Robert S. Curtis agree to exercise their stock options in 2004 to the extent required in the preceding sentence. Lisah M. Frazier and Robert S. Curtis may (but are not required to) exercise in 2005 any stock options not exercised in 2004 hereunder.

6.17 Recognition and Retention Plan. Unvested Shares of CBI Common Stock issued pursuant to the 1996 Recognition and Retention Plan (the “RRP”) prior to the Effective Time shall be vested and converted into the

Consideration to the extent provided in Article III. CBI shall take all necessary steps required to terminate the RRP as of the Effective Date.

6.18 ESOP. As of the Effective Date, the Classic Bancshares, Inc. Employee Stock Ownership Plan (the “Classic ESOP”) (i) shall be terminated, (ii) all shares of CBI Common Stock held by the Classic ESOP shall be converted into rights to receive the Consideration in respect thereof, (iii) all outstanding indebtedness of the Classic ESOP shall be repaid with cash received upon the exchange of unallocated shares of CBI Common Stock held in the Classic ESOP for the Consideration, other cash held by the ESOP, and the proceeds of any sale of such shares, to the extent necessary, or, at the option of CHC, to the extent permitted in the ESOP loan documents, shares held in the ESOP, (iv) any assets remaining in the suspense fund under the Classic ESOP shall be allocated to Participants’ accounts as earnings as of the Effective Date under the Classic ESOP, and (v) the net assets of the Classic ESOP shall be distributed to participants in the Classic ESOP and their beneficiaries, subject to the receipt of a favorable determination letter from the IRS and except as otherwise required by applicable law. The last contribution made by CBI or Classic to the Classic ESOP was made for the quarter ended September 30, 2004, and those contributions were at a level consistent with past practice. Neither CBI nor Classic shall make any additional contributions to the Classic ESOP other than quarterly loan payments required by the ESOP loan documents not to exceed $20,000 per quarter (except as required by applicable law). CBI and Classic shall make all amendments to the Classic ESOP required to permit the actions described in this Section 6.18. CBI, through its counsel, after consultation with CHC and its counsel, shall file the notifications or applications with the IRS necessary to comply with the provisions of this Section 6.18. If for any reason the IRS will not permit the Classic ESOP to be terminated or distributions be made to employees of CBI and Classic as provided above unless the Classic ESOP is amended, CBI may make such required amendment.

6.19 Supplemental Retirement Agreement. David B. Barbour has entered into a Supplemental Retirement Agreement dated December 27, 1995 with Classic (“SR Agreement”) pursuant to which he is entitled to receive monthly compensation equal to 24% of his monthly compensation (as determined under SR Agreement) for the remainder of his life beginning at age 65, with certain survivor benefits for his spouse. In full and complete satisfaction of the obligations of Classic, CHC and City National to Mr. Barbour under the SR Agreement and notwithstanding anything contained in the SR Agreement to the contrary, CHC or City National shall purchase, coincidental with or within 30 calendar days after the Effective Date, an annuity contract from an insurance company rated by the S&P, AAA or better, for a premium equal to $700,000 which will provide a level life annuity to CHC or City National over the life of Mr. Barbour beginning on the date on which he reaches age 65, and the annual amount payable to Mr. Barbour for each calendar year beginning with the calendar year he reaches age 65 from CHC or City National under this paragraph attributable to, and in full satisfaction of, the SR Agreement will be equal to the annual pre-tax amount received by CHC or City National under the Annuity Contract in each such calendar year; provided, however, that Mr. Barbour shall at no times have a secured interest or interest of any type in the Annuity Contract or in any other asset of CHC or City National, and Mr. Barbour shall be an unsecured creditor of CHC or City National with regard to the obligation under the SR Agreement and this paragraph; provided, further, that Mr. Barbour may request in writing to CHC or City National before the Effective Date that the terms of the Annuity Contract may also provide for a survivor benefit to a surviving spouse of Mr. Barbour, on terms requested by Mr. Barbour, but in no event shall the premium for the Annuity Contract increase to an amount in excess of $700,000 or shall the payments under the Annuity Contract commence before the date on which Mr. Barbour would have reached age 65 or, if earlier, the date of his death, and, if the Annuity Contract is modified, the annual amounts due to Mr. Barbour under the SR Agreement and this paragraph shall be equal to the annual pre-tax amount paid to CHC or City National under the Annuity Contract with the modified payment form. CHC and City National agree to provide Mr. Barbour or his spouse, promptly after receipt thereof, copies of statements received from the insurance company underwriting the annuity regarding its status until the obligation to Mr. Barbour and any spouse under such annuity has been paid in full. By signing the signature page hereof, David B. Barbour consents to the terms of this Section 6.19.

6.20 Employee Matters.

(a) CHC agrees that those employees of CBI or Classic who become employees of CHC or its subsidiaries, on the Effective Date (“Former CBI Employees”), while they remain employees of CHC or its subsidiaries after the Effective Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by CHC to similarly situated employees of CHC and its subsidiaries, except as otherwise provided herein. Except as hereinafter provided, at the Effective Time, CHC will amend or cause to be amended each employee benefit and welfare plan of CHC and its subsidiaries in which Former CBI Employees are eligible to participate, to the extent necessary, so that as of the Effective Time (i) such plans take into account for purposes of eligibility, participation, vesting, and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with CBI and Classic as if such service were with CHC and its subsidiaries, (ii) Former CBI Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of CHC or its subsidiaries in which they are eligible to participate and may commence participation in such plans on the Effective Date, (iii) Former CBI Employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time, (iv) for purposes of determining the entitlement of Former CBI Employees to sick leave and vacation pay following the Effective Time, the service of such employees with CBI and Classic shall be treated as if such service were with CHC and its subsidiaries; and (v) former CBI Employees are first eligible to participate and will commence participation in the CHC 401(k) Plan on the Effective Date. Notwithstanding the foregoing, (1) no Former CBI Employees shall be eligible to participate in City Holding’s West Virginia Bankers Association Master Retirement Plan (“CHC Defined Benefit Plan”) except to the limited extent provided in Section 6.22 hereof, as that plan has been frozen, and (2) CHC at its option may decide to assume and maintain the medical, dental and health plans of Classic and CBI for up to three years following the Effective Date for the benefit of employees and former employees of CBI and Classic who are currently participating in those plans, subject to membership in the Kentucky Bankers Association and to the approval of the insurer of benefits under those plans, which approval Classic and CBI agree to use their best efforts to obtain if so requested by CHC. For the purpose of this paragraph, service with financial institutions acquired by CBI or Classic shall be deemed to be service with CBI, to the extent CBI or Classic gave credit for such prior service to former employees of the acquired financial institutions under its employee benefit plans.

(b) CBI and Classic will comply with applicable law and the terms of the relevant Employee Plan with respect to the voting of any CBI Common Stock held by any such plan.

(c) David B. Barbour, Lisah M. Frazier and Robert S. Curtis agree to continue serving CBI and Classic and their successors, at CHC’s option, through August 31, 2005, at their current base salary, to assist in the integration of Classic’s employees, customers and operations into CHC. Prior to the Effective Time, Messrs. Curtis and Barbour and Lisah M. Frazier will continue to be paid the compensation provided for in their employment agreements with Classic and CBI and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. At the Effective Time, these employment agreements with Classic and CBI shall terminate and be void and without further effect. On or before the Effective Date, Mr. Barbour, Ms. Frazier and Mr. Curtis shall enter into Non-Compete and Nonsolicitation Agreements, in the form of Exhibit D (provided however that the Restricted Period for Mr. Curtis only shall be 18 months instead of three years). In consideration of the foregoing, CBI or Classic shall pay $1,800,000 to Mr. Barbour, $800,000 to Mr. Curtis, and $800,000 to Ms. Frazier in a lump sum on the Effective Date; provided, however, that in no event will such payments be made in excess of an amount permitted under § 280G of the Code without loss of a tax deduction to the payor or imposition of an excise tax on the payee. In order to assist CBI and the executive in tax planning opportunities, CBI or Classic may choose to pay the executive a portion of the amount due under this Section 6.20(c) on or before December 31, 2004, rather than at the Effective Date; provided, however, that the pre-payment of an amount due under this Section 6.20(c) shall not increase the amount otherwise due hereunder and the amount of such payment shall be deductible for income tax purposes by CBI or Classic. Classic covenants and agrees that it will obtain from each of Mr. Curtis, Mr. Barbour and Ms. Frazier prior to the Effective Time a binding written commitment to accept the terms of this Section 6.20(c) in the form of Exhibit E hereto.

(d) CBI and Classic covenant and agree to take no steps prior to the Effective Date which would entitle any officer to resign and receive benefits under his Employment Agreement.

6.21 Severance. Those employees of CBI and Classic who do not have employment or severance agreements as of the date of their termination (i) who CHC or its subsidiaries elect not to employ after the Effective Time or who are terminated other than for cause within nine months after the Effective Date, and (ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit F, shall be entitled to severance pay equal to one week of pay, at their rate of pay in effect at the Effective Time, for each full year of continuous service with CBI or Classic or their successors not in excess of 26 years completed prior to the Effective Time and, in the case of employees who continue as employees of CHC or its subsidiaries after the Effective Time, prior to their termination as such, subject to a minimum of four weeks of pay. Furthermore, any terminated employees shall be entitled to continuation coverage under City National’s group health plans or under Classic’s health plans continued by City National as provided in Section 6.20(a) hereof, as required by COBRA. Nothing in this Section 6.21 shall be deemed to limit or modify the at will employment policy of CHC or its subsidiaries.

6.22 Defined Benefit Plan. Classic has a Financial Institutions Retirement Fund (“Classic Retirement Plan”) which is not admitting additional participants unless required to do so to maintain the qualified status of the plan. CBI and Classic shall make contributions to the Classic Retirement Plan between the date hereof and the Effective Date only to the extent required to maintain the Plan’s tax-qualified status and avoid any federal income taxes or penalties attributable to the Plan’s funding status. Within 30 days after the date hereof, Classic and CBI shall freeze the Retirement Plan so that no further benefits will accrue thereunder. At the Effective Time, subject to applicable law and the requirements of the CHC Defined Benefit Plan, City National shall assume the Classic Retirement Plan and, at CHC’s election, merge such plan into its own defined benefit plan, and continue to administer the frozen merged plan of Classic so as to provide benefits to the participants in the former Classic Retirement Plan as provided by the terms thereof.

6.23 Cafeteria Plan. Classic has a cafeteria plan under §125 of the Code. Classic agrees to terminate that plan on or before the Effective Date. Former CBI Employees will become eligible to participate in CHC’s cafeteria plan at the Effective Date.

6.24 Short-Swing Trading Exemption. Prior to the Effective Date, the board of directors of CHC shall adopt such resolutions as necessary to cause any shares of CHC Common Stock to be received by executive officers and directors of CBI as part of the Consideration to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended. CBI’s board of directors shall adopt such resolutions as are necessary to cause any shares of CBI Common Stock or CBI stock options owned by executive officers and directors of CBI and canceled in the Company Merger to qualify for the exemptions provided in Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01 Conditions to Each Party’s Obligation to Effect the Company Merger. The respective obligation of each of CHC and CBI to consummate the Company Merger is subject to the fulfillment or written waiver by CHC and CBI prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of CBI Common Stock entitled to vote thereon in accordance with applicable law, the CBI Articles of

Incorporation and the CBI Bylaws, and the actions and transactions contemplated in the Agreement and Plan of Merger for Subsidiary Merger shall have been duly adopted by CBI and CHC, acting in their respective capacities as sole shareholders of Classic and City National.

(b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Company Merger and the Subsidiary Merger, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction which would have a Material Adverse Effect on either CHC or CBI.

(c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Company Merger and the Subsidiary Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation and its subsidiaries, taken as a whole.

(d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(f) Blue Sky Approvals. All permits and other authorizations under the state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of CHC Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

7.02 Conditions to Obligation of CBI. The obligation of CBI to consummate the Company Merger is also subject to the fulfillment or written waiver by CBI prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CHC set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and CBI shall have received a certificate, dated the Effective Date, signed on behalf of CHC by the Chief Executive Officer and the Chief Financial Officer of CHC to such effect; provided, however, inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on CHC or CBI and provided further, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

(b) Performance of Obligations of CHC. CHC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CBI shall have received a certificate, dated the Effective Date, signed on behalf of CHC by the Chief Executive Officer and the Chief Financial Officer of CHC to such effect.

(c) Opinion of Counsel. CBI shall have received an opinion, dated the Effective Date, of Barnes & Thornburg LLP, counsel to CHC, in substantially the same form as that attached hereto as Exhibit G.

(d) Tax Opinion of CHC’s Counsel. CBI shall have received an opinion of Barnes & Thornburg LLP, counsel to CHC, to the effect that (1) the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of CBI to the extent they receive shares of CHC Common Stock as Consideration in exchange for shares of CBI Common Stock.

(e) Keefe, Bruyette & Woods, Inc. Fairness Opinion. CBI shall have received the opinion of Keefe, Bruyette & Woods, Inc., dated the date of this Agreement and the date of the Proxy Statement (which shall be appended as an exhibit to the Proxy Statement), that the Consideration to be received in the Company Merger by the shareholders of CBI is fair to the shareholders of CBI from a financial point of view.

(f) Non-Competes. Mr. Barbour, Ms. Frazier and Mr. Curtis shall have entered into the Non-Compete and Nonsolicitation Agreements contemplated by Section 6.20(c) hereof.

7.03 Conditions to Obligation of CHC. The obligation of CHC to consummate the Company Merger is also subject to the fulfillment or written waiver by CHC prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CBI set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and CBI shall have received a certificate, dated the Effective Date, signed on behalf of CBI by the Chief Executive Officer and the Chief Financial Officer of CBI to such effect; provided, however, that inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on CHC, City National, Classic or CBI and provided further, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

(b) Performance of Obligations of CBI. CBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CHC shall have received a certificate, dated the Effective Date, signed on behalf of CBI by the Chief Executive Officer and the Chief Financial Officer of CBI to such effect.

(c) Opinion of Counsel. CHC shall have received an opinion, dated the Effective Date, of Luse Gorman Pomerenk & Schick, P.C., Counsel to CBI, in substantially the same form as that attached hereto as Exhibit H.

(d) Tax Opinion of CHC’s Counsel. CHC shall have received an opinion of Barnes & Thornburg, counsel to CHC, dated the Effective Date, to the effect that the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code.

(e) Environmental Report. CHC shall have received the environmental reports required by Section 6.11 hereof, and shall not have elected, pursuant thereto and pursuant to Section 9.01(e) hereof, to terminate and cancel this Agreement.

(f) Closing Book Value. The Closing Book Value of CBI shall not be less than the consolidated stockholders’ equity of CBI as of September 30, 2004. As used in the preceding sentence, the term “Closing Book Value” shall mean the amount of the consolidated stockholders’ equity of CBI, as of the end of the month immediately preceding the Effective Date, determined in accordance with generally accepted accounting principles, plus (i) the amount of any decrease in the consolidated stockholders’ equity of CBI resulting from or attributable to expenses of the Company Merger or the Subsidiary Merger or any expense, charge, or pay-out arising from any of the transactions or actions contemplated by this Agreement, plus (ii) any reduction of consolidated stockholders’ equity theretofore recorded solely as a result of accruals, reserves or charges taken by CBI at the request of CHC pursuant to Section 6.12 hereof; provided that any change in the value of CBI’s intangible assets and any increase or decrease in the value of CBI’s securities portfolio since September 30, 2004, shall be excluded from the Closing Book Value calculations at the Effective Date.

(g) Deposit Level. The total bona fide deposit accounts of Classic (excluding for this purpose, all certificates of deposit and any municipal or public deposit accounts exceeding $200,000, individually) as of the end of the month immediately preceding the Effective Time, shall be not less than 97% of the level of such deposit accounts at September 30, 2004.

(h) Director non-competes. In consideration of the consummation of the Company Merger, each of the directors of CBI and of Classic who are not employees of CBI or Classic shall have executed and delivered to CHC an agreement by which such directors shall agree for the Restricted Period (as defined below) not to directly or indirectly, whether for their own account or for the account of any other person, firm, corporation, or other business organization, (i) serve as director of, or beneficially own more than 5% of the voting common stock of, any financial institution engaged in the provision of Banking Services within 40 miles of any CBI, Classic, CHC or City National branch or office as of the date hereof, or (ii) join with any other parties to apply to any Governmental Authority for the issuance of a bank, savings bank, or savings association charter for operation in the States of Kentucky, Ohio or West Virginia. Notwithstanding any provision contained in this Section 7.03(i), the restrictions contained herein shall not be applicable to any activity or investment of the Director which existed at the time of this Agreement and which was disclosed by the director to CHC. The term “Restricted Period” shall mean the period beginning on the Effective Date and ending three (3) years from the Effective Time. The term “Banking Services” shall mean retail or commercial deposit or lending business, trust or asset management and all other services which are customarily provided by banks or which are otherwise provided by CHC or its subsidiaries. The agreement referred to in this Section 7.03(h) shall be in the form of Exhibit I hereto.

7.04 Commercial Loan. The Commercial Loan shall either have been sold by Classic for no less than the legal balance of the loan, including all principal, accrued interest and penalties (the “Legal Balance”) at the time of sale or the Legal Balance of such loan shall have been repaid to Classic in full on or before the Effective Date. Notwithstanding the foregoing, if the Commercial Loan is sold by Classic prior to the Effective Date or repaid to Classic for less than the Legal Balance, the foregoing condition shall be deemed to have been met if the cash consideration per share payable to CBI shareholders at Closing is reduced by an amount equal to the after tax difference between the Legal Balance and the amount paid to Classic for the Commercial Loan divided by the number of shares of CBI Common Stock outstanding on the Effective Date.

ARTICLE VIII

CLOSING

8.01 Deliveries by CBI at Closing. At the Closing, CBI shall deliver to CHC:

(a) certified copies of the Certificate of Incorporation, Articles of Incorporation and Bylaws of CBI and Classic;

(b) the officers’ certificates required by Sections 7.03(a) and 7.03(b) hereof;

(c) a certified copy of the resolutions of CBI’s Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Company Merger;

(d) a certified copy of the resolutions of Classic’s Board of Directors and sole shareholder, as required for valid approval of the execution of this Agreement and Exhibit B and the consummation of the Subsidiary Merger;

(e) a Certificate of the Secretary of State of the State of Delaware, dated a recent date, stating that CBI is in good standing;

(f) Certificates of the DFI and the FDIC, dated recent dates, relating to the valid existence and the FDIC insurance of deposits of Classic;

(g) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A. in proper form for filing with the Secretary of State of the States of Delaware and West Virginia in order to cause the Company Merger to become effective pursuant to the WVBCA and the DGCL;

(h) any Articles of Merger that may be required to be filed with the DFI and/or the Kentucky Secretary of State with respect to the Subsidiary Merger;

(i) a legal opinion from counsel for CBI in form reasonably acceptable to CHC counsel, opining with respect to the matters required by Section 7.03(c) hereto; and

(j) such other documents as CHC or its counsel may reasonably request.

8.02 Deliveries by CHC at the Closing. At the Closing, CHC shall deliver to CBI:

(a) certified copies of the Articles of Incorporation, Articles of Association and Bylaws of CHC and City National;

(b) the officers’ certificates required by Section 7.02(a) and (b) hereof;

(c) a certified copy of the resolutions of CHC’s Board of Directors authorizing the execution of this Agreement and the consummation of the Company Merger;

(d) a certified copy of the resolutions of City National’s Board of Directors and its sole shareholder authorizing the execution of this Agreement and the consummation of the Subsidiary Merger;

(e) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A. in proper form for filing with the Secretary of State of the States of Delaware and West Virginia in order to cause the Company Merger to become effective pursuant to the WVBCA and the DGCL;

(f) any Articles of Merger that may be required to be filed with the DFI and/or the Kentucky Secretary of State with respect to the Subsidiary Merger;

(g) a legal opinion from counsel for CHC, in form reasonably acceptable to CBI’s counsel, opining with respect to the matters required by Section 7.02(c) hereto;

(h) the tax opinion required by Section 7.02(d) hereto; and

(i) such other documents as CBI or its counsel may reasonably request.

ARTICLE IX

TERMINATION

9.01 Termination. This Agreement may be terminated and the Company Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of CHC and CBI, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. At any time prior to the Effective Time, by CHC in writing if CBI has, or by CBI in writing if CHC has, breached in any material respect any covenant or undertaking contained herein or any representation or warranty contained herein such that the conditions set forth in Section 7.02(a) or 7.02(b), or Section 7.03(a) or 7.03(b), whichever is applicable, would not be satisfied, unless such breach has been or may be cured within 30 days after written notice of such breach.

(c) Delay. At any time prior to the Effective Time, by CHC or CBI, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event that the Company Merger is not consummated by September 30, 2005, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

(d) No Approval. By CBI or CHC, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Company Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or (2) the shareholder approval contemplated by Section 6.02 herein is not obtained within 60 days of the effectiveness of the Registration Statement; provided, however, that neither CBI nor CHC shall be entitled to terminate this Agreement under this section unless they have complied with all of their obligations under this agreement with respect to the Registration Statement, the CBI proxy statement and the CBI shareholder meeting.

(e) Environmental Reports. CHC may terminate this Agreement to the extent provided by and subject to the limitations of Section 6.11 hereof in which case termination shall be CHC’s and City National’s sole remedy.

(f) Failure to Recommend, Etc. By CHC if (1) upon the effectiveness of the Registration Statement, the Board of Directors of CBI shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of CBI’s shareholders contemplated by Section 7.01(a), CBI’s Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the other party (whether in accordance with Section 6.02 or otherwise).

(g) Acceptance of Superior Proposal. By CBI, if, without breaching Section 6.06, CBI shall enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the CBI Board, after consulting with and considering the advice of CBI’s outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 9.01(g) shall not be available to CBI unless it delivers to CHC (1) written notice of CBI’s intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 9.03. For purposes of this Section 9.01(g), “Superior Proposal” means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of CBI receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (1) if accepted, is more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the Company Merger for CBI and its shareholders and other relevant constituencies.

9.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 9.03 and 10.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination unless such party is obligated to pay and has paid the Fee pursuant to Section 9.03.

9.03 Liquidated Damages. If (1) CHC terminates this Agreement pursuant to Section 9.01(f) or (2) CBI terminates this Agreement pursuant to Section 9.01(g), then, within five business days of such termination, CBI shall pay CHC by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, $2,300,000 (the “Fee”). If (i) this Agreement is terminated solely by reason of the failure of CBI to receive shareholder approval of the Company Merger and an Acquisition Proposal was publicly announced or disclosed at any time after the date of this Agreement and prior to the date of any CBI shareholder meeting to consider this Agreement, and (ii) if, within twelve months after the date of such termination, a change in control of CBI is consummated, then CBI shall pay the Fee to CHC by wire transfer in immediately available funds. (For purposes of this Section 9.03, a “change in control” of CBI shall be deemed to have taken place if: (w) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than CBI, Classic, or any employee benefit plan of CBI or Classic, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then- issued and outstanding common stock of CBI or Classic or the combined voting power of the then-outstanding securities of CBI or Classic, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which CBI or Classic is not the continuing or surviving corporation (except for a merger in which the holders of CBI or Classic’s common stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which CBI or Classic is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its shareholders own less than 50% of the outstanding common stock immediately after the transaction; or (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of CBI or Classic. No Fee shall be required to be paid if CHC or CBI terminates this Agreement solely because of the failure of CBI to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby.

ARTICLE X

MISCELLANEOUS

10.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 9.02, and 9.03 and in this Article X, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Sections 6.13 and 6.18 through 6.22, which by their terms apply or are to be performed in whole or in part after the Effective Time, and this Article X.

10.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision, or (b) amended or modified by an agreement in writing executed by both parties, except that, after approval of the Company Merger by the shareholders of CBI, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

10.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

10.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State.

10.05 Expenses. Subject to Sections 9.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses relating to the CBI shareholder meeting shall be shared equally by CBI and CHC.

10.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

If to CHC, to:

Charles Hageboeck, Executive Vice President & CFO

City Holding Company

25 Gatewater Road

Charleston, West Virginia 25313

Facsimile: (304) 769 -1122

With a copy to:

Claudia V. Swhier, Esq.

Barnes & Thornburg LLP

11 South Meridian Street

Indianapolis, Indiana 46204

Facsimile: (317) 231-7433

If to CBI, to:

David B. Barbour, President

Classic Bancshares, Inc.

344 Seventeenth Street

Ashland, Kentucky 41101

Facsimile: (606) 326-2296

With a copy to:

Kip A. Weissman, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

Facsimile: (202) 362-2902

10.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13, 6.18, 6.19 and 6.20 hereof (which is intended to be for the benefit of those present and former officers and directors of CBI and Classic affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CLASSIC BANCSHARES, INC. (“CBI”)		CITY HOLDING COMPANY (“CHC”)

By:	/s/ DAVID B. BARBOUR	By:	/s/ GERALD R. FRANCIS
Printed:	David B. Barbour	Printed:	Gerald R. Francis
Title:	President	Title:	President

CLASSIC BANK		CITY NATIONAL BANK OF WEST VIRGINIA

By:	/s/ DAVID B. BARBOUR	By:	/s/ GERALD R. FRANCIS
Printed:	David B. Barbour	Printed:	Gerald R. Francis
Title:	Chief Executive Officer	Title:	President

Each of the undersigned directors of CBI hereby agrees in his individual capacity, subject to his fiduciary obligations as a director, but not in his capacity as a director, to vote his shares of CBI Common Stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of CBI Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of CBI Common Stock with the purpose of avoiding his agreements set forth in the preceding sentence. Each of the undersigned directors agrees to the terms of Section 6.16 of this Agreement with respect to their individually owned stock options. Each of the undersigned directors (other than David B. Barbour and Lisah M. Frazier) agrees to sign the director non-competes in the Form of Exhibit I hereto. David B. Barbour and Lisah M. Frazier agree to the terms of Section 6.20(c) of this Agreement as it relates to them. David B. Barbour consents to the terms of Section 6.19.

Dated this 29th day of December, 2004.

/s/ C. CYRUS REYNOLDS
C. Cyrus Reynolds

/s/ DAVID B. BARBOUR
David B. Barbour

/s/ JEFFREY P. LOPEZ. M.D.
Jeffrey P. Lopez. M.D.

/s/ ROBERT B. KEIFER, JR.
Robert B. Keifer, Jr.

/s/ DAVID A. LANG
David A. Lang

/s/ ROBERT L. BAYES
Robert L. Bayes

/s/ STEVEN C. MILLESON
Steven C. Milleson

/s/ LISAH M. FRAZIER
Lisah M. Frazier

/s/ E. B. GEVEDON, JR.
E. B. Gevedon, Jr.

/s/ ROBERT A. MOYER, JR.
Robert A. Moyer, Jr.

/s/ JOHN W. CLARK
John W. Clark

Each of the undersigned directors of Classic agrees in his individual capacity, subject to his fiduciary obligations as a director, but not in his capacity as a director, to vote his shares of CBI Common Stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of CBI Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. Each of the undersigned directors except Robert S. Curtis agrees to sign the director non-competes in the form of Exhibit I hereto. Robert S. Curtis agrees to the terms of Section 6.20(c) of this Agreement to the extent it relates to him.

Dated this 29th day of December, 2004.

/s/ ROBERT S. CURTIS
Robert S. Curtis

/s/ JACK R. PATTERSON
Jack R. Patterson

/s/ DARRELL HANEY
Darrell Haney

/s/ RICHARD C. LAYMAN
Richard C. Layman

/s/ WM. CARSON ELSWICK
Wm. Carson Elswick

/s/ DOUG MOORE
Doug Moore

/s/ BRENT E. CLARK
Brent E. Clark

/s/ DEWEY BOCOOK, JR.
Dewey Bocook, Jr.

/s/ EDWARD R. RAMBACHER, CPA
Edward R. Rambacher, CPA

/s/ DAVID T. PHILLIPS
David T. Phillips

/s/ J.R. MCKENZIE
J.R. McKenzie

Reference website: www.realcorporatelawyer.com

Annex B

KEEFE, BRUYETTE & WOODS, INC.

SPECIALISTS IN FINANCIAL SERVICES

211 BRADENTON AVE. DUBLIN, OH 43017

PHONE	FAX
614-766-8400	614-766-8406

December 29, 2004

Board of Directors

Classic Bancshares Inc.

344 Seventeenth Street

Ashland, KY 41101

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Classic Bancshares Inc. (“CBI”), of the consideration to be paid to CBI shareholders in the merger (the “Merger”) between CBI and City Holding Company, a West Virginia corporation (“CHC”). We have not been requested to opine as to, and our opinion does not in any manner address, CBI’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Reorganization, dated December 29, 2004, by and among CBI and CHC (the “Agreement”), at the effective time of the Merger, CHC will acquire all of CBI’s issued and outstanding shares of common stock. CBI shareholders will receive an exchange ratio (the “Exchange Ratio”) of .9624 shares of CHC common stock and $11.08 per share in cash (the “Per Share Cash Consideration”), subject to certain adjustments (collectively, the “Consideration”).

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by CBI, including (i) the Agreement (ii) Annual Reports for the years ended March 31, 2002, 2003 and 2004 (iii) Proxy Statements for the years ended March 31, 2002, 2003 and 2004 (iv) unaudited financial statements for the quarters ended June 30, 2004 and September 30, 2004 (v) and other information we deemed relevant. We also discussed with senior management and directors of CBI, the current position and prospective outlook for CBI. We reviewed financial and stock market data of other commercial banking institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of commercial banking institutions or proposed changes of control of comparably situated companies.

For CHC, we reviewed (i) Annual Reports for the years ended December 31, 2001, 2002 and 2003, (ii) Proxy Statements for the years ended December 31, 2002, 2003 and (iii) unaudited financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, (iv) and other information we deemed relevant. We also discussed with members of the senior management team of CHC, the current position and prospective outlook for CHC.

B-1

Board of Directors

Classic Bancshares, Inc.

December 29, 2004

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by CBI and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from CBI, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of CBI’s management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of CBI. We have further relied on the assurances of management of CBI that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to CHC or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to CBI in connection with the Merger and will receive a fee for such services. In addition, CBI has agreed to indemnify us for certain liabilities arising out of our engagement by CBI in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the Consideration to be paid by CHC in the Merger is fair, from a financial point of view, to the stockholders of CBI.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of CBI used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of CBI in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/ KEEFE, BRUYETTE, & WOODS, INC.
Keefe, Bruyette, & Woods, Inc.

B-2

Annex C

DELAWARE GENERAL CORPORATION LAW

TITLE 8

SECTION 262

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 8 Del. C. § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 8 Del. C. § 251(g) of this title), § 252, §254, § 257, § 258, § 263 or § 8 Del. C. § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 8 Del. C. § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 8 Del. C. § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 8 Del. C. § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

CLASSIC BANCSHARES, INC.

ANNUAL REPORT TO STOCKHOLDERS

FOR THE FISCAL YEAR ENDED MARCH 31, 2004

Financial Highlights

March 31, 2004 (Dollars in Thousands)
Total Assets	$341,765
Total Loans	$257,455
Securities available for sale	$50,916
Deposits	$260,241
Net Income	$3,625
Stockholders’ Equity	$35,227
Stockholders’ Equity as a Percent of Assets	10.3%

Annual Meeting

The Annual Meeting of Stockholders of Classic Bancshares, Inc. will be held on August 26, 2004 at 4:00 p.m., Ashland Kentucky time at Park Place (formerly the AEP headquarters bldg.) located at 17th, Street and Central Avenue, Ashland, Kentucky 41101.

To Our Shareholders, Employees and Friends:

We are pleased to report another year of record earnings and important accomplishments. We believe they reflect a sound planning process and deliberate execution of the strategies adopted. We are proud that our conservative business model continues to provide the framework for consistent earnings during uncertain and rapidly changing economic times.

During the year our stock price reached an all time high of $41.48. Coupled with the higher valuation your Board of Directors approved a 10% stock dividend that was paid to each shareholder during November 2003.

A LOOK BACK

Record diluted earnings per share for the fiscal year ending 2004 were $2.43 a 4.7% increase from $2.32 in 2003. Net income in 2004 was also a record $3.6 million, a 24.1% increase from $2.9 million in 2003.

Earnings were positively impacted by increases in our core components—loans, deposits, net interest income and non-interest income. While the First Federal of Ironton, Ohio acquisition accounted for a large portion of this increase, organic growth from our newly opened Greenup, Kentucky branch location, as well as increased market share in the Johnson County, Kentucky market were contributors to growth in the key components.

Further contributing to our earnings success, thereby laying the foundation for future successes, is our continued discipline in loan and deposit pricing. This discipline is evidenced by a net interest margin that places us in the upper range of our financial peers.

Operating efficiency remains a key factor in our earnings momentum as we rank among the best of our financial peers in the controlling of operating costs. A factor in this component can be attributed to the high level of company ownership by directors, management and employees, all of whom understand that each dollar saved translates to a higher share price to each shareholder.

As a result of the integration of the First Federal acquisition, we now have ten banking offices serving the markets of Eastern Kentucky and Southeastern Ohio. We now have a total of seven offices serving the Huntington, West Virginia/Ashland, Kentucky/Ironton, Ohio Metropolitan Statistical Area (MSA).

Technology service improvements implemented during the year included a new image processing system allowing our customers the convenience of viewing their check images via the Internet at www.classicbank.com. We also introduced free checking and free bill-pay which will attract new customers to our growing franchise.

A LOOK FORWARD

Challenging times are ahead as we face increased regulatory and corporate governance issues, as well as an inevitable movement to a higher interest rate environment.

Another major challenge we face is the excessive number of financial institutions in most of the markets we serve. We have seen this factor frequently result in what can only be described as irrational efforts to increase market share through unprofitable pricing practices. Our pledge remains to maintain discipline in our pricing of loans and deposits, even at the risk of decreased market share. We realize that the only measurement of success by the shareholder is profitability, not size of the franchise.

Consolidation in the financial sector has been a continuing trend nationwide and we believe this consolidation will spread to market areas that we serve. The consolidation within our industry is driven by the high cost and burden of regulatory and corporate governance issues, as well as the costs associated with maintaining a technologically superior product comparable to that of our regional and national competition.

We will continue to explore strategic opportunities for growth as they become available. These opportunities may include additional banking offices within our current market area, the in-market acquisition of other financial institutions, or a combination of both. The future poses many opportunities, as well as challenges for our Company. We trust the conservative positioning of the Company’s business operations will assist us in maintaining historical earning levels through various economic cycles. While we anticipate increased operating expenses related to the regulatory and corporate governance environment, we will continue to strive to maintain our traditionally low overhead structure. Further, expecting a higher interest rate environment, we will attempt to prudently manage the balance sheet to sustain our earnings momentum. We again want to thank our shareholders, directors, employees and other members of our management team for their unwavering support of the strategic direction of our Company.

Selected Consolidated Financial Information1

	March 31,
	2004	2003	2002	2001	2000
Selected Financial Condition Data:
Total assets	$341,765	$249,881	$215,447	$187,860	$175,254
Loans receivable, net	257,455	187,175	160,316	138,862	127,808
Securities available for sale	50,916	37,843	36,347	29,633	28,365
Interest-earning deposits	408	382	448	164	192
Deposits	260,241	190,156	158,874	145,430	134,897
FHLB advances	34,218	28,126	27,401	16,636	17,075
Stockholders’ equity	35,227	25,422	21,981	20,460	18,999

	Year Ended March 31,
	2004	2003	2002	2001	2000
	(In Thousands)
Selected Operations Data:
Total interest income	$17,301	$14,205	$13,709	$13,697	$11,941
Total interest expense	5,397	4,969	6,100	7,349	5,892

Net interest income	11,904	9,236	7,609	6,348	6,049
Provision for loan losses	223	428	363	61	223

Net interest income after provision for loan losses	11,681	8,808	7,246	6,087	5,826

Fees and service charges	1,705	1,338	1,189	915	703
Gain (loss) on sale of securities	43	72	7	31	(3)
Other noninterest income	388	266	258	139	195

Total noninterest income	2,136	1,676	1,454	1,085	895
Total noninterest expense	8,732	6,459	5,726	5,794	5,359

Income before income taxes	5,085	4,025	2,974	1,378	1,362
Income tax expense	1,460	1,104	774	330	292

Net income	$3,625	$2,921	$2,200	$1,048	$1,070

	Year Ended March 31,
	2004	2003	2002	2001	2000
	(In Thousands)
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net income to average total assets)	1.2%	1.3%	1.1%	.6%	.6%
Return on equity (ratio of net income to average equity)	11.4	12.2	10.3	5.3	5.5
nterest rate spread (average during period)(Fed. Tax Equiv.)	4.1	4.2	3.8	3.4	3.8
Net interest margin(2)	4.3	4.5	4.4	4.0	4.3
Ratio of noninterest expense to average total assets	2.8	2.8	2.9	3.2	3.2
Ratio of average interest-earning assets to average interest- bearing liabilities	112.7	114.3	115.4	114.5	112.5
Noninterest expense to total revenue	62.2	59.2	63.2	77.9	77.2

Quality Ratios:
Non-performing assets to total assets, at end of year(3)	.7	.5	.3	.5	.6
Allowance for loan losses to non-performing loans(4)	149.7	155.7	248.0	179.1	168.9
Allowance for loan losses to loans receivable, net	.9	1.0	1.0	1.0	1.0

Capital Ratios:
Equity to total assets at end of period	10.3	10.2	10.2	10.9	10.8
Average equity to average assets	10.1	10.3	10.6	10.8	11.4

Other Data:
Number of Bank full-service offices	10	8	8	7	6

(1)	The Company completed the acquisition of First Federal Financial Bancorp, Inc. on June 20, 2003, the holding company for First Federal Savings Bank of Ironton. First Federal was merged with and into Classic Bank with Classic Bank as the surviving institution. As a result the information presented above for the year ended March 31, 2004 includes information for First Federal beginning June 20, 2003. The Company completed the acquisition of Citizens Bank, Grayson on May 14, 1999.
(2)	Net interest income (TE) divided by average interest-earning assets.
Total	revenues = net interest income (TE) + noninterest income.
(3)	Non-performing assets include non-accruing loans, accruing loans 90 days or more past due, restructured loans and real estate owned.
(4)	Non-performing loans include non-accruing loans, accruing loans 90 days or more past due and restructured loans.

Management’s Discussion & Analysis of Financial Condition and Results of Operations

INTRODUCTION

Classic Bancshares, Inc. (the “Company”), a Delaware corporation, was organized in 1995 for the purpose of becoming the savings and loan holding company of Classic Bank in connection with Classic Bank’s conversion from mutual to stock form of organization on December 28, 1995. The Company acquired First Paintsville Bancshares, Inc., the former holding company of The First National Bank of Paintsville (“First National”), on September 30, 1996. The Company completed the acquisition of Citizen’s Bank, Grayson on May 14, 1999, and merged it into Classic Bank on the same date. The Company maintained Classic Bank and First National as separate subsidiaries until March 2001 at which time the Company merged the two subsidiaries into one banking subsidiary known as Classic Bank.

On June 30, 2003, the Company completed its acquisition of First Federal Financial Bancorp, Inc., headquartered in Ironton, Ohio, the holding company for First Federal Savings Bank of Ironton, which operated three offices in southeastern Ohio. In the transaction, First Federal Savings Bank of Ironton was merged with and into Classic Bank with Classic Bank as the surviving institution. All locations of First Federal are operated as branch offices of Classic Bank.

Classic Bank serves its market areas through ten banking offices located in Kentucky and Ohio. The main office and corporate headquarters are located in Ashland, Kentucky. Seven of the banking offices, five in Kentucky and two in Ohio, are located in the Huntington, WV/Ashland, KY/Ironton, OH Metropolitan Statistical Area (MSA). The Bank operates three banking offices in Johnson County, KY, serving parts of Martin, Floyd, Magoffin and Lawrence counties. Johnson County, KY is approximately 55 miles south of the Huntington/Ashland/Ironton MSA.

The economic base in the MSA was in the past primarily industrial and reliant upon a small number of large employers, particularly in the steel and petroleum industries. A decline in these segments of the local economy has resulted in population loss over the past several years. The diversification of employment base into more retail, medical and service businesses has resulted in a slowing of previously experienced declines in population. Per capita incomes in the counties in which we operate in the MSA all lag the applicable Kentucky and Ohio State averages, with the exception of Boyd County, Kentucky where the Company headquarters is located.

The economy in the Johnson County market area has historically been based on manufacturing and coal related industries, but now includes retail, medical and government sectors. Per capita income in Johnson County is also below the Kentucky State average.

The unemployment rate in each of the counties in which we operate banking offices exceeds the state and national unemployment rates.

The Company’s revenues are derived principally from interest earned on loans and, to a lesser extent, from interest earned on investments. The operations of the Company are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the Kentucky Department of Financial Institutions, the Federal Reserve and the FDIC. The Company’s cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for loans, which in turn is affected by the interest rates at which such loans may be offered.

The Company’s net interest income is dependent primarily upon the difference or spread between the average yield earned on loans receivable, net and investments and the average rate paid on deposits and borrowings, as well as the relative amounts of such assets and liabilities. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

Management’s discussion and analysis of financial condition and results of operations are intended to assist in understanding the financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the financial statements and accompanying notes contained elsewhere herein.

FORWARD-LOOKING STATEMENTS

When used in this report, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, changes in economic conditions in the Company’s market area, changes in real estate values in the Company’s market area, regulatory policies, interest rates (including the relationship between long and short term interest rates), demand for loans in the Company’s market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forwardlooking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake—and specifically declines any obligation—to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BUSINESS STRATEGY

The Board’s primary vision is the enhancement of shareholder value and sustained earnings growth through maximation of the net interest margin while utilizing a low cost operating structure. The Company has strategically positioned itself to be a high performing, independent, community-focused financial services organization. This strategic direction will continue as long as the Board believes, following regular strategic reviews, it is in the best interest of the shareholders. The Company will continue a focus on internal growth while exploring acquisition opportunities that are accretive to earnings and/or create greater franchise and shareholder value.

The Company’s focus is on maximizing, to the extent feasible, net interest income from a balance sheet utilizing variable rate or short and medium-term fixed rate assets, funded by the most cost effective funding sources available. While market share increases remain a strategic goal, management believes that profitability is paramount to asset growth. As a result of this philosophy management remains focused on the pricing of assets that maximize net interest income rather than on market share growth. The implementation of this strategy may require the Company’s utilization of borrowings to fund asset growth, rather than deposits, when the cost of borrowings is more attractive than the cost of acquiring local deposits.

Two basic premises must be employed for the successful execution of the Company’s business strategy. First, non-interest expense must remain at levels lower than our peers and secondly, sound asset/liability modeling must be utilized to assure sustainable earnings in varying economic conditions.

Management continues to use an incentive based compensation program that rewards employees for attaining production and customer service levels and believes this strategy facilitates profitable growth while containing salary expense levels.

Strategically, the continued enhancements to our technology infrastructure will allow the Company to remain competitive with our regional and national competitors while giving the Company a competitive advantage over smaller franchises. The implementation of a real time account transaction platform, coupled with free internet bill pay, free checking and online viewing of check and deposit images, places the Company in an equal footing with our national and regional competitors.

While acquisitions remain a consideration for the continued growth of the Company, internal growth may present the greatest opportunity for expansion of our franchise in the most profitable manner. Management considers branch expansion within our market areas as representing the most cost effective method of internal growth, as well as considering in-market acquisitions as they become available.

FINANCIAL CONDITION

March 31, 2004 compared to March 31, 2003.

Total assets increased approximately $91.9 million, or 36.8%, from $249.9 at March 31, 2003 to $341.8 million at March 31, 2004. The increase was due primarily to an increase in loans of $70.3 million, an increase in securities of $13.1 million, an increase in goodwill and other intangibles of $3.2 million, an increase in premises and equipment of approximately $2.0 million, an increase in cash and cash equivalents of approximately $1.1 million, an increase in FHLB stock of $945,000, an increase in foreclosed assets of $856,000 and in increase in other assets of approximately $400,000.

Net loans receivable increased $70.3 million, or 37.6%, from $187.2 million at March 31, 2003 to $257.5 million at March 31, 2004. The increase was due primarily to net loans acquired from First Federal of approximately $49.5 million and a premium of approximately $600,000 recorded on the acquired loans based on the market valuation of the loans. The remainder of the increase of $20.2 million was due to internal loan growth primarily in the consumer and commercial portfolios.

The allowance for loan losses increased approximately $234,000 from $2.0 million at March 31, 2003 to $2.2 million at March 31, 2004 as a result of a provision for fiscal 2004 of $223,000, an allowance acquired from First Federal of $885,000 offset by net charge-offs of $874,000.

Securities increased approximately $13.1 million, or 34.5%, from $37.8 million at March 31, 2003 to $50.9 million at March 31, 2004 primarily due to the acquisition of $9.5 million of securities in connection with the acquisition of First Federal, purchases of $11.7 million and an increase in the market value of the available for sale securities of approximately $1.0 million offset by maturities, calls, and principal repayments of $9.1 million.

Premises and equipment increased approximately $2.0 million due primarily to the acquisition of First Federal.

Deposits increased $70.0 million, or 36.8%, from $190.2 million at March 31, 2003 to $260.2 million at March 31, 2004. The increase was due primarily to the acquisition of First Federal with acquired deposits totaling $56.7 million and purchase accounting adjustments of $200,000. The remainder of the increase of $13.1 million was a result of internal deposit growth. The increase in deposits was used to fund loan growth.

Stockholder’s equity increased $9.8 million to $35.2 million at March 31, 2004 as compared to $25.4 million at March 31, 2003. The increase was due primarily to the issuance of additional shares of the Company’s stock in connection with the acquisition of First Federal. The increase was also due to net income recorded for the period and an increase in the market value of available for sale securities offset by cash dividends paid. Management from time to time repurchases shares of its outstanding common stock in the open market at prevailing market prices depending on market conditions. The reacquired shares are held as treasury shares and will be used for general corporate purposes when necessary, including the issuance of shares in connection with the exercise of stock options. No repurchases were made during fiscal 2004.

RESULTS OF OPERATIONS

The Company’s results of operations depend primarily upon the level of net interest income, which is the difference between the interest income earned on its interest-earning assets such as loans and investments, and the costs of the Company’s interest-bearing liabilities, primarily deposits and borrowings. Results of operations are also dependent upon the level of the Company’s noninterest income, including fee income and service charges, and affected by the level of its noninterest expenses, including its general and administrative expenses. Net interest income depends upon the volume of interestearning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 2004 AND MARCH 31, 2003

Net Income. Net income increased by approximately $704,000 from $2.9 million for the fiscal year ended March 31, 2003 to $3.6 million for the fiscal year ended March 31, 2004. The increase was due to an increase in net interest income of $2.7 million, an increase in noninterest income of $460,000 and a decrease in the provision for loan losses of $205,000 offset by an increase in noninterest expense of $2.3 million and an increase in income tax expense of $356,000.

Net Interest Income. Net interest income increased $2.7 million from $9.2 million for the fiscal year ended March 31, 2003 to $11.9 million for the fiscal year ended March 31, 2004 due to an increase in interest income of $3.1 million offset by an increase in interest expense of $428,000. The increase in interest income was due to an increase in the average balance of interest-earning assets offset primarily by a decrease in the yield earned on interest-earning assets. The average balance of interest-earning assets increased $74.9 million from $212.8 million for fiscal 2003 to $287.7 million for fiscal 2004. Interest-earning assets increased primarily due to an increase in the average balance of loans of $60.9 million and an increase in investment and mortgage-backed securities of $10.9 million. The increases were primarily due to the acquisition of First Federal. The average tax equivalent yield on interestearning assets was 6.9% at March 31, 2003 compared to 6.2% at March 31, 2004. The decrease in the yield was due primarily to a decline in market interest rates during the fiscal year.

The resulting interest rate spread was 4.1% for fiscal 2004 compared to 4.2% for fiscal 2003.

Interest expense increased approximately $428,000 primarily as a result of an increase in the average balance of interest-bearing liabilities offset by a decrease in the average rate paid on interest-bearing liabilities. The average balance of interest-bearing liabilities increased $69.2 million from $186.1 million for fiscal 2003 to $255.3 million for fiscal 2004. The increase in the average balance was primarily due to an increase in the average balance of interestbearing deposits as a result of the acquisition of First Federal. The average rate paid on interest-bearing liabilities decreased from 2.7% for the fiscal year ending March 31, 2003 to 2.1% for the fiscal year ending March 31, 2004. The reduction in the cost of interest-bearing liabilities was due to a decline in market interest rates during the fiscal year.

Provision for Loan Losses. The provision for loan losses decreased by $205,000 from $428,000 for fiscal 2003 to $223,000 for fiscal 2004 based on management’s overall assessment of probable incurred losses in the loan portfolio. The decrease in the provision was due to improving trends within the Company’s loan portfolio notwithstanding the acquired First Federal non-performing loans which covered by the allowance acquired from First Federal. The provision recorded for the fiscal year was based on management’s evaluation of the Company’s current portfolio including such factors as the quality of the portfolio, the increase in loans that are not secured by 1-4 family real estate, the level of non-performing loans, charge-off history, the economy in the Company’s market area and overall growth in the loan portfolio. Management continually monitors the Company’s allowance for loan losses and makes adjustments as economic conditions, portfolio quality (including a review of individual loans) and portfolio diversity dictates. At March 31, 2004, the allowance for loan losses totaled $2.2 million, or .9% of net loans and 149.7% of non-performing loans. Nonperforming loans increased approximately $207,000 from $1.3 million at March 31, 2003 to $1.5 million at March 31, 2004.

Noninterest Income. Noninterest income increased approximately $460,000 from $1.7 million for fiscal 2003 to $2.1 million for fiscal 2004 due to an increase in service charges and other fees on deposits of $367,000, an increase in other income of $122,000 offset by a decrease in gain on sale of securities of $29,000. The increase in service charges and other fees on deposits was the result of an increased deposit base and our effort to limit fee waivers. Other income increased primarily due to an increase in the commissions earned on secondary market loans, letter of credit fees and commissions on insurance sold on loans. Although the commissions earned on the origination of secondary market loans increased for the fiscal year, these commissions have begun to slow, therefore decreasing the amount of commissions earned in the last quarter of the fiscal year and possibly in future periods. The Company’s secondary market activity consists only of commissions earned from a third party originator and represents a small portion of the Company’s noninterest income.

Noninterest Expense. Noninterest expenses increased $2.3 million from $6.5 million for fiscal 2003 to $8.7 million for fiscal 2004 due to an increase in salaries and employee benefits of $1.0 million, an increase in occupancy and equipment expense of $208,000 an increase in advertising expense of $182,000, an increase in communications expense of $65,000, an increase in franchise and deposit taxes of $19,000, an increase in stationery, printing and supplies of $120,000, an increase in the amortization of intangibles of $112,000, an increase in professional fees of $113,000 and an increase in other operating expenses of $436,000.

Employee compensation and benefits increased primarily due to an increase in the number of employees as a result of the First Federal acquisition; an increase in costs related to incentive-based compensation programs and benefit plans; and an increase in ESOP expense due to the increase in the average market price of the Company’s stock. Occupancy and equipment expense increased primarily due to an increase in depreciation expense as a result of an increase in the number of locations, improvements to existing facilities, and upgrades in equipment. The increase in professional fees was due to increased legal and accounting costs as a result of increased requirements under updated corporate governance regulations and guidelines. The increase in accounting costs was also due to a change in the Company’s independent auditors. The increase in other operating expenses was due partially to increased expenses as a result of the acquisition of First Federal and the remainder of the increase was due to increased costs related to technology for various services provided to customers. The Company recently upgraded its on-line banking product and also upgraded its operating environment so that customers may obtain real-time balances at automated teller machines and point of sale terminals.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 2003 AND MARCH 31, 2002

Net Income. Net income increased by approximately $721,000 from $2.2 million for the fiscal year ended March 31, 2002 to $2.9 million for the fiscal year ended March 31, 2003. The increase was due to an increase in net interest income of $1.6 million, an increase in noninterest income of $221,000 offset by an increase in noninterest expense of $733,000, an increase in the provision for loan losses of $65,000, and an increase in income tax expense of $330,000.

Net Interest Income. Net interest income increased $1.6 million from $7.6 million for the fiscal year ended March 31, 2002 to $9.2 million for the fiscal year ended March 31, 2003 due to an increase in interest income of $497,000 and a decrease in interest expense of $1.1 million. The increase in interest income was due to an increase in the average balance of interest-earning assets offset primarily by a decrease in the yield earned on interest-earning assets. The average balance of interest-earning assets increased $30.1 million from $182.7 million for fiscal 2002 to $212.8 million for fiscal 2003. Interest-earning assets increased primarily due to an increase in the average balance of loans of $25.8 million and an increase in investment and mortgage-backed securities of $3.7 million. The average tax equivalent yield on interestearning assets was 7.7% at March 31, 2002 compared to 6.9% at March 31, 2003. The decrease in the yield was due primarily to a decline in market interest rates during the fiscal year.

Interest expense decreased approximately $1.1 million from $6.1 million for fiscal 2002 to $5.0 million for fiscal 2003 primarily as a result of a decrease in the average rate paid on interest-bearing liabilities. The average rate paid on interest-bearing liabilities decreased from 3.9% for the fiscal year ending March 31, 2002 to 2.7% for the fiscal year ending March 31, 2003. The reduction in the cost of interest-bearing liabilities was due to a decline in market interest rates during the fiscal year. The average balance of interest-bearing liabilities increased

$27.8 million from $158.3 million for fiscal 2002 to $186.1 million for fiscal 2003. The increase in the average balance of interestbearing liabilities was due primarily to an increase in the average balance of interest-bearing deposits and borrowings.

Provision for Loan Losses. The provision for loan losses increased by $65,000 from $363,000 for fiscal 2002 to $428,000 for fiscal 2003 based on management’s overall assessment of probable incurred losses in the loan portfolio. The increase in the provision was due primarily to overall growth of the loan portfolio and continued diversification of the loan portfolio into commercial and consumer loans. Management maintains the allowance for loan losses based on the analysis of various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing economic conditions. Although the Company maintains its allowance for loan losses at a level it considers adequate to provide for losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional substantial provisions for loan losses will not be required in future periods. At March 31, 2003, the allowance for loan losses totaled $2.0 million, or 1.0% of net loans and 155.7% of non-performing loans. Non-performing loans increased approximately $534,000 from $734,000 at March 31, 2002 to $1.3 million at March 31, 2003.

Noninterest Income. Noninterest income increased approximately $221,000 from $1.5 million for fiscal 2003 to $1.7 million for fiscal 2003 due to an increase in service charges and other fees on deposits of $149,000, an increase in other income of $11,000 and an increase in gain on sale of securities of $65,000. The increase in service charges and other fees on deposits was the result of an increased deposit base and our effort to limit fee waivers. Other income increased primarily due to an increase in the fees earned from the origination of secondary market loans and commissions earned from the sale of credit life and accident and health insurance on consumer loans. The increase in these fees reflects in part management’s implementation of an incentive-based compensation program. The incentive program included fees earned on the origination of secondary market loans and credit life and accident and health insurance whereby loan officers are compensated for the level of fees generated.

Noninterest Expense. Noninterest expenses increased approximately $733,000 from approximately $5.7 million for the year ended March 31, 2002 to approximately $6.5 million for the year ended March 31, 2003. The increase in non-interest expenses was due to an increase in employee compensation and benefits of $469,000, an increase in occupancy and equipment expense of $65,000, an increase in federal deposit insurance premiums of $13,000, an increase in franchise and deposit taxes of $54,000, an increase in stationary and supplies of $41,000, an increase in professional fees of $22,000, an increase in on-line banking expenses of $15,000 and an increase in other expenses $92,000 offset by a decrease in advertising of $38,000.

Compensation and benefit expense increased approximately $469,000 due to an increase in the number of employees, an increase in the amount of incentive compensation paid to employees and an increase in ESOP expense due to an increase in the average market value of the Company’s stock. Occupancy and equipment expense increased approximately $65,000. The increase was due primarily to the opening of the Company’s eighth banking office in Greenup, Kentucky.

Occupancy and equipment expense also increased due to technological upgrades made to the Company’s data processing and other equipment and the cost of maintenance associate with the upkeep of that equipment. Professional fees increased due to the utilization of an outside firm for internal audit and loan review.

Federal insurance deposit premiums increased due to an increased deposit base and franchise and deposit taxes increased due to a larger capital and deposit base.

Income Tax Expense. Income tax expense increased $330,000 due to a higher income before income taxes.

Yield and Cost Data. The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. All average balances are monthly average balances. Yields are reported on a tax equivalent basis. Non-accruing loans have been included in the table as loans carrying a zero yield. Included in interest income on loans are loan fees and other charges on loans totaling $415,000, $319,000, and $261,000 for the years ended March 31, 2004, 2003 and 2002, respectively.

	Year Ended March 31,
	2004				2003				2002
	Average Outstanding Balance	Interest/ Earned Paid		Yield/ Rate	Average Outstanding Balance	Interest/ Earned Paid		Yield/ Rate	Average Outstanding Balance	Interest/ Earned Paid		Yield/ Rate
Interest-Earning Assets:
Loans receivable(1)	$236,723	$15,074		6.4%	$175,821	$12,253		7.0%	$149,979	$11,899		7.9%
Mortgage-backed securities	16,821	669		4.0	7,996	414		5.2	5,124	281		5.5
Investment securities	28,417	1,851		6.5	26,384	1,861		7.0	25,511	1,815		7.1
Interest-earning deposits	2,958	28.9			328	4		1.2	185	6		3.2
Federal funds sold	157	2		1.3	432	5		1.2	464	10		2.2
FHLB stock and FRB stock	2,632	106		4.0	1,884	83		4.4	1,438	87		6.1

Total interest-earning assets(1)	287,708	17,730		6.2	212,845	14,620		6.9	182,701	14,098		7.7

Interest-Bearing Liabilities:
Savings accounts and interest-bearing demand	$75,657	926		1.2	$42,045	627		1.5	$36,380	655		1.8
Money market deposits	19,783	227		1.1	18,935	333		1.8	15,274	417		2.7
Certificate accounts	119,311	3,008		2.5	89,848	2,967		3.3	82,062	4,194		5.1
FHLB advances	31,592	1,155		3.7	29,781	985		3.3	19,753	718		3.6
Other short-term borrowings	8,935	81.9			5,528	57		1.0	4,869	116		2.4

Total interest-bearing liabilities	255,278	5,397		2.1	186,137	4,969		2.7	158,338	6,100		3.9

Net interest income		$12,333				$9,651				$7,998

Net interest rate spread				4.1%				4.2%				3.8%

Net earning assets	$32,430				$26,708				$24,363

Net yield on average interest-earning assets				4.3%				4.5%				4.4%

Average interest-earning assets to average interest-bearing liabilities		1.13	x			1.14	x			1.15	x

(1)	Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (I) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	2004 vs. 2003			2003 vs. 2002
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(Dollars in Thousands)
Interest-Earning Assets:
Loans receivable	$3,952	$(1,132)	$2,820	$1,839	$(1,484)	$355
Mortgage-backed securities	371	(115)	256	148	(16)	132
Investment securities	132	(142)	(10)	69	(23)	46
Other	81	(37)	44	26	(37)	11)

Total interest-earning assets	$4,536	$(1,426)	$3,110	$2,082	$(1,560)	$522

Interest-Bearing Liabilities:
Savings accounts and interest-bearing demand	$444	$(145)	$299	$92	$(119)	$(27)
Money market deposits	16	(122)	(106)	80	(164)	(84)
Certificate accounts	850	(809)	41	366	(1,593)	(1,227)
FHLB advances	57	113	170	332	(65)	267
Other short-term borrowings	30	(7)	23	15	(75)	(59)

Total interest-bearing liabilities	1,397	$(970)	$427	$885	$(2,015)	$(1,130)

Net interest income			$2,683			$1,652

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

The Company’s profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income. Finally, a flattening of the “yield curve” (i.e., a decline in the difference between long and short-term interest rates) could adversely impact net interest income to the extent that the Company’s assets have a longer average term than its liabilities.

The Company is also subject to interest rate risk to the extent that the value of its net assets fluctuates with interest rates. In general, the value of a significant portion of the Company’s assets will decline in the event of an increase in interest rates. The Company has historically carried a number of assets which are not interest rate sensitive and therefore may decline in value during a period of rising interest rates. Conversely, these assets can increase in value during a period of decreasing interest rates. As part of the Company’s current business strategy and asset/liability management policy, a primary focus of lending activity is the acquisition of variable rate and/or shorter term loans thereby reducing such fluctuations in value.

The Company has an asset/liability management policy focused on maximizing the Company’s net interest margin while managing its interest rate position. Depending upon market conditions, the Company may place more emphasis on enhancing the net interest margin rather than matching the interest rate sensitivity of the Company’s assets and liabilities. As a result, the Company’s results of operations and the economic value of its equity remain vulnerable to increases in interest rates and declines in the difference between long- and short-term interest rates.

Asset/Liability management is monitored at the bank level by a committee that is comprised of the Company’s chief executive officer, chief financial officer, the president and senior lending officer of the bank and a minimum of two non-employee directors of the bank. The committee meets periodically to review the Company’s interest rate risk position and product mix and to make recommendations for adjustments to the Company’s Board of Directors. Management also monitors the Company’s interest rate risk position on a monthly basis, reviews the Company’s portfolio, earnings, liquidity and asset quality, formulates investment strategies and oversees the timing and implementation of transactions to assure attainment of the Board’s objectives in a most effective manner.

The principal elements of the Company’s asset/liability management policy are as follows. First, the Company generally requires that one-to-four family ARM loans be indexed to changes in rates paid on U.S. Treasury securities and other adjustable rate loans be indexed to the prime rate. Management believes that U.S. Treasury securities and the prime rate are significantly more interest rate sensitive than other indices and provides a better opportunity to manage interest rate risk in a changing rate environment. Second, management has increased, and intends to continue to increase subject to market conditions the Company’s commercial business, consumer and commercial real estate loans. In general, such loans carry shorter terms to maturity and/or repricing, and are more interest rate sensitive than most of the Company’s other assets. Third, management has used marketing and other initiatives to increase the Company’s transaction and other non-certificate deposit accounts and believes that such accounts generally carry lower interest costs and are more interest rate resistant than the certificates of deposit. The Company also utilizes FHLB borrowings in funding assets when the cost of these borrowing is more attractive than the cost of deposits. There can be no assurance as to whether or when any or all of the elements of the asset/liability management program will be successfully implemented.

Economic Value of Equity (“EVE”) analysis provides a quantitative measure of interest rate risk. In essence, this approach calculates the difference between the market value of assets and liabilities under different interest rate environments. The degree of change between interest rate shock levels is a measure of the volatility of value risk. The following table sets forth, as of March 31, 2004, the estimated changes in the Company’s EVE in the event of the specified instantaneous changes in interest rates.

ECONOMIC VALUE OF EQUITY

Change in Interest Rates (Basis Points)	Estimated EVE	Amount of Change	Percent Change
	(Dollars in Thousands)
+300	$16,930	$(13,486)	(44)%
+200	22,375	(8,041)	(26)
+100	26,873	(3,543)	(12)
0	30,416
-100	33,078	2,662	9
-200	34,715	4,299	14
-300	34,662	4,246	14

Certain assumptions were employed by the Company in preparing the previous table. These assumptions relate to loan prepayment rates varied by categories and rate environment, deposit decay rates varied by category and rate environment and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. In the event that interest rates do change in the designated amounts, there can be no assurance that the Company’s assets and liabilities would perform as set forth above. In addition, a change in Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the EVE than indicated above.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s principal sources of funds are deposits and borrowings, amortization and prepayment of loan principal and mortgage-backed securities, maturities of investment securities and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, floors and caps on loan rates, general economic conditions and competition. The Company generally manages the pricing of its deposits to be competitive and to increase core deposit relationships, but has from time to time decided not to pay deposit rates that are as high as those of its competitors and, when necessary, to supplement deposits with less expensive alternative sources of funds, such as FHLB borrowings.

The primary investing activities of the Company are originating loans and, to a much lesser extent, purchasing mortgage-backed and investment securities. During fiscal years ended March 31, 2004, 2003, and 2002, the Company had loan originations net of principal repayments of $21.4 million, $27.4 million and $22.1 million, respectively. A substantial portion of loan originations were funded by proceeds of loan repayments, the maturity or sale of securities, deposits and FHLB advances. Securities as of March 31, 2004 maturing within one year total $1.3 million.

The primary financing activities of the Company are deposits and borrowings. During the fiscal years ended March 31, 2004, 2003, and 2002, the Company experienced an increase in deposits of $13.1 million, $31.3 million, and $13.4 million. The increase in deposits for fiscal 2004 excludes deposits acquired from the acquisition of First Federal. Certificates of deposits as of March 31, 2004 maturing within one year total $83.1 million. Management expects most of these deposits to remain with the Bank. During the fiscal years ended March 31, 2004, 2003 and 2002, the Company’s net financing activity (proceeds less repayments) through borrowings totaled ($281,000), $725,000, and $10.8 million, respectively.

The Company’s most liquid assets are cash and cash equivalents, which consist of short-term highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash and interest-bearing deposits. The level of these assets is dependent on the Company’s operating, financing and investing activities during any given period. At March 31, 2004, cash and cash equivalents totaled $9.2 million.

Liquidity management is both a daily and long-term responsibility of management. The Company adjusts its investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of its asset/liability management program. Excess liquidity is invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities of short duration. If the Company requires funds beyond its ability to generate them internally, Classic Bank has additional borrowing capacity with the FHLB of Cincinnati which is, in the opinion of management, adequate to provide any funds needed. At March 31, 2004, the Company had $34.2 million in borrowings outstanding with the FHLB and additional borrowing capacity of $75.1 million.

The Company anticipates that it will have sufficient funds available to meet current loan commitments. At March 31, 2004, the Company had outstanding loan commitments totaling $25.6 million.

Both the Company and Classic Bank are required to maintain minimum levels of regulatory capital. At March 31, 2004, both the Company and Classic Bank exceeded all of their capital requirements.

IMPACT OF NEW ACCOUNTING STANDARDS

See Note 1 of the Notes to the Consolidated Financial Statements for information regarding the effect of implementing new accounting standards.

IMPACT OF INFLATION AND CHANGING PRICES

The Company’s Consolidated Financial Statements and Notes have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation can be found in the increased cost of the Company’s operations. Nearly all the assets and liabilities of the Company are financial, unlike most industrial companies. As a result, the Company’s performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. Changes in interest rates do not necessarily move to the same extent as changes in the price of goods and services.

Report of Independent Registered Public Accounting Firm

Classic Bancshares, Inc.

Ashland, Kentucky

We have audited the accompanying balance sheets of Classic Bancshares, Inc. as o f March 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Classic Bancshares, Inc. as of March 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting priciples.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky

May 6, 2004

Smith, Gooslby, Artis & Reams, P.S.C.

Certified Public Accounts

P.O. Box 551 1330 Carter Ave.

Ashland, Kentucky 41105-0550

Board of Directors

Classic Bancshares, Inc.

Ashland, Kentucky

Independent Auditor’s Report

We have audited the accompanying consolidated statements of financial condition of Classic Bancshares, Inc. and Subsidiary as o f March 31, 2003 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the two years in the period ended March 31, 2003. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Classic Bancshares, Inc. and Subsidiary, as of March 31, 2003, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2003, in conformity with accounting priciples generally accepted in the United States of America.

/s/ Smith, Gooslby, Artis & Reams, P.S.C.

Ashland, Kentucky

June 5, 2003

Consolidated Balance Sheets

March 31, 2004 and 2003

(Dollar amounts in thousands except per share data)

	2004	2003
ASSETS
Cash and due from banks	$8,747	$7,742
Interest-bearing deposits with banks	408	382
Federal funds sold	58	24

Cash and cash equivalents	9,213	8,148
Securities available for sale	50,916	37,843
Loans, net of allowance of $2,209 and $1,975	257,455	187,175
Foreclosed assets, net	856	—
Accrued interest receivable	1,446	1,157
Federal Home Loan Bank stock	2,894	1,949
Premises and equipment, net	8,288	6,267
Goodwill	7,987	5,555
Other intangible assets	811	—
Other assets	1,899	1,787

Total assets	$341,765	$249,881

LIABILITIES
Non-interest bearing demand deposits	$29,165	$23,159
Savings, NOW, and money market demand deposits	109,772	65,762
Other time deposits	121,304	101,235

Total deposits	260,241	190,156
Repurchase agreements	9,168	4,382
Federal Home Loan Bank advances	34,218	28,126
Other short-term borrowings	12	6
Accrued expenses and other liabilities	2,593	1,445
Accrued interest payable	306	344

Total liabilities	306,538	224,459

STOCKHOLDERS’ EQUITY
Preferred stock $.01 par value; authorized, 100,000 shares—none issued	—	—
Common stock $.01 par value; 2,700,000 shares authorized; 2004—1,684,443 shares issued; 2003—1,322,500 shares issued	17	13
Additional paid-in capital	31,100	20,436
Retained earnings	6,207	7,721
Accumulated other comprehensive income (loss)	1,350	751
Unearned ESOP shares (2004—61,061 shares, 2003—59,857 shares)	(555)	(599)
Unearned RRP shares (2004—310 shares, 2003—850 shares)	(4)	(12)
Treasury stock, at cost (217,014 shares)	(2,888)	(2,888)

Total stockholders’ equity	35,227	25,422

Total liabilities and stockholders’ equity	$341,765	$249,881

See accompanying notes.

Consolidated Statements of Income

Years Ended March 31, 2004, 2003 and 2002

(Dollar amounts in thousands except per share data)

	2004	2003	2002
INTEREST AND DIVIDEND INCOME
Loans, including fees	$15,074	$12,253	$11,899
Securities:
Taxable	1,201	974	883
Tax exempt	891	886	824
Federal funds sold	2	5	10
Dividends	106	83	87
Other interest	27	4	6

Total interest and dividend income	17,301	14,205	13,709

INTEREST EXPENSE
Deposits	4,161	3,927	5,266
Federal Home Loan Bank advances	1,155	985	718
Repurchase agreements	77	54	108
Other short-term borrowings	4	3	8

Total interest expense	5,397	4,969	6,100

Net interest income	11,904	9,236	7,609
Provision for loan losses	(223)	(428)	(363)

Net interest income after provision for loan losses	11,681	8,808	7,246

NONINTEREST INCOME
Service charges on deposit accounts	1,705	1,338	1,189
Gain (loss) on sale of securities	43	72	7
Secondary market commissions	109	79	82
Other income	279	187	176

Total noninterest income	2,136	1,676	1,454

NONINTEREST EXPENSES
Salaries and employee benefits	4,237	3,219	2,750
Occupancy and equipment expense	1,237	1,029	964
Federal deposit insurance premiums	36	27	14
Foreclosed assets	72	7	14
Advertising	444	262	300
Communications	254	189	191
Franchise and deposit taxes	259	240	185
Directors fees and benefits	99	96	96
Professional fees	283	170	147
Stationary and supplies	350	230	189
Amortization of intangibles	112	—	—
Other operating expenses	1,349	990	876

Total noninterest expense	8,732	6,459	5,726

INCOME BEFORE INCOME TAXES	5,085	4,025	2,974
Income tax expense	1,460	1,104	774

NET INCOME	$3,625	$2,921	$2,200

EARNINGS PER SHARE
Basic	$2.67	$2.53	$1.88

Diluted	$2.43	$2.32	$1.77

See accompanying notes.

Consolidated Statements of Comprehensive Income

Years Ended March 31, 2004, 2003 and 2002

(Dollar amounts in thousands except per share data)

	2004	2003	2002
Net Income	$3,625	$2,921	$2,200
Other comprehensive income
Unrealized gains (losses) on available-for-sale securities	950	1,704	(228)
Reclassification adjustments for realized (gains) losses recognized in income	(43)	(73)	(7)
Tax effect	(308)	(554)	80

Comprehensive income (loss)	$4,224	$3,997	$2,045

See accompanying notes.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended March 31, 2004, 2003 and 2002

(Dollar amounts in thousands except per share data)

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	UNEARNED ESOP SHARES	UNEARNED RRP SHARES	TREASURY STOCK	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL
Balances, March 31, 2001	$13	$20,318	$3,276	$(689)	$(59)	$(2,227)	$(171)	$20,461

Net income for the year ended March 31, 2002			2,200					2,200
Cash dividends paid ($.29 per share)			(340)					(340)
ESOP shares earned		55		46				101
RRP shares earned					44			44
RRP shares granted		1			(4)	3		—
Purchased 24,000 treasury shares						(330)		(330)
Change in unrealized gain (loss) on available for sale securities net of applicable deferred taxes and reclassifications							(155)	(155)

Balances, March 31, 2002	13	20,374	5,136	(643)	(19)	(2,554)	(326)	21,981
Net income for the year ended March 31, 2003			2,921					2,921
Cash dividends paid ($.29 per share)			(336)					(336)
ESOP shares earned		61		44				105
RRP shares earned		1			7			8
Purchased 15,100 treasury shares						(334)		(334)
Change in unrealized gain (loss) on available for sale securities net of applicable taxes and reclassifications							1,077	1,077

Balances, March 31, 2003	13	20,436	7,721	(599)	(12)	(2,888)	751	25,422
Net income for the year ended March 31, 2004			3,625					3,625
Stock dividend—10%	1	4,723	(4,729)					(5)
Common stock issued in acquisition (228,665)	3	5,829						5,832
Cash dividends paid ($.31 per share)			(410)					(410)
ESOP shares earned		112		44				156
RRP shares earned					8			8
Change in unrealized gain (loss) on available for sale securities net of applicable taxes and reclassifications							599	599

Balances, March 31, 2004	$17	$31,100	$6,207	$(555)	$(4)	$(2,888)	$1,350	$35,227

See accompanying notes.

Consolidated Statements of Cash Flows

Years Ended March 31, 2004, 2003 and 2002

(Dollar amounts in thousands except per share data)

	2004	2003	2002
OPERATING ACTIVITIES
Net income	$3,625	$2,921	$2,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	854	438	460
Provision for loan losses	223	428	363
Loss (gain) on sale of investment securities	(43)	(72)	(7)
Net amortization of securities	243	83	54
Federal Home Loan Bank stock dividend	(106)	(83)	(86)
Loss (gain) on sale of foreclosed real estate	20	(1)	(3)
Loss (gain) on disposal of fixed assets	(10)	2	(10)
ESOP shares earned	156	105	69
RRP shares earned	8	7	44
Decrease (increase) in:
Acrued interest receivable	36	1	29
Other assets	714	(457)	(32)
Increase (decrease) in:
Accrued interest payable	(228)	(30)	(219)
Other liabilities	(249)	(85)	(273)

Net Cash Provided by Operating Activities	5,243	3,257	2,589

INVESTING ACTIVITIES
Investment securities:
Available for sale:
Proceeds from sales, maturities and calls	5,397	3,405	1,292
Purchased	(971)	(4,391)	(2,517)
Mortgage-backed securities
Available for sale:
Proceeds from sales	—	4,140	—
Principal payments	3,603	3,258	1,306
Purchased	(10,698)	(7,768)	(6,991)
Purchased Federal Home Loan Bank stock	—	(386)	—
Loan originations and principal payments, net	(21,426)	(27,362)	(22,105)
Proceeds from sale of foreclosed real estate	145	155	424
Purchased fixed assets	(948)	(1,317)	(190)
Proceeds from sale of fixed assets	245	—	25
Purchased software	(259)	(125)	(8)
Net cash acquired in acquisition	3,564	—	—

Net Cash Used by Investing Activities	(21,348)	(30,391)	(28,764)

Consolidated Statements of Cash Flows—(Continued)

Years Ended March 31, 2004, 2003 and 2002

(Dollar amounts in thousands except per share data)

	2004	2003	2002
FINANCING ACTIVITIES
Net change in deposits	$13,070	$31,280	$13,445
Federal Home Loan Bank borrowings	99,800	117,539	137,955
Repayment of Federal Home Loan Bank borrowings	(100,081)	(116,814)	(127,189)
Increase(decrease)in securities sold under agreements to repurchase	4,785	(1,013)	2,216
Increase (decrease) in short term borrowings	6	(440)	211
Dividends paid	(410)	(336)	(339)
Treasury shares purchased	—	(334)	(330)

Net Cash Provided by Financing Activities	17,170	29,882	25,969

Net Change in Cash and Cash Equivalents	1,065	2,748	(206)
Cash and Cash Equivalents, Beginning of Year	8,148	5,400	5,606

Cash and Cash Equivalents, End of Year	9,213	8,148	5,400

Additional Cash Flows and Supplementary Information
Cash paid during the year for:
Interest on deposits and borrowings	$4,199	$3,957	$5,485
Income taxes	$900	$1,180	$828
Assets acquired in settlement of loans	$907	$76	$288

See accompanying notes.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Classic Bancshares, Inc. (the “Company”) was organized as a savings and loan holding company primarily for the purpose of acquiring and owning all of the outstanding common stock of Classic Bank (formerly Ashland Federal Savings Bank). Effective September 30, 1996, Classic Bancshares, Inc. became a bank holding company upon its acquisition of 100% of the outstanding common stock of First National Bank of Paintsville (First National).

Classic Bank (the “Bank”) conducts a general commercial banking business in eastern Kentucky and southeastern Ohio which consists of attracting deposits from the general public and using those funds, together with other funds, to originate residential, consumer and nonresidential loans, primarily in its market area.

The Bank’s revenues are derived principally from interest earned on loans and to a lesser extent, from interest earned on investments and service fees on loans and deposit accounts. The operations of the Bank is influenced significantly by general economic conditions and by policies of financial institutions regulatory agencies. The Bank’s cost of funds are influenced by interest rates on competing investments and general market rates. Lending activities are affected by the demand for financing real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered.

The consolidated financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America and general accounting practices within the financial services industry.

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and fair values of financial instruments.

The following is a summary of the Company’s significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

A. Principles of Consolidation

The consolidated financial statements include Classic Bancshares, Inc. and its wholly-owned subsidiary, Classic Bank, together referred to as “the Company”. Intercompany balances and transactions are eliminated in consolidation.

B. Securities

The Company accounts for debt securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” SFAS No. 115 requires that investment securities be categorized as held-to-maturity, trading, or available-for-sale. Securities classified as held-to-maturity are carried at amortized cost only if the Company has the positive intent and ability to hold these securities to maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Securities are classified according to management’s intent upon acquisition. Other securities such as Federal Home Loan Bank stock are carried at cost. At March 31, 2004, all of the Company’s securities were classified as available-for-sale.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

C. Loans Receivable and Allowance for Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by chargeoffs less recoveries. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

D. Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of the loan’s unpaid principal balance (cost) or fair value at the date of foreclosure less estimated selling expenses.

A valuation allowance is recorded if the fair value declines below the fair value initially determined at the acquisition date. Costs after acquisition are expensed.

E. Premises and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over estimated useful lives of the assets, estimated to be 10 to 40 years for buildings and 3 to 10 years for furniture, fixtures and equipment.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

F. Company Owned Life Insurance

The Company has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

G. Goodwill and Other Intangibles

Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Upon adopting new accounting guidance in 2002, the Company ceased amortizing goodwill. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified.

H. Long-term Assets

Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

I. Stock Compensation

The Company has adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” which contains a fair-value based method for valuing stockbased compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair-value based method of accounting defined in SFAS No. 123 had been applied.

The Company utilizes APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the plans as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at the date of the grant.

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant dates for awards under the plans consistent with the accounting method utilized in SFAS No. 123, the Company’s net income and earnings per share would have been reduced to the pro forma amounts indicated below:

	MARCH 31
	2004	2003	2002
Net income as reported	$3,625	$2,921	$2,200
Deduct:
Stock-based compensation expense determined under fair value-based method	431	230	28

Pro forma net income	$3,194	$2,691	$2,172

Earnings per share
Basic:
As reported	$2.67	$2.53	$1.88
Pro forma	$2.35	$2.33	$1.86
Diluted:
As reported	$2.43	$2.32	$1.77
Pro forma	$2.14	$2.14	$1.75

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

The pro forma effects are computed using option pricing models, using the following assumptions used for grants during the years ended March 31, 2004, 2003 and 2002: dividend yield of 2.00%, 1.35% and 3.00%, respectively; expected volatility of 23.14%, 23.81% and 31.80%, respectively, a risk-free interest rate of 3.80%, 3.74% and 4.91%, respectively; and an expected life of seven years for all grants.

J. Income Taxes

The Company accounts for federal income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years’ earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management’s estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management’s estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

The Company’s principal temporary differences between pretax financial income and taxable income result primarily from the different methods of accounting for deferred loan origination fees, Federal Home Loan Bank stock dividends, the general loan loss allowance, and certain components of retirement expense. A temporary difference is also recognized for depreciation expense computed using accelerated methods for federal income tax purposes.

K. Employee Stock Ownership Plan

The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of stockholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings, dividends on unearned ESOP shares reduce debt and accrued interest.

L. Earnings Per Share

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share includes the dilutive effect of potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements.

M. Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

N. Impact of Recent Accounting Pronouncements

During 2004, the Company adopted FASB Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, FASB Statement 150, Accounting for Certain Financial Instruments with

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

Characteristics of both Liabilities and Equities, FASB Statement 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, FASB Interpretation 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, and FASB Interpretation 46, Consolidation of Variable Interest Entities. Adoption of the new standards did not materially affect the Company’s operating results or financial condition.

O. Loan Commitments and Financial Instruments

Financial instruments include off-balance sheet credit instruments such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering consumer collateral or ability to repay. Such financial instruments are recorded when they are funded.

P. Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Q. Dividend Restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders. These restrictions pose no practical limit on the ability of the bank or holding company to pay dividends at historical levels.

R. Fair Values of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

S. Operating Segments

While the chief decision makers monitor the revenue streams of the various products and services, the identifiable segments are not material and operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

T. Cash Flows

For the purposes of reporting consolidated cash flows, the Company considers cash, balances with banks, federal funds sold, securities purchased under agreements to resell and interest-bearing cash deposits in other depository institutions with initial maturities of three months or less to be cash equivalents. Net cash flows are reported for loan and deposit transactions.

U. Reclassifications

Certain prior year amounts have been reclassified to conform to the 2004 consolidated financial statements. Such reclassifications had no effect on net income or stockholders’ equity as previously reported.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

NOTE 2: RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash or on deposit with a designated depository financial institution. The required reserve as of March 31, 2004 and 2003 was $1,816 and $175, respectively.

NOTE 3: SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of investment securities at March 31, 2004 and 2003 are as follows:

	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ESTIMATED FAIR VALUE
Available-for-sale
March 31, 2004
U.S. Government Agency Securities	$1,304	$8	$—	$1,312
Obligations of state and politcal subdivisions	17,886	1,070	—	18,956
Mortgage-backed	22,202	339	(44)	22,497
Corporate debt securities	7,477	674	—	8,151

	$48,869	$2,091	$(44)	$50,916

March 31, 2003
U.S. Government Agency Securities	$564	$—	$—	$564
Obligations of state and politcal subdivisions	19,099	823	(14)	19,908
Mortgage-backed	9,537	60	(1)	9,596
Corporate debt securities	7,505	276	(6)	7,775

	$36,705	$1,159	$(21)	$37,843

Sales of available for sale securities were as follows:

	2004	2003	2002
Proceeds	$5,397	$7,545	$1,292
Gross gains	43	72	7
Gross losses	—	—	—

The estimated fair value of investment and mortgage-backed securities at March 31, 2004 and 2003 by contractual term to maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2004 ESTIMATED FAIR VALUE	2003 ESTIMATED FAIR VALUE
Due in one year or less	$1,005	$710
Due after one year through five years	2,851	2,619
Due after five years through ten years	4,631	3,796
Due after ten years	19,932	21,122

	28,419	28,247
Mortgage-backed securities-not due at a single maturity date	22,497	9,596

TOTAL	$50,916	$37,843

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

Securities carried at approximately $25,800 at March 31, 2004, and $12,900 at March 31, 2003, were pledged to secure deposits of public funds and for other purposes required or permitted by law.

Securities with unrealized losses at March 31, 2004 not recognized in income are as follows:

	12 Months or More
	Fair Value	Unrealized Loss
Mortgage-backed securities	$2,649	$44

Total temporarily impaired	$2,649	$44

Unrealized losses have not been recognized into income because the securities are issued by government sponsored entities, management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to a potential increase in market interest rates. The fair value is expected to recover as the securities approach their maturity date.

NOTE 4: LOANS

The components of loans in the consolidated statements of financial condition were as follows:

	MARCH 31
	2004	2003
Real estate loans:
One-to-four family	$113,074	$74,233
Commercial	29,867	24,869
Multi-faily	3,701	1,042
Construction	11,802	4,623
Consumer loans	47,474	36,272
Commercial loans	53,728	47,971

Total loans receivable	259,646	189,010
Less: Unearned discounts and loan origination costs	(18)	(140)
Allowance for loan losses	2,209	1,975

Total loans receivable, net	$257,455	$187,175

Activity in the allowance for loan losses is summarized as follows for the years ended March 31:

	2004	2003	2002
Balance at beginning of year	$1,975	$1,628	$1,407
Acquisition of First Federal	885	—	—
Provision for losses	223	428	363
Charge-offs	(1,040)	(109)	(182)
Recoveries	166	28	40

Balance at end of year	$2,209	$1,975	$1,628

The following is a summary of non-performing loans at March 31:

	2004	2003	2002
Accuring loans past due 90 days or more	$970	$669	$244
Nonaccrual loans	507	600	412

Total non-performing loan balances at year end	$1,477	$1,269	$656

Non-performing loans as a percentage of loans	.57%	.68%	.41%

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

The Company had no impaired loans for all periods presented.

In the normal course of business and subject to normal credit policies, the Bank makes loans to officers, directors, their immediate family and business interests of such persons. At March 31, 2004 and 2003, the balances of loans to such parties were as follows:

	2004	2003
Aggregate amount of indebtedness at beginning of year	$13,758	$14,123
New loans	43,153	33,537
Repayments	(40,736)	(33,902)

Aggregate amount of indebtedness at end of year	$16,175	$13,758

NOTE 5: PREMISES AND EQUIPMENT

Premises and equipment at March 31, 2004 and 2003 by major classifications are as follows:

	2004	2003
Land	$2,192	$1,596
Buildings and improvements	6,123	4,694
Furniture and equipment	3,246	3,348

Total	11,561	9,638
Less: Accumulated depreciation	3,273	3,371

	$8,288	$6,267

Depreciation expense charged to operations for the years ended March 31, 2004, 2003, and 2002 totaled $498, $414, and $430, respectively.

NOTE 6: GOODWILL AND INTANGIBLE ASSETS

Goodwill

The change in the balance for goodwill during the years ended March 31, 2004 and 2003 is as follows:

	2004	2003
Beginning of year	$5,555	$5,555
Acquired goodwill	2,432	—

End of year	$7,987	$5,555

Acquired Intangible Assets

Acquired intangible assets were as follows as of March 31:

	2004		2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Core deposit intangibles	$668	$85	$—	$—
Other customer relationship intangibles	255	27	—	—

Total	$923	$112	$—	$—

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

Aggregate amortization expense was $112, $0 and $0 for the years ended March 31, 2004, 2003, and 2002, respectively.

Estimated amortization expense for each of the next five years is as follows:

2005	$108
2006	123
2007	127
2008	111
2009	94

NOTE 7: DEPOSITS

The aggregate amount of short-term jumbo certificates of deposit each with a minimum denomination of $100 thousand or more was approximately $34,258 and $31,337 at March 31, 2004 and 2003, respectively.

The scheduled maturities of certificates of deposit were as follows for the years ending March 31:

2005	$83,115
2006	24,236
2007	4,722
2008	6,933
2009	1,910
2010 and thereafter	388

$121,304

The Bank held related party deposits of approximately $6,597 and $5,400 at March 31, 2004 and 2003, respectively.

NOTE 8: FEDERAL HOME LOAN BANK ADVANCES

Advances from the Federal Home Loan Bank of Cincinnati totaled $34,218 at March 31, 2004. In addition, the Federal Home Loan Bank had issued for the account of Classic Bank, $25,622 in standby letters of credit for the benefit of depositors of public funds. The advances and letters of credit are collateralized with the Bank’s Federal Home Loan Bank stock with a carrying value of $2,894 and certain residential real estate mortgage loans in the amount of $105,321.

At March 31, 2004, advances with a remaining term of 90 days or less, and a weighted average interest rate of 1.18% totaled $8,000. Advances requiring monthly principal reductions with a weighted average maturity of 3.6 years and a weighted average interest rate of 4.05% totaled $26,218.

Scheduled principal payments are due as follows:

Due in fiscal year ending:

March 31, 2005	$14,575
March 31, 2006	6,027
March 31, 2007	6,093
March 31, 2008	1,135
March 31, 2009	1,620
After March 31, 2009	4,768

$34,218

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

NOTE 9: SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase at March 31, 2004 and 2003 totaled $9,168 and $4,382, respectively.

Securities sold under agreements to repurchase are financing arrangements that mature within three months. At maturity, the securities underlying the agreements are returned to the Company.

Information concerning securities sold under agreements to repurchase is summarized as follows:

	2004	2003
Average balance during the year	$8,608	$5,206
Average interest rate during the year	.90%	1.05%
Maximum month-end balance during the year	$11,252	$6,020
Weighted average interest rate at year end	.98%	1.02%
Mortgage-backed securities underlying the agreements at year-end:
Carrying amount	$14,194	$4,539

NOTE 10: OTHER BORROWINGS

Other short-term borrowings at March 31, 2004 and 2003 consist of term treasury tax and loan deposits and are generally repaid within one to twenty days from the date of the transaction.

NOTE 11: INCOME TAXES

The provision for income taxes consists of:

	YEARS ENDED MARCH 31
	2004	2003	2002
Currently payable	$930	$1,107	$754
Deferred	530	(3)	20

	$1,460	$1,104	$774

Effective tax rates differ from the federal statutory rate of 34% applied to income before income taxes due to the following:

	2004	2003	2002
Federal statutory rate times financial statement income	$1,729	$1,369	$1,011
Effect of:
Tax-exempt income	(298)	(298)	(276)
Other, net	29	33	39

Total	$1,460	$1,104	$774

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

The components of the Company’s net deferred tax asset (liability) as of March 31, 2004 and 2003, are summarized as follows:

	2004	2003
Deferred tax assets:
Allowance for loan losses	$328	$368
Deferred loan fees	17	—

Other	65	19
	410	387

Deferred tax liabilities:
Federal Home Loan Bank stock dividends	542	319
Premises and equipment	393	370
Net unrealized gains on available-for-sale securities	696	387
Retirement and incentive programs	196	182
Purchase accounting adjustments	455	83
Prepaid expenses	73	—
Deferred loan origination costs	—	47
Other	66	23

	2,421	1,411

Net deferred tax liability	$(2,011)	$(1,024)

For years prior to 1996, savings institutions (formerly Classic Bank) were allowed a statutory bad debt deduction of otherwise taxable income of 8%, subject to limitations based on aggregate loans and savings balances. If the amounts that qualify as deductions for federal income taxes are later used for purposes other than for bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. The percentage of earnings bad debt deductions for Classic Bank had accumulated to approximately $2,800 at March 31, 2004. The estimated deferred tax liability on such amount is approximately $952, which has not been recorded in the accompanying consolidated financial statements. The Bank does not have any significant post 1987 increases in the percentage of earnings bad debt deduction subject to recapture. Banks can no longer utilize the percentage of earnings method to compute their bad debt deduction. If the Bank were liquidated or otherwise ceased to be a Bank or if tax laws were to change, this liability would be recorded with an offset to income tax expense.

NOTE 12: OFF BALANCE SHEET ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year end.

	2004		2003
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans	$1,851	$5,046	$935	$2,889
Unused lines of credit and letters of credits	2,533	16,207	978	15,696

The Company has entered into lease agreements for office premises and equipment under operating leases which expire at various dates through 2020. The following table summarizes minimum payments due under lease agreements by year:

Year Ending March 31	(Dollars in Thousands)
2005	$98
2006	105
2007	79
2008	48
2009	48
2010 and thereafter	537

915

Total rental expense under operating leases was approximately $97, $87, and $98, for the years ended March 31, 2004, 2003 and 2002, respectively.

NOTE 13: BENEFIT PLANS

The Company and its subsidiary participate in the Pentegra multi-employer pension plan. This non-contributory defined benefit plan covers all eligible employees of the Company and its subsidiary meeting certain service and age requirements. The plan operates on a fiscal year ending June 30, and it is the policy of the Company to fund the normal cost of the plan. Contributions to the plan for the year ended March 31, 2004 totaled $58. No contributions were required for the years ended March 31, 2003 or 2002.

Prepaid pension expense of $719 and $777 is included in other assets in the consolidated statement of financial condition at March 31, 2004 and 2003, respectively. This prepaid expense represents, as of July 1, 1998, the excess of the fair value of pension plan assets over the accrued actuarial pension liability resulting from the termination of the First National Bank’s defined benefit pension plan and is reduced by the amortization for normal pension plan costs for the year ended March 31, 2004.

The Company also has a 401(k) Savings and Profit Sharing Plan covering substantially all employees. Contributions by the employees are voluntary and are subject to matching contributions by the employer under a fixed percentage, which may be increased at the discretion of the Board of Directors. Total expense under this plan was $75, $60, and $51 for the years ended March 31, 2004, 2003 and 2002, respectively.

The Bank has a non-contributory supplemental executive retirement plan for its chief executive officer. The Bank’s obligations under the plan are accrued. The Bank recorded expense related to the plan totaling approximately $20, $15, and $15 during the years ended March 31, 2004, 2003 and 2002, respectively.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

In conjunction with the stock conversion in 1995, the Company established an Employee Stock Ownership Plan (ESOP) which covers substantially all employees. The ESOP borrowed $1,058 from the Corporation and purchased 105,800 common shares, equal to 8.0% of the total number of shares issued in the conversion. The Bank makes scheduled discretionary contributions to the ESOP sufficient to service the debt. Shares are allocated to participants’ accounts under the shares allocated method. The cost of shares not committed to be released and unallocated shares is reported as a reduction of stockholders’ equity.

Dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest; dividends on allocated ESOP shares are recorded as a reduction of retained earnings. Allocated ESOP shares become outstanding for earnings-per-share computations. Compensation expense is recorded based on the average fair market value of the ESOP shares when committed to be released. The expense under the ESOP for the years ended March 31, 2004, 2003, and 2002, was $156, $105, and $69, respectively.

The ESOP shares at March 31, 2004 and 2003 were as follows:

	2004	2003
Allocated shares	52,747	43,606
Unearned shares	61,061	59,857

Total ESOP shares	113,808	103,463

Fair value of unearned shares	$2,439	$1,652

On July 29, 1996, stockholders of the Corporation approved the 1996 Recognition and Retention Plan (“RRP”). Under the RRP, restricted stock awards of the Company’s common stock may be awarded to the directors, officers and key employees of the Company and its subsidiary. At March 31, 2004, vested, unvested and unawarded RRP shares totaled 57,723, 341 and 114, respectively.

The holders of the restricted shares have all of the rights of a shareholder, except that they cannot sell, assign, pledge or transfer any of the restricted shares during the restricted period. The restricted shares vest at a rate of 20% on each anniversary of the grant date. RRP expense of $5, $6, and $48, was recorded for the years ended March 31, 2004, 2003, and 2002 respectively.

NOTE 14: STOCK OPTION PLAN

Stockholders of the Company have approved four stock option plans, under which shares of the Company’s common stock has been reserved for issuance to officers, directors and key employees of the Company and its subsidiary. The shares reserved for issuance under the plans are as follows:

Shares Reserved For Issuance
1996 Stock Option and Incentive Plan	145,475
1998 Premium Price Stock Option Growth Plan	55,000
2001 Premium Price Stock Option Growth Plan	55,000
2003 Premium Price Stock Option Growth Plan	66,000

All grants under the 1996 Plan are exercisable at the fair market value at the date of the grants. These options vest with the grantees at the rate of 20% per year and are available for exercise, subject to the vesting schedule, for up to ten years from the grant date.

All grants under the Premium Price Plans are exercisable at 110% of the fair market value at the date of the grants. These options vest immediately and may be exercised at any time up to ten years.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

A summary of the status of the Company’s stock option plans as of March 31, 2004, 2003 and 2002 and changes during the years ending on these dates is presented below:

	2004		2003		2002
	SHARES	WEIGHTED AVERAGE EXERCISE PRICE	SHARES	WEIGHTED AVERAGE EXERCISE PRICE	SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Options outstanding at beginning of year	253,935	$14.38	198,935	$10.67	200,295	$10.67
Granted during the year	66,000	31.81	55,000	27.78	440	15.23
Forfeited	0	—	0	—	(1,800)	11.13

Options outstanding at end of year	319,935	$17.97	253,935	$14.38	198,935	$10.67

Eligible for exercise at end of year	319,385	$17.99	252,070	$14.41	195,712	$10.67

Weighted average fair value of options granted during the year		$6.49		$6.91		$5.05

The following information applies to options outstanding at March 31, 2004:

		Outstanding		Exercisable
Range of Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$9.83 - $12.50	181,940	3.4 yrs.	$10.36	181,654	$10.36
$12.51 - $15.23	16,995	4.9 yrs.	13.76	16,731	13.73
$20.50	7,700	8.2 yrs.	20.50	7,700	20.50
$28.97	47,300	9.0 yrs.	28.97	47,300	28.97
$31.81	66,000	9.5 yrs.	31.81	66,000	31.81

	319,935			319,385

NOTE 15: CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to present overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2004 and 2003, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

Actual and required capital amounts and ratios are presented below at year-end.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

	ACTUAL		FOR CAPITAL ADEQUACY PURPOSES				TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS
	AMOUNT	RATIO	AMOUNT		RATIO		AMOUNT		RATIO
March 31, 2004

Total Capital to risk weighted assets
Consolidated	$27,326	11.7%	≥	$18,766	≥	8.0%	≥	$23,457	≥	10.0%
Bank	$25,655	11.0%	≥	$18,723	≥	8.0%	≥	$23,404	≥	10.0%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	$25,117	10.7%	≥	$9,383	≥	4.0%	≥	$14,074	≥	6.0%
Bank	$23,446	10.0%	≥	$9,361	≥	4.0%	≥	$14.042	≥	6.0%
Tier 1 (Core) Capital to average assets
Consolidated	$25,117	7.5%	≥	$13,317	≥	4.0%	≥	$16,646	≥	5.0%
Bank	$23,446	7.0%	≥	$13,318	≥	4.0%	≥	$16,648	≥	5.0%

March 31, 2003
Total Capital to risk weighted assets
Consolidated	$21,099	11.5%	≥	$14,704	≥	8.0%	≥	$18,380	≥	10.0%
Bank	$19,738	10.8%	≥	$14,654	≥	8.0%	≥	$18,317	≥	10.0%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	$19,116	10.4%	≥	$7,352	≥	4.0%	≥	$11,028	≥	6.0%
Bank	$17,763	9.7%	≥	$7,327	≥	4.0%	≥	$10,990	≥	6.0%
Tier 1 (Core) Capital to average assets
Consolidated	$19,116	8.1%	≥	$9,485	≥	4.0%	≥	$11,857	≥	5.0%
Bank	$17,763	7.6%	≥	$9,388	≥	4.0%	≥	$11,735	≥	5.0%

The Company’s principal source of funds is dividends received from the subsidiary bank. Regulations limit the amount of dividends that may be paid by the Company’s banking subsidiary without prior approval. During the fiscal year March 31, 2005, approximately $1,764 plus any fiscal year 2005 net profits can be paid by the Company’s banking subsidiary without prior regulatory approval.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

NOTE 16: CONDENSED FINANCIAL INFORMATION—PARENT COMPANY ONLY

The following condensed financial statements summarize the financial position of the Company as of March 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years ended March 31, 2004, 2003, and 2002:

Statements of Financial Condition	March 31, 2004	March 31, 2003
Assets
*Cash	$—	$10
Temporary investments	2	27
Securities available for sale	549	540
Accrued interest receivable	6	11
*Note receivable—ESOP	640	677
*Equity in net assets of Bank Subsidiary	33,527	24,046
*Income taxes and other receivables due from subsidiary	166	137
Other assets	428	18

Total Assets	$35,318	$25,466

Liabilities
Accounts payable and accrued expenses	$91	$31
Deferred income taxes	—	13

Total Liabilities	91	44

Stockholders’ Equity
Common stock	17	13
Additional paid-in capital	31,100	20,436
Retained earnings	6,207	7,721
Accumulated other comprhensive income	1,350	751
Treasury stock	(2,888)	(2,888)
Unearned ESOP shares	(555)	(599)
Unearned RRP shares	(4)	(12)

Total Stockholders’ Equity	$35,227	$25,422

Total Liabilities and Stockholders’ Equity	$35,318	$25,466

*	These accounts eliminate upon consolidation.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

	Years Ended March 31,
Statements of Income	2004	2003	2002
INCOME
*Dividends from bank subsidiaries	$6,196	$100	$1,241
*Other income—management fees	60	60	60
*Interest income—ESOP loan	41	43	46
Interest and dividend income	53	43	45

Total Income	6,350	246	1,392

EXPENSES
Salaries and benefits	—	—	10
Interest expense	2	—	3
Legal and accounting fees	120	63	61
*Corporate management fees	186	186	186
Printing and supplies	16	8	20
Other professional services	81	41	35
Directors fees	64	62	62
Other expenses	67	34	46

Total Expenses	536	394	423

Net interest income
Provision for loan losses

Income Before Income Tax and Undistributed Subsidiary Income	5,814	(148)	969
Income tax benefit (expense)	128	84	92
Equity in undistributed subsidiary income	—	2,985	1,139
Dividends in excess of subsidiary income	(2,317)	—	—

Net Income	$3,625	$2,921	$2,200

*	These accounts eliminate upon consolidation.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

	Years Ended March 31,
Statements of Cash Flows	2004	2003	2002
Operating Activities
Net income	$3,625	$2,921	$2,200
Adjustments:
Depreciation	12	4	4
Equity in undistributed subsidiary income	—	(2,985)	(1,139)
Dividends in excess of subsidiary income	2,317	—	—
Earned RRP shares	8	7	44
Decrease (increase) in:
Accrued interest receivable	5	(5)	2
Receivables due from subsidiary	(29)	(137)	—
Other assets	(36)	99	68
Increase (decrease)
Accounts payable and accrued expenses	44	(4)	(30)
Other increases	—	—	80

Net Cash Provided (Used) by Operating Activities	5,946	(100)	1,229

Investing Activities:
Repayment on loan receivable from ESOP	37	37	37
Purchased equipment	(63)	—	—
Purchased First Federal	(5,545)	—	—

Net Cash Provided (Used) by Investing Activities	(5,571)	37	37

Financing Activities
Dividends paid	(410)	(336)	(340)
Treasury shares purchased	—	(334)	(330)

Net Cash Used by Financing Activities	(410)	(670)	(670)

Net Increase (Decrease) in Cash and Cash Equivalents	(35)	(733)	596
Cash and Cash Equivalents at Beginning of Year	37	770	174

Cash and Cash Equivalents at End of Year	$2	$37	$770

NOTE 17: BUSINESS COMBINATIONS

On June 20, 2003, the Company acquired 100 percent of the outstanding common stock of First Federal Financial Bancorp, Inc., headquartered in Ironton, Ohio, the holding company for First Federal Savings Bank of Ironton, which operated three offices in southeastern Ohio. In the transaction, First Federal Savings Bank of Ironton was merged with and into Classic Bank with Classic Bank as the surviving institution. All locations of First Federal are operated as branch offices of Classic Bank. Shareholders of First Federal were able to elect to receive either shares of Classic common stock, $24.00 in cash or a combination of stock and cash subject to the requirement that 50% of First Federal shares were exchanged for cash and 50% were exchanged for Classic common stock.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

The results of First Federal’s operations have been included in the consolidated financial statements since June 20, 2003. Presented below are the net assets acquired from First Federal. Management believes that the assets and liabilities acquired are similar to those of the Company.

Cash	$9,573
Loans, net	49,474
Securities	9,490
Other assets	4,088
Deposits	(56,682)
FHLB borrowings	(6,373)
Other liabilities	(813)

Net assets acquired	$8,757

First Federal is located in the market area of the Company and thus, the acquisition enables the Bank to gain market share and affords the Company the opportunity to reduce costs through economies of scale.

The aggregate purchase price was $11,400, including $5,600 of cash and common stock valued at $5,800 and resulted in goodwill and other intangibles of $3,355. The value of the 228,665 common shares issued was determined based upon the closing market price of Classic’s common shares on December 30, 2002, the date the terms of the acquisition were agreed to and announced. Under the terms of the agreement, the number of shares of the Company’s common stock for which each First Federal share was exchanged was .9797.

The purchase price resulted in approximately $2,432 in goodwill and $923 in core deposit and customer relationship intangible. The intangible assets will be amortized over a period of 7-15 years. Goodwill will not be amortized, but instead evaluated periodically for impairment.

Presented below is pro-forma information as if the acquisition had occurred at the beginning of 2004 and 2003. The pro-forma information includes adjustments for interest income on loans and securities acquired, amortization of intangibles arising from the transaction, depreciation expense on property acquired, interest expense on deposits acquired, and the related income tax effects. The pro-forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected on the assumed dates.

	MARCH 31
	2004	2003
Net interest income	$12,409	$11,470
Net income	$2,610	$3,062
Basic income per share	$1.86	$2.18
Diluted income per share	$1.69	$2.01

The pro-forma information for 2004 included material expense items recorded by First Federal. The material items recorded during the period by First Federal include a provision to the loan loss allowance of $500, and merger expenses of $499. First Federal’s merger expenses include employee severance payments, the payment of an employment contract, legal fees, accounting fees, fees paid to an investment banker and data processing termination fees. The total nonrecurring expense items for the period net of tax was $660.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

NOTE 18: EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

	2004	2003	2002
Basic
Net Income	$3,625	$2,921	$2,200

Weighted average common shares outstanding	1,356	1,155	1,168

Basic earnings per common share	$2.67	$2.53	$1.88

	2004	2003	2002
Diluted
Net Income	$3,625	$2,921	$2,200

Weighted average common shares outstanding for basic earnings per common share	1,356	1,155	1,168
Add: Dilutive effects of assumed exercises of stock options	136	103	76

Average shares and dilutive potential common shares	1,492	1,258	1,244

Diluted earnings per common share	$2.43	$2.32	$1.77

Stock options for 10,950 shares of common stock were not considered in computing diluted earnings per common share for 2002 because they were antidilutive.

NOTE 19: FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values for its financial instruments. In accordance with SFAS No. 107, fair values are based on estimates using present value and other valuation techniques in instances where quoted prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets and, further, may not be realizable in an immediate settlement of the instruments. SFAS No. 107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments.

Cash and cash equivalents—The carrying amounts of cash and short term instruments approximate their fair value.

Securities available for sale—Fair values for investment securities and mortgage-backed and related securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities (Federal Home Loan Bank stock) represents redemption value and approximates fair value.

Loans—The fair values for loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Accrued interest receivable and payable—The carrying amounts of accrued interest receivable and payable approximate their fair values.

Deposit liabilities—The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amount of variable-rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank advances—The fair value of FHLB advances was estimated by discounting the expected future cash flows using current interest rates for advances with similar terms and remaining maturities.

Short-term borrowings—The carrying amounts of borrowings under repurchase agreements and other short-term borrowings approximates their fair value.

Off-balance-sheet instruments—Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties credit standing. The fair value of such off-balance-sheet instruments are immaterial and, therefore, not disclosed.

Based on the methods and assumptions set forth above, the estimated fair value of the Company’s financial instruments as of March 31, 2004 and 2003 are as follows:

	2004		2003
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and due from banks	$9,155	$9,155	$8,125	$8,125
Federal funds sold and securities purchased under agreements to resell	58	58	24	24
Securities available-for-sale	50,916	50,916	37,843	37,843
Federal Home Loan Bank stock	2,894	2,894	1,949	1,949
Loans receivable, net	257,455	255,828	187,175	198,196
Accrued interest receivable	1,446	1,446	1,157	1,157

Financial Liabilities:
Certificates of deposit	$121,304	$121,791	$101,235	$101,470
Other deposit accounts	138,937	138,937	88,920	88,920
Federal funds purchased and securities sold under agreements to repurchase	9,168	9,168	4,382	4,383
Advances from the Federal Home Loan Bank	34,218	34,888	28,126	28,729
Other short-term borrowings	12	12	6	6
Accrued interest payable	306	306	344	344

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

CLASSIC BANCSHARES, INC. DIRECTORS	CLASSIC BANK DIRECTORS

C. CYRUS REYNOLDS Chairman of the Board Retired Property Valuation Administrator Boyd County, Kentucky	DAVID B. BARBOUR Chairman and Chief Executive Officer
ROBERT S. CURTIS President
DAVID B. BARBOUR President and Chief Executive Officer Chairman and Chief Executive Officer, Classic Bank	JACK R. PATTERSON President, General Heating and Air Conditioning, Inc.
LISAH M. FRAZIER, CPA Chief Operating Officer and Chief Financial Officer Secretary/Treasurer

DARRELL HANEY

President, R. Darrell Haney, Inc.

RICHARD C. LAYMAN

Secretary and Treasurer

Ashland Fabricating and Welding Company

WM. CARSON ELSWICK

President, C.B.S. Outdoor Advertising, Inc.

DOUG MOORE

President, Tri-State Jr. Food Marts, Inc.

BRENT E. CLARK

President, Clark’s Pump N’ Shop, Inc.

DEWEY BOCOOK, JR.,

President, Bocook Enginneering, Inc.

EDWARD R. RAMBACHER, CPA

President and CEO, C.A. Rambacher & Co.

DAVID T. PHILLIPS

Secretary/Treasurer, Phillips Funeral Homes, Inc.

J. R. MCKENZIE

President, McKenzie Enterprises, Inc.

Managing Member, McKenzie Enterprise Associates, LLC

PAINTSVILLE MARKET ADVISORY BOARD

LINDSEY ABLE

President, Jeffco Oil Company, Inc.

N. ROGER JURICH, M.D.

Family Practice, Prestonsburg, KY

WADE H. MAY

Owner, May’s Carpet

DEBORAH TRIMBLE

Chief Executive Officer

Paul B. Hall Regional Medical Center

PAUL W. WILLIAMS

Retired Superintendent

Paintsville Independent Schools

CHAD PERRY

Attorney

E. B. GEVEDON, JR. Vice Chairman of the Board Real Estate Consultant
ROBERT L. BAYES Paintsville Market Area President, Classic Bank
JOHN W. CLARK President, John W. Clark Oil Company, Inc.
ROBERT B. KEIFER, JR. Retired Group Vice President Ashland Petroleum, Inc.
DAVID A. LANG Retired Executive, American Electric Power
JEFFREY P. LOPEZ, M.D. President, Ashland Radiation Oncology, Inc. and Tri-State Regional Cancer Center
ROBERT A. MOYER, JR. Real Estate Development
STEVEN C. MILLESON Doctor of Optometry, The Ironton Vision Center, Inc.
CLASSIC BANCSHARES, INC. OFFICERS
DAVID B. BARBOUR President and Chief Executive Officer
LISAH M. FRAZIER, CPA Chief Operating Officer and Chief Financial Officer
ROBERT S. CURTIS Executive Vice President
ROBERT L. BAYES Executive Vice President
WARREN D. WATTS Senior Vice President KIM COCHRAN Assistant Vice President and Human Resources Director
DENA NEWSOM Secretary to the Board and Executive Assistant

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

STOCK LISTING

The Company’s common stock is traded over the counter and is listed on the NASDAQ Small-Cap Market under the symbol “CLAS.” At July 2, 2004, there were 1,407,183 shares of the Company’s common stock outstanding and approximately 203 holders of record. The Company’s common stock began trading on December 28, 1995. The price ranges of the Company’s common stock and the dividends paid for each quarter in fiscal 2003 and fiscal 2004 were as follows:

FISCAL 2003
	HIGH	LOW	DIVIDENDS
First Quarter	$19.727	$16.005	$.0727
Second Quarter	$25.363	$19.091	$.0727
Third Quarter	$23.283	$20.055	$.0727
Fourth Quarter	$27.273	$23.363	$.0727

FISCAL 2004
	HIGH	LOW	DIVIDENDS
First Quarter	$28.645	$24.773	$.0727
Second Quarter	$31.591	$27.045	$.0727
Third Quarter	$36.380	$30.564	$.08
Fourth Quarter	$41.480	$33.050	$.08

The stock price information set forth in the table above was provided by the National Association of Securities Dealers, Inc. The closing price of the Company’s common stock on March 31, 2004 was $39.95.

The Company declared and paid cash dividends totaling $.31 per share during fiscal 2004. The Company paid a 10% stock dividend on November 17, 2003. The payment of the dividend was in addition to the regular quarterly cash dividend. Per share amounts have been restated for the impact of this stock dividend. The Board of Directors intends to continue the payment of quarterly cash dividends, dependent on the results of operations and financial condition of the Company, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. The Company’s ability to pay dividends is dependent on the dividend payments it receives from its subsidiary, Classic Bank, which is subject to regulations and continued compliance with all regulatory capital requirements. See Note 15 of the Notes to the Consolidated Financial Statements for information regarding limitations of the subsidiary’s ability to pay dividends to the Company.

ANNUAL MEETING

The Annual Meeting of Stockholders of Classic Bancshares, Inc. will be held on August 26, 2004 at 4:00 p.m., Ashland Kentucky time at Park Place (formerly the AEP headquarters bldg.) located at 17th Street and Central Avenue, Ashland, Kentucky 41101.

ANNUAL REPORT ON FORM 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge upon written request to Lisah M. Frazier, Chief Operating Officer and Chief Financial Officer, Classic Bancshares, Inc., 344 Seventeenth Street, Ashland, Kentucky 41101, or by calling (606) 326-2800, or by e-mail at lfrazier@classicbank.com. The report may also be obtained from EDGAR at www.sec.gov.

CLASSIC BANCSHARES, INC.

Notes to Consolidated Financial Statements—(Continued)

REGISTRAR/TRANSFER AGENT

Communications regarding change of address, transfer of stock and lost certificates should be sent to:

American Stock Transfer & Trust Company

59 Maiden Lane, New York, New York 10007

(212) 936-5100

www.amstock.com

E-mail: info@amstock.com

INDEPENDENT ACCOUNTANTS

Crowe Chizek and Company LLC

9600 Brownsboro Road, Suite 400

Louisville, KY 40241

GENERAL COUNSEL

VanAntwerp, Monge, Jones & Edwards

Community Trust Bank Building

1544 Winchester Avenue

Ashland, KY 41101

SPECIAL COUNSEL

Luse Gorman, Pomerenk & Schick

5335 Wisconsin Ave., NW

Washington, DC 20015

MARKET MAKERS

Keefe, Bruyette & Woods, Inc.

J.J.B. Hilliard, W.L. Lyons

Howe Barnes Investments, Inc.

Sterne, Agee & Leach

Hill, Thompson, Magid and Co.

Knight Equity Markets, L.P.

Schwab Capital Markets

Susquehanna Capital Group

Access Securities, Inc.

Koonce Securities, Inc.

Annex E

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-QSB

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 0-27170

CLASSIC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1289391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

344 Seventeenth Street, Ashland, Kentucky	41101
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (606) 326-2800

Check here whether the issuer (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒     No ☐

As of February 4, 2005, there were 1,540,530 shares of the Registrant’s common stock outstanding.

Transitional Small Disclosure (check one): Yes ☐     No ☒

CLASSIC BANCSHARES, INC.

CLASSIC BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	March 31, 2004
	(Unaudited) (In Thousands)
ASSETS
Cash and due from banks	$10,834	$9,155
Federal funds sold	57	58

Cash and cash equivalents	10,891	9,213
Securities available for sale	46,379	50,916
Loans receivable, net	263,560	257,455
Foreclosed assets, net	305	856
Accrued interest receivable	1,527	1,446
Federal Home Loan Bank stock	2,986	2,894
Premises and equipment, net	9,266	8,288
Goodwill	7,681	7,681
Other intangible assets	729	811
Prepaid expenses and other assets	2,228	1,899

TOTAL ASSETS	$345,552	$341,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Non-interest bearing demand deposits	$31,165	$29,165
Savings, NOW, and money market demand deposits	90,429	109,772
Other time deposits	120,035	121,304

Total deposits	241,629	260,241
Securities sold under agreements to repurchase	11,172	9,168
Advances from Federal Home Loan Bank	49,277	34,218
Other short-term borrowings	25	12
Accrued expenses and other liabilities	2,192	2,287
Accrued interest payable	323	306

Total Liabilities	304,618	306,232

Stockholders’ Equity
Common stock, $.01 par value, 1,684,443 shares issued	17	17
Additional paid-in capital	33,011	31,100
Retained earnings	8,756	6,207
Accumulated other comprehensive income (loss)	822	1,350
Unearned ESOP shares (57,578 and 61,061 shares)	(523)	(555)
Unearned RRP shares (210 and 310 shares)	(3)	(4)
Treasury stock, at cost (86,125 and 217,014 shares)	(1,146)	(2,888)

Total Stockholders’ Equity	40,934	35,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$345,552	$341,459

CLASSIC BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
	(In Thousands)
INTEREST INCOME
Loans	$4,127	$3,972	$12,034	$11,074
Securities	545	551	1,654	1,493
Dividends on Federal Home Loan Bank stock	32	29	92	77
Other interest	3	8	4	27

Total Interest Income	4,707	4,560	13,784	12,671

INTEREST EXPENSE
Deposits	942	1,067	2,870	3,138
Federal Home Loan Bank advances	375	293	969	849
Securities sold under repurchase agreements	54	24	117	55
Other short-term borrowings	—	1	—	3

Total Interest Expense	1,371	1,385	3,956	4,045

Net Interest Income	3,336	3,175	9,828	8,626
Provision for loss on loans	202	66	462	158

Net interest income after provision for loss on Loans	3,134	3,109	9,366	8,468

NON-INTEREST INCOME
Service charges and other fees	522	418	1,581	1,269
Gain on sale of securities	—	1	17	2
Secondary market commissions	13	15	47	102
Other income	81	65	186	203

Total Non-Interest Income	616	499	1,831	1,576

NON-INTEREST EXPENSES
Employee compensation and benefits	1,319	1,076	3,491	2,993
Occupancy and equipment expense	335	334	986	919
Advertising	53	83	145	321
Communications	64	64	200	190
Franchise and deposit taxes	87	66	253	192
Directors fees	25	24	74	74
Professional fees	171	80	360	219
Stationery and supplies	72	73	230	279
Other operating expenses	417	395	1,247	1,149

Total Non-Interest Expense	2,543	2,195	6,986	6,336

INCOME BEFORE INCOME TAXES	1,207	1,413	4,211	3,708
Income tax expense	353	410	1,268	1,055

NET INCOME	$854	$1,003	$2,943	$2,653

Basic earnings per share	$0.60	$0.71	$2.09	$1.98
Diluted earnings per share	$0.55	$0.65	$1.89	$1.80

CLASSIC BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
	(In Thousands)
Net Income	$854	$1,003	$2,943	$2,653

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities during the period, net of tax	(50)	354	(517)	185
Reclassification adjustments for realized (gains) losses included in earnings, net of tax	—	—	(11)	(1)

Other comprehensive income	(50)	354	528	184

Comprehensive Income	$804	$1,357	$2,415	$2,837

CLASSIC BANCSHARES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(IN THOUSANDS)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Unearned ESOP Shares	Unearned RRP Shares	Treasury Stock	Total
Balances at April 1, 2004	1,406,058	$17	$31,100	$6,207	$1,350	$(555)	$(4)	$(2,888)	$35,227
Net income for the nine months ended December 31, 2004	—	—	—	2,943	—	—	—	—	2,943
Dividend paid ($.28 per share)	—	—	—	(394)	—	—	—	—	(394)
Commitment of shares to be released under ESOP	3,483	—	106	—	—	32	—	—	138
RRP shares earned	100	—	—	—	—	—	1	—	1
Stock options exercised	130,889	—	598	—	—	—	—	1,742	2,340
Tax benefit recorded - stock options	—	—	1,207						1,207
Change in unrealized gain (loss) on available for sale securities, net of applicable taxes and reclassifications	—	—	—	—	(528)	—	—	—	(528)

Balances at December 31, 2004	1,540,530	$17	$33,011	$8,756	$822	$(523)	$(3)	$(1,146)	$40,934

CLASSIC BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
	2004	2003
OPERATING ACTIVITIES
Net Income	$2,943	$2,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	600	653
Provision for loss on loans	462	158
Gain on sale of securities available for sale	(17)	(2)
Gain on sale of fixed assets	(2)	(13)
Loss on foreclosed real estate	48	20
Federal Home Loan Bank stock dividends	(91)	(77)
Net amortization of securities	139	208
ESOP shares earned	138	111
RRP shares earned	1	7
Tax benefit for stock options	1,207	—
Decrease (increase) in:
Accrued interest receivable	(81)	(127)
Other assets	(328)	18
Increase (decrease) in:
Accrued interest payable	17	(219)
Accounts payable and accrued expenses	177	(239)

Net cash provided by operating activities	5,213	3,151

INVESTING ACTIVITIES
Securities:
Proceeds from sale, maturities or calls	1,872	2,398
Purchases	(2,087)	(971)
Mortgage-backed securities:
Purchased	—	(10,698)
Principal payments	3,816	2,809
Loan originations and principal payments, net	(6,929)	(18,707)
Proceeds from the sale of foreclosed assets	707	88
Purchases of software	(10)	(230)
Purchases of premises and equipment	(1,472)	(445)
Proceeds from sale of fixed assets	17	245
Net cash acquired in acquisition	—	3,564

Net cash used in investing activities	(4,086)	(21,947)

CLASSIC BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
	2004	2003
FINANCING ACTIVITIES
Net (decrease) increase in deposits	$(18,472)	$9,197
Net proceeds from FHLB borrowings	15,059	4,552
Increase in securities sold under agreements to repurchase	2,005	4,789
Net increase in short-term borrowings	13	342
Stock option exercised	2,340	—
Dividends paid	(394)	(297)

Net cash (used in) provided by financing activities	551	18,583

Increase (decrease) in cash and cash equivalents	1,678	(213)
Cash and cash equivalents at beginning of period	9,213	8,148

Cash and cash equivalents at end of period	$10,891	$7,935

Additional cash flows and supplementary information
Cash paid during the period for:
Interest on deposits and borrowings	$3,939	$4,075
Taxes	$950	$900
Assets acquired in settlement of loans	$196	$708

CLASSIC BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

In the opinion of management, the Consolidated Financial Statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition of Classic Bancshares, Inc. as of December 31, 2004, and the results of operations for all interim periods presented. Operating results for the nine months ended December 31, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 2005.

Certain financial information and footnote disclosures normally included in annual financial statements prepared in conformity with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited interim consolidated financial statements presented herein should be read in conjunction with the annual consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2004.

Stock Option Plans

Employee compensation expense under stock option plans is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

	Three Months Ended December 31,
	2004	2003
	(In thousands, except per share data)
Net income as reported	$854	$1,003
Deduct:
Stock-based compensation expense determined under fair value based method	—	—

Pro forma net income	$854	$1,003

Basic earnings per share as reported	$0.60	$0.71
Pro forma basic earnings per share	0.60	0.71

Diluted earnings per share as reported	0.55	0.65
Pro forma diluted earnings per share	0.55	0.65

CLASSIC BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Nine Months Ended December 31,
	2004	2003
	(In thousands, except per share data)
Net income as reported	$2,943	$2,653
Deduct:
Stock-based compensation expense determined under fair value based method	—	430

Pro forma net income	$2,943	$2,223

Basic earnings per share as reported	$2.09	$1.98
Pro forma basic earnings per share	2.09	1.66

Diluted earnings per share as reported	1.89	1.80
Pro forma diluted earnings per share	1.89	1.51

Options to purchase 60,000 shares of common stock were granted on September 18, 2003 at an exercise price of $34.991 per share.

Principles of Consolidation

The financial statements include the accounts of Classic Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, Classic Bank. All significant intercompany balances and transactions have been eliminated.

(2)	EARNINGS PER SHARE

Earnings per share are presented pursuant to the provisions of SFAS No. 128, “Earnings Per Share.” Basic earnings per share are calculated based on the weighted average number of common shares outstanding during the respective periods.

Diluted earnings per share are computed taking into consideration common shares outstanding and dilutive potential common shares to be issued under the Company’s stock option plans and recognition and retention plan.

	For the Three Months Ended December 31, 2004			For the Three Months Ended December 31, 2003
	Income	Shares	Per-Share Amount	Income	Shares	Per-Share Amount
	(In thousands, except per share data)
Basic EPS	$854	1,412	$0.60	$1,003	1,405	$0.70
Effect of Dilutive Securities—Options	—	151	(0.05)	—	138	(0.06)

Diluted EPS	$854	$1,563	$0.55	$1,003	1,543	$0.65

CLASSIC BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	For the Three Months Ended December 31, 2004			For the Three Months Ended December 31, 2003
	Income	Shares	Per-Share Amount	Income	Shares	Per-Share Amount
	(In thousands, except per share data)
Basic EPS	$2,943	1,409	$2.09	$2,653	1,337	$1.98
Effect of Dilutive Securities—Options	—	149	(0.20)	—	133	(0.18)

Diluted EPS	$2,943	$1,558	$1.89	$2,653	1,470	$1.80

Options to purchase 189,046 shares of common stock were outstanding at December 31, 2004. Options to purchase 319,935 shares of common stock were outstanding at December 31, 2003. On December 31, 2004, a total of 130,889 options were exercised. All options exercised were non-qualified options. In connection with the exercise of the options, the Company recorded a tax benefit of $1.2 million.

(3)	RECENT DEVELOPMENTS

On December 29, 2004, the Company entered into a definitive agreement with City Holding Company for City Holding to merge with the Company and its wholly-owned subsidiary, Classic Bank. City Holding Company is a $2.2 billion financial holding company headquartered in Cross Lanes, West Virginia. City Holding operates 56 branch locations and 64 ATMs serving communities across West Virginia and Ohio. It is anticipated that the transaction will be completed in the second quarter of 2005, pending regulatory approvals, the approval of the shareholders of Classic and completion of other customary closing conditions.

Under the terms of the agreement, shareholders of Classic will receive .9624 shares of City common stock and $11.08 in cash for each share of Classic common stock owned by them. The total transaction value as of December 28, 2004, was estimated at $77.4 million.

PART I—ITEM 2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Financial Condition

The Company’s total assets increased $4.1 million from $341.5 million at March 31, 2004 to $345.6 million at December 31, 2004. The increase was due primarily to an increase in loans of approximately $6.1 million, an increase in cash and cash equivalents of $1.7 million and an increase in premises and equipment of $978,000 partially offset by a decrease in securities of $4.5 million and a decrease in foreclosed assets of $551,000.

Net loans receivable increased approximately $6.1 million from $257.5 million at March 31, 2004 to $263.6 million at December 31, 2004. The Company experienced the majority of growth in loans during the current quarter. The majority of the growth during the quarter was in commercial loans. The Company experienced little growth in consumer loans during the period due to a slowing of loan demand within the Company’s market area. Management believes this was caused by a softening of the local economy, which could be attributable to higher energy prices and increases in interest rates.

Securities decreased approximately $4.5 million from $50.9 million at March 31, 2004 to $46.4 million at December 31, 2004 primarily due to the maturities, calls and principal repayments of $5.7 million and a decline in the market value of these available for sale securities offset by purchases of $2.1 million.

Deposits decreased approximately $18.6 million from $260.2 million at March 31, 2004 to $241.6 million at December 31, 2004. The decrease was due primarily to the loss of one public fund account, which amounted to $15.2 million at June 30, 2004. Retention of the deposit was based upon pricing and management felt the cost to retain the deposit was too high. Management chose to replace the deposit with FHLB borrowings at a lower cost. The remainder of the decrease was due to the outflow of deposits in the normal course of business as well as pricing discipline in an environment of soft loan demand and rising interest rates. Borrowings from FHLB increased $15.1 million and repurchase agreements increased $2.0 million.

Total stockholders’ equity was $41.0 million at December 31, 2004 compared to $35.2 million at March 31, 2004. The increase was due primarily to net income recorded for the period, the exercise of stock options and a tax benefit recorded in connection with the exercise of stock options offset by a decrease in the market value of available for sale securities and cash dividends paid.

Forward-Looking Statements

When used in this Form 10-QSB and in future filings by the Company with the Securities and Exchange Commission (the “SEC”), in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area including unemployment levels and plant closings, changes in real estate values in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area and competition and merger expenses that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Results of Operations—Comparison of Operating Results for the Three and Nine Months Ended December 31, 2004 and 2003

General. The Company’s results of operations depend primarily upon the level of net interest income, which is the difference between the interest income earned on its interest-earning assets such as loans and investments, and the costs of the Company’s interest-bearing liabilities, primarily deposits and borrowings. Results of operations are also dependent upon the level of the Company’s non-interest income, including fee income and service charges, and affected by the level of its non-interest expenses, including its general, administrative and merger expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them, respectively.

The Company reported net income of $854,000 for the three months ended December 31, 2004 compared to net income of $1.0 million for the three months ended December 31, 2003. The decrease in net income of $149,000 between the two periods was primarily the result of an increase in provision for loss on loans of $136,000, and increase in non-interest expense of $348,000 offset by an increase in net interest income of $161,000, an increase in non-interest income of $117,000 and a decrease in income taxes of $57,000.

The Company reported net income of $2.9 million for the nine months ended December 31, 2004 compared to net income of $2.7 million for the nine months ended December 31, 2003. The increase in net income of $290,000 between the two periods was primarily the result of an increase in net interest income of $1.2 million and an increase in non-interest income of $255,000 offset by an increase in provision for loss on loans of $304,000, an increase in non-interest expense of $650,000 and an increase in income taxes of $213,000.

Interest Income. Total interest income increased $147,000 for the three months ended December 31, 2004 and $1.1 million for the nine months ended December 31, 2004 as compared to the three and nine months ended December 31, 2003. The increase in interest income for the three and nine-month period was due to an increase in the average balance of interest-earning assets of $3.3 million for the three months ended December 31, 2004 and an increase of $29.4 million for the nine-month period. The increase in the average balance of interest-earning assets for the three months was due primarily to an increase in the average balance of loans. The increase in the average balance of interest-earning assets for the nine months was due primarily to an increase in the average balance of loans and securities primarily as a result of the acquisition of First Federal Financial Bancorp, Inc. (“First Federal”) completed in June 2003. The average tax equivalent yield on interest-earning assets was 6.2% for the three and nine months ended December 31, 2004 compared to 6.0% and 6.2% for the three and nine months ended December 31, 2003 due to an increase in interest rates.

Interest Expense. Interest expense decreased $14,000 and $89,000 for the three and nine months ended December 31, 2004 as compared to the same periods in 2003. Interest expense only decreased slightly for the three-month period primarily due to a small decrease in the average balance of interest-bearing liabilities. The average rate paid on interest-bearing liabilities was 2.0% for the three months ended December 31, 2004 and 2003. The Company has been able to maintain the average rate paid due primarily to a disciplined deposit pricing structure. The average balance of interest-bearing liabilities decreased $3.0 million for the three months ended December 31, 2004 primarily as a result of a decline in the average balance of interest-bearing deposits as the Company has shifted some its deposits to non-interest bearing deposits.

Interest expense decreased for the nine-month period primarily due to a decrease in the average rate paid on interest-bearing liabilities offset by an increase in the average balance of interest-bearing liabilities. The average rate paid on interest-bearing liabilities was 2.0% for the nine months ended December 31, 2004 compared to 2.2% for the nine months ended December 31, 2003 due primarily to a disciplined pricing structure and replacing some higher costing deposits with lower costing FHLB borrowings. The average balance of interest-bearing liabilities increased $21.3 million for the nine months ended December 31, 2004 compared to the same period in 2003. The increase in these balances is primarily the result of an increase in the average balance of interest-bearing deposits and FHLB borrowings due primarily to the acquisition of First Federal.

The resulting interest rate spread was 4.2% for the three and nine months ended December 31, 2004 compared to 4.0% for the three and nine months ended December 31, 2003. The resulting net interest margin was 4.4% for the three and nine months ended December 31, 2004 compared to 4.2% and 4.3% for the three and nine months ended December 31, 2003.

Provision for Loan Losses. The Company’s provision for loan losses totaled $202,000 and $462,000 for the three and nine months ended December 31, 2004 compared to $66,000 and $158,000 for the three and nine months ended December 31, 2003. The provision for the three and nine-month period increased as result of specific consumer and commercial credits identified during the periods requiring additional coverage. The specific identified credits were not geographically concentrated in any of the Company’s specific market areas so as to characterize trends within the Company’s specific market areas, but rather driven by general situational circumstances of individual customers of the Company. Additionally, the increases recorded over prior periods were evenly stratified across each of the Company’s individual loan categories, therefore leading to the assessment that increases were situational in nature and not representing trends with the Company’s loan portfolio. The provision recorded for the three and nine-month period was based on management’s evaluation of the Company’s current portfolio including factors such as the quality of the portfolio, the increase in loans that are not secured by 1-4 family real estate, the level of non-performing loans, charge-off history and the economy in the Company’s market area. Management continually monitors the Company’s allowance for loan losses and makes adjustments as economic conditions, portfolio quality and portfolio diversity dictates. Although the Company maintains its allowance for loan losses at a level which the Board considers to be adequate to provide for probable incurred losses on existing loans, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required for future periods.

Non-interest Income. Non-interest income increased approximately $117,000 and $255,000 for the three and nine months ended December 31, 2004 compared to the same period in 2003. Non-interest income increased for the three-month period due to an increase in service charges and other fees on deposits of $104,000 and an increase in other income of $16,000 offset by a decrease in gain on sale of securities of $1,000 and a decrease in secondary market commissions of $2,000.

The increase for the nine-month period is primarily the result of an increase in service charges and other fees on deposits of $312,000 and an increase in gain on sale of securities of $15,000, offset by a decrease in secondary market commissions of $55,000, and a decrease in other income of $17,000. The increase in service charges and other fees on deposits for the periods is the primarily result of increased deposit accounts.

Non-interest Expense. Non-interest expenses increased $348,000 for the three months ended December 31, 2004 compared to the same period in 2003. Non-interest expenses increased for the three-month period due to an increase in employee compensation and benefits of $243,000, an increase in franchise and deposit taxes of $21,000, an increase in professional fees of $91,000 and an increase in other operating expenses of $22,000 offset by a decrease in advertising of $30,000.

Non-interest expense increased $650,000 for the nine-month period due to an increase in employee compensation and benefits of $498,000, an increase in occupancy and equipment expense of $67,000, an increase in communications expense of $10,000, an increase in franchise and deposit taxes of $61,000, an increase in professional fees of $141,000, an increase in ATM expense of $3,000, an increase in postage expense of $7,000, an increase in charitable contributions of $11,000 and an increase in other operating expense of $77,000 offset by a decrease in advertising expense of $176,000, and a decrease in stationery and supplies of $49,000.

Employee compensation and benefits increased during the three and nine-month period due primarily to the advance of $200,000 to the CEO of the termination payment under his employment contract which will become applicable when the proposed merger with City Holding is completed. The advance was made with the approval of City Holding in an attempt to ensure that such termination payment will be tax deductible. Employee compensation and benefits also increased primarily due to an increase in the number of employees as a result of the First Federal acquisition and an increase in ESOP expense attributable to the increase in the Company’s stock price between the periods. Occupancy and equipment expense increased primarily due the additional locations from the acquisition of First Federal. Professional fees increased primarily as a result of the Company’s efforts to upgrade its corporate governance and comply with new regulatory requirements and additional legal and investment banking fees related the proposed merger with City Holding.

Income Tax Expense. Income tax expense decreased $57,000 for the three months ended December 31, 2004 primarily due to a decrease in income before income taxes for the period. Income tax expense increased $213,000 for the nine months ended December 31, 2004 primarily due to an increase in income before income taxes for the period.

Non-Performing Assets and Allowance for Loan Losses

The allowance for loan losses is calculated based upon management’s evaluation and assessment of pertinent factors underlying the types and qualities of the Company’s loans. The assessment includes internal risk grading of all commercial credits and based upon this evaluation, a specific allocation allowance may be assigned to individual loans. Consumer and residential mortgage loans are not specifically graded unless apparent weakness is determined through payment history at which time a specific allowance allocation may be made. Additionally, a general reserve is assigned to each lending segment in recognition of probable incurred losses based upon historical loss and peer loss information, while taking into consideration current delinquency trends, current economic trends both local and national, strength of supervision and administration of the loan portfolio, trends of non-performing assets to the allowance and concentrations within commercial credits. These factors are weighed quarterly and adjusted as deemed appropriate by management. The Company has not materially changed any aspect of its overall approach in the determination of the allowance for loan losses and there have been no material changes in assumptions or estimations as compared to prior years that have impacted the basis of the current year allowance.

The Company’s allowance for loan losses as of December 31, 2004 was $2.3 million or .9% of total loans and 141% of total non-performing loans. The March 31, 2004 allowance for loan loss was $2.2 million, or .9% of total loans and 91% of total non-performing loans. Activity in the allowance for loan losses is summarized as follows:

	Nine Months Ended December 31,
	2004	2003
	(In thousands)
Balance at beginning of year	$2,209	$1,975
Acquisition of First Federal	—	885
Provision for losses	462	158
Charge-offs	(503)	(826)
Recoveries	93	36

Ending balance	$2,261	$2,228

The ratio of non-performing assets to total assets is an indicator of exposure to credit risk. Non-performing assets of the Company consist of non-accruing loans, accruing loans delinquent 90 days or more, and foreclosed assets, which have been acquired as a result of foreclosure or deed-in-lieu of foreclosure. For all periods presented the Company had no troubled debt restructurings. The following table sets forth the amount of non-performing assets at the periods indicated.

	December 31, 2004	March 31, 2004
	(In thousands)
Non-Accruing Loans	$1,062	$507
Accruing Loans Delinquent 90 Days or More	537	969
Foreclosed Assets	305	856

Total Non-Performing Assets	$1,904	$2,332

Total Non-Performing Assets as a Percentage of Total Assets	.6%	.7%

Total non-performing assets decreased $428,000 from March 31, 2004 to December 31, 2004 due primarily to a decline in foreclosed assets. The decline was primarily attributable to the Company’s sale of a 1-4 family residence during the quarter that was included in foreclosed assets at March 31, 2004.

Other Assets of Concern. Other than the non-performing assets set forth in the table above, as of December 31, 2004, there were no loans with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories.

Liquidity and Capital Resources

The Company’s most liquid assets are cash and cash equivalents. The levels of these assets are dependent on the Company’s operating, financing, and investing activities. At December 31, 2004 and March 31, 2004, cash and cash equivalents totaled $10.9 million and $9.2 million, respectively. The Company’s primary sources of funds include principal and interest payments on loans (both scheduled and prepayments), maturities of and interest payments on investment securities and principal and interest payments from mortgage-backed securities, deposits and Federal Home Loan Bank of Cincinnati advances and other borrowings. While scheduled loan and mortgage-backed security repayments and proceeds from maturing investment securities are relatively predictable, deposit flows and early repayments are more influenced by interest rates, general economic conditions and competition. Certificates of deposit as of December 31, 2004 maturing within one year totaled $76.0 million. Management believes based on experience that most of these funds will remain with the Company. The Company’s ability to attract and retain deposits could be limited by a provision in the merger agreement between the Company and City Holding prohibiting deposit rate increases in excess of the market average without City Holding’s approval.

Liquidity management is both a short- and long-term responsibility of management. The Company adjusts its investments in liquid assets based upon management’s assessment of expected loan demand, projected purchases of investment and mortgage-backed securities, expected deposit flows, yields available on other assets, and the liquidity goals of its asset/liability management program. Excess liquidity is generally invested in interest-bearing overnight deposits and other short-term liquid asset funds. If funds are required beyond the funds generated internally, the subsidiary of the Company has the ability to borrow funds from the FHLB and other third parties. At December 31, 2004, the Company had $49.3 million in borrowings outstanding with the FHLB and additional borrowing capacity of approximately $70.0 million. The Company at times utilizes repurchase agreements for the generation of additional funds from our established relationship business customers. At December 31, 2004, the Company had $11.2 million of repurchase agreements with existing relationship based business customers.

At December 31, 2004, the Company had outstanding commitments to fund loans of $25.1 million. The Company anticipates that it will have sufficient funds available to meet its current commitments principally through the use of current liquid assets and through its borrowing capacity with the FHLB.

Classic Bank is subject to the regulatory capital requirements of the Federal Deposit Insurance Corporation (the “FDIC”). The following table summarizes, as of December 31, 2004, the capital requirements applicable to Classic Bank and its actual capital ratios. As of December 31, 2004, Classic Bank was in compliance with its capital requirements.

	Regulatory Capital Requirement		Actual Capital Classic Bank
	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Total Capital (to Risk Weighted Assets)	$19,124	8.0%	$29,016	12.1%
Tier 1 Capital (to Adjusted Total Assets)	13,355	4.0	26,755	8.0

The Company is subject to the regulatory capital requirements of the Federal Reserve Board that generally parallels the capital requirements for FDIC insured banks. The following table summarizes, as of December 31, 2004, the capital requirements applicable to the Company and its actual capital ratios. As of December 31, 2004, the Company was in compliance with its capital requirements.

	Regulatory Capital Requirement		Actual Capital Classic Bancshares, Inc.
	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Total Capital (to Risk Weighted Assets)	$19,171	8.0%	$34,013	14.2%
Tier 1 Capital (to Adjusted Total Assets)	13,324	4.0	31,752	9.5

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

ITEM 3—CONTROLS AND PROCEDURES

The Company has adopted disclosure controls and procedures designed to facilitate the Company’s financial reporting. The disclosure controls currently consist of communications among the Chief Executive Officer, the Chief Operating and Financial Officer and each department head to identify any transactions, events, trends, risks or contingencies which may be material to the Company’s operations. The Company’s disclosure controls also contain certain elements of its internal controls adopted in connection with applicable accounting and regulatory guidelines. Finally, the Chief Executive Officer, Chief Operating and Financial Officer, the Audit Committee and the Company’s independent auditors also meet on a quarterly basis and discuss the Company’s material accounting policies. The Company’s Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of these disclosure controls as of the end of the period covered by this report and found them to be adequate.

The Company maintains internal control over financial reporting. There have not been any significant changes in such internal control over financial reporting in the last quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

None.

Item 2.	Changes in Securities

None.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

Item 5.	Other Information

None.

Item 6.	Exhibits

Exhibits

Exhibit 31.1	Certification of David B. Barbour pursuant to Rule 13a-14 under the Securities Exchange Act of 1934.

Exhibit 31.2	Certification of Lisah M. Frazier pursuant to Rule 13a-14 under the Securities Exchange Act of 1934.

Exhibit 32.1	Certification of David B. Barbour pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 32.2	Certification of Lisah M. Frazier pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLASSIC BANCSHARES, INC.
Registrant

Date: February 14, 2005	/s/ DAVID B. BARBOUR
David B. Barbour, President, Chief Executive Officer and Director (Duly Authorized Officer)

Date: February 14, 2005	/s/ LISAH M. FRAZIER
Lisah M. Frazier, Chief Operating Officer, Treasurer and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number
11	Statement regarding computation of Per Share Earnings in the Notes to the Consolidated Financial Statements in Part I of this Report . For such computation, see Note 2 “Earnings Per Share.”

31.1	Certification of David B. Barbour pursuant to Rule 13a-14 under the Securities Exchange Act of 1934

31.2	Certification of Lisah M. Frazier pursuant to Rule 13a-14 under the Securities Exchange Act of 1934

32.1	Certification of David B. Barbour Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Lisah M. Frazier Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 31.1

Certification of Principal Executive Officer

CERTIFICATION FOR QUARTERLY REPORT ON FORM 10-QSB

I, David B. Barbour, certify that:

I have reviewed this quarterly report on Form 10-QSB of Classic Bancshares, Inc.;

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

2)	The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether material or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

/s/ DAVID B. BARBOUR	Date: February 14, 2005
David B. Barbour
President & CEO

Exhibit 31.2

Certification of Principal Financial Officer

CERTIFICATION FOR QUARTERLY REPORT ON FORM 10-QSB

I, Lisah M. Frazier, certify that:

I have reviewed this quarterly report on Form 10-QSB of Classic Bancshares, Inc.;

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

2)	The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether material or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

/s/ LISAH M. FRAZIER	Date: February 14, 2005
Lisah M. Frazier
Chief Operating and Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Classic Bancshares, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David B. Barbour, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005	/s/ DAVID B. BARBOUR
David B. Barbour President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Classic Bancshares, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisah M. Frazier, Chief Operations Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005	/s/ LISAH M. FRAZIER
Lisah M. Frazier
Chief Operations Officer and Chief Financial Officer

PART II—Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Section 31D-8-850 of the WVBCA provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

The City Holding Articles provide that City Holding shall indemnify any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation. To the extent that the Board of Directors of City Holding determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

Item 21. Exhibits and Financial Statement Schedules

The following exhibits are filed herewith or are incorporated herein by reference.

Exhibit	Description
2	Agreement and Plan of Reorganization among Registrant, Classic Bancshares, Inc., City National Bank and Classic Bank. dated December 29, 2004 (appears as Annex A to the prospectus).

3(1)(a)	Articles of Incorporation of City Holding Company (attached to, and incorporated by reference from, Amendment No. 1 to City Holding Company’s Registration Statement on Form S-4, Registration No. 2-86250, filed November 4, 1983 with the Securities and Exchange Commission).

3(1)(b)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated March 6, 1984 (attached to, and incorporated by reference from, City Holding Company’s Form 8-K Report dated March 7, 1984, and filed with the Securities and Exchange Commission on March 22, 1984).

3(1)(c)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated March 4, 1986 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1986, filed March 31, 1987 with the Securities and Exchange Commission).

3(1)(d)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated September 29, 1987 (attached to and incorporated by reference from, City Holding Company’s Registration Statement on Form S-4, Registration No. 33-23295, filed with the Securities and Exchange Commission on August 3, 1988).

3(1)(e)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated May 6, 1991 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1991, filed March 17, 1992 with the Securities and Exchange Commission).

3(1)(f)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated May 7, 1991 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1991, filed March 17, 1992 with the Securities and Exchange Commission).

3(1)(g)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated August 1, 1994 (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q Quarterly Report for the quarter ended September 30, 1994, filed November 14, 1994 with the Securities and Exchange Commission).

3(1)(h)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated December 9, 1998 (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 1998, filed March 31, 1999 with the Securities and Exchange Commission).

3(1)(i)	Articles of Amendment to the Articles of Incorporation of City Holding Company, dated June 13, 2001 (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form 8-A, filed June 22, 2001 with the Securities and Exchange Commission).

3(2)	Amended and Restated Bylaws of City Holding Company (attached to, and incorporated by reference from, City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

4	Rights Agreement, dated as of June 13, 2001, between City Holding Company and SunTrust Bank, as Rights Agent (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form 8-A, filed June 22, 2001 with the Securities and Exchange Commission).

Exhibit	Description
5	Opinion of Barnes & Thornburg LLP regarding the legality of the securities being registered.

8	Opinion of Barnes & Thornburg LLP regarding certain tax matters.

10.1	Directors’ Deferred Compensation Plan for the Directors of the Bank of Raleigh, dated January, 1987 (attached to and incorporated by reference from City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

10.2	Form of Deferred Compensation Agreement for the Directors of the National Bank of Summers, dated January 15, 1987 (attached to and incorporated by reference from City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

10.3	Form of Employment Agreement, dated as of December 31, 1998, by and between City Holding Company and Philip L. McLaughlin (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form S-4, Registration No. 333-64205, filed with the Securities and Exchange Commission on September 24, 1998).

10.4	Junior Subordinated Indenture, dated as of March 31, 1998, between City Holding Company and The Chase Manhattan Bank, as Trustee (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form S-4, Registration No. 333-62419, filed with the Securities and Exchange Commission on August 28, 1998).

10.5	Form of City Holding Company’s 9.15% Debenture due April 1, 2028 (attached to, and incorporated by reference from, City Holding Company’s Registration Statement on Form S-4, Registration No. 333-62419, filed with the Securities and Exchange Commission on August 28, 1998).

10.6	City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, Exhibit 4.1 to City Holding Company’s Registration Statement on Form S-8, Registration No. 333-87667, filed with the Securities and Exchange Commission on September 23, 1999).

10.7	Amendment No. 1 to City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, Exhibit 4.2 to City Holding Company’s Registration Statement on Form S-8, Registration No. 333-87667, filed with the Securities and Exchange Commission on September 23, 1999).

10.8	Amendment No. 2 to City Holding Company’s 1993 Stock Incentive Plan (attached to, and incorporated by reference from, City Holding Company’s Form 10-Q Quarterly Report for the quarter ended June 30, 2002, filed August 14, 2002 with the Securities and Exchange Commission).

10.9	City Holding Company’s 2003 Incentive Plan (attached to, and incorporated by reference from, City Holding Company’s Definitive Proxy Statement, filed March 21, 2003 with the Securities and Exchange Commission).

10.10	Form of Amended and Restated Employment Agreement, dated as of November 18, 2003, by and between City Holding Company and Gerald R. Francis (attached to, and incorporated by reference, from Exhibit 10(i) to City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2003, filed March 11, 2004, with the Securities and Exchange Commission).

10.11	Form of Amended and Restated Employment Agreement, dated as of November 18, 2003, by and between City Holding Company and William L. Butcher (attached to, and incorporated by reference, from Exhibit 10(k) to City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2003, filed March 11, 2004, with the Securities and Exchange Commission).

Exhibit	Description
10.12	Form of Amended and Restated Employment Agreement, dated as of November 18, 2003, by and between City Holding Company and Charles R. Hageboeck (attached to, and incorporated by reference, from Exhibit 10(j) to City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2003, filed March 11, 2004, with the Securities and Exchange Commission).

10.13	Form of Amendment to Employment Agreement, dated as of February 1, 2005, by and between City Holding Company and Charles R. Hageboeck (attached to and incorporated by reference from City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

10.14	Form of Amended and Restated Employment Agreement, dated as of November 18, 2003, by and between City Holding Company and Craig Stilwell (attached to, and incorporated by reference, from Exhibit 10(l) to City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2003, filed March 11, 2004, with the Securities and Exchange Commission).

10.15	Form of Amendment to Employment Agreement, dated February 25, 2005, by and between City Holding Company and Craig Stilwell (attached to and incorporated by reference from City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

10.16	Form of Change of Control Agreement, dated February 1, 2005, by and between City Holding Company and David L. Bumgarner (attached to and incorporated by reference from City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

10.17	Form of Stock Option Agreement Pursuant to the City Holding Company 1993 Stock Incentive Plan.

10.18	Form of Stock Option Agreement Pursuant to the City Holding Company 2003 Incentive Plan.

13	City Holding Company’s Annual Report to Shareholders for Year Ended December 31, 2004.

21	Subsidiaries of City Holding Company (attached to, and incorporated by reference from Exhibit 21 to City Holding Company’s Form 10-K Annual Report for the year ended December 31, 2004, filed March 2, 2005 with the Securities and Exchange Commission).

23.1	Consent of Ernst & Young LLP

23.2	Consent of Smith, Goolsby, Artis & Reams, P.S.C.

23.3	Consent of Crowe Chizek and Company LLC

23.4	Consent of Barnes & Thornburg LLP (contained in Exhibit 5 filed herewith).

23.5	Consent of Keefe, Bruyette & Woods, Inc.

24	Power of Attorney (included on the signature page hereof)

99.1	Classic Bancshares, Inc. proxy card

99.2	Transmittal Letter and instructions to shareholders of Classic Bancshares, Inc.

Item 22. Undertakings

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of the Act), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on March 14, 2005.

CITY HOLDING COMPANY

By:	/s/ CHARLES R. HAGEBOECK
Charles R. Hageboeck President

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Power of Attorney

We, the undersigned directors and officers of City Holding Company, do hereby constitute and appoint each of Charles R. Hageboeck or David L. Bumgarner, or any of them acting alone, our true and lawful attorney-in-fact and agent, each with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statements that are to be effective upon filing pursuant to Rule 426(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and any of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable City Holding Company to comply with the Securities Act of 1933, as amended, any and rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, and we hereby do ratify and confirm all that the such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this pre-effective registration statement has been signed by the following persons in the capacities indicated.

Signatures	Title		Date
(1) Principal Executive Officer		)
)
/S/ CHARLES R. HAGEBOECK Charles R. Hageboeck	President and Chief Executive Officer	) )
)
)
(2) Principal Financial and Accounting Officer:		) )
/S/ DAVID L. BUMGARNER David L. Bumgarner	Senior Vice President and Controller	) )	March 14 2005
)
)
(3) Directors:		) )
/S/ GERALD R. FRANCIS Gerald R. Francis	Director	) )
)
/S/ CHARLES R. HAGEBOECK Charles R. Hageboeck	Director	) )
)
/S/ SAMUEL M. BOWLING Samuel M. Bowling	Director	) )
)
/S/ HUGH R. CLONCH Hugh R. Clonch	Director	) )
)
/S/ OSHEL B. CRAIGO Oshel B. Craigo	Director	) )
)
/S/ WILLIAM H. FILE, III William H. File, III	Director	) )
)

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Signatures	Title		Date

/S/ ROBERT D. FISCHER Robert D. Fischer	Director	) )
)
/S/ JAY D. GOLDMAN Jay D. Goldman	Director	) )
)
/S/ DAVID W. HAMBRICK David W. Hambrick	Director	) )
)
/S/ TRACY W. HYLTON, II Tracy W. Hylton, II	Director	) )
)
/S/ C. DALLAS KAYSER C. Dallas Kayser	Director	) )
)
/S/ PHILIP L. MCLAUGHLIN Philip L. McLaughlin	Director	) )
)
/S/ E. M. PAYNE, III E. M. Payne, III	Director	) )
)
/S/ ROBERT T. ROGERS Robert T. Rogers	Director	) )
)
/S/ JAMES L. ROSSI James L. Rossi	Director	) )
)
/S/ SHARON H. ROWE Sharon H. Rowe	Director	) )
)
/S/ JAMES E. SONGER, II James E. Songer, II	Director	) )
)
/S/ ALBERT M. TIECHE, JR. Albert M. Tieche, Jr.	Director	) )
)
/S/ MARY H. WILLIAMS Mary H. Williams	Director	)

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